                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-113636

PROSPECTUS SUPPLEMENT DATED JANUARY 25, 2005
(TO PROSPECTUS DATED APRIL 26, 2004)

                                  $343,682,000
                                 (APPROXIMATE)

                 HOME EQUITY LOAN-BACKED NOTES, SERIES 2005-A

                   IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A
                                    ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR

                       IRWIN UNION BANK AND TRUST COMPANY
                        ORIGINATOR AND MASTER SERVICER

THE TRUST

    o will issue ten classes of offered notes, the non-offered notes and the certificates. Only the ten classes of offered notes are offered by this prospectus supplement and the accompanying prospectus.

    o will make payments on the notes and the certificates primarily from collections on a pool of residential mortgage loans consisting of fixed-rate, closed-end home equity loans.

THE OFFERED NOTES

    o will consist of the following ten classes:

CLASS          BALANCE        DESIGNATIONS      NOTE RATE
--------   ---------------   --------------   ------------
  A-1       $148,833,000         Senior        Variable
  A-2       $ 68,581,000         Senior        Variable
  A-3       $ 56,852,000         Senior        Variable
  A-IO      $          0         Senior          6.00%
  M-1       $ 24,689,000       Subordinate     Variable
  M-2       $ 20,574,000       Subordinate     Variable
  M-3       $  6,799,000       Subordinate     Variable
  M-4       $  6,262,000       Subordinate     Variable
  M-5       $  5,725,000       Subordinate     Variable
  M-6       $  5,367,000       Subordinate     Variable

CREDIT ENHANCEMENT FOR THE OFFERED NOTES WILL CONSIST OF:

    o Excess interest, to the extent described in this prospectus supplement;

    o Overcollateralization, to the extent described in this prospectus supplement; and

    o Subordination, to the extent described in this prospectus supplement.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN
THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE PROSPECTUS.
-------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT
OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU
OTHERWISE.

Bear, Stearns & Co. Inc. is the underwriter for the issuance of the offered notes. Delivery of the offered notes is expected to be made in book entry form on or about January 28, 2005. The offered notes will be offered in the United
States and Europe.

                            BEAR, STEARNS & CO. INC.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered notes in two separate documents that provide progressively more detail:

o        the accompanying prospectus, which provides general information, some of which may not apply to your series of offered notes; and
o        this prospectus supplement, which describes the specific terms of your series of offered notes.

IF THE DESCRIPTION OF YOUR OFFERED NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS
FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used both in the prospectus and prospectus supplement are defined under the caption "Glossary of
Terms" beginning on page 127 in the accompanying prospectus and under the caption "Index of Defined Terms" beginning on page S-84 in this prospectus supplement.

For 90 days following the date of this prospectus supplement, all dealers selling offered notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered notes with respect to their unsold allotments or subscriptions. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

The Depositor's principal offices are located at 383 Madison Avenue, New York,
New York 10179, and its phone number is (212) 272-2000.

DESCRIPTION OF THE SALE AND
  SERVICING AGREEMENT.............................S-69
DESCRIPTION OF THE TRUST AGREEMENT
  AND INDENTURE...................................S-77
CERTAIN FEDERAL INCOME TAX

                                   PROSPECTUS

INCORPORATION OF CERTAIN INFORMATION

                                     SUMMARY

The following summary is a general overview of the notes offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered notes, you should read carefully this entire document and the accompanying prospectus.

Title                                of the offered notes Home Equity
                                     Loan-Backed Notes, Series 2005-A.

Issuer                               Irwin Whole Loan Home Equity Trust 2005-A.

Depositor                            Bear Stearns Asset Backed Securities I LLC.

Originator and master servicer       Irwin Union Bank and Trust Company.

Subservicer                          Irwin Home Equity Corporation.

Owner trustee                        Wilmington Trust Company.

Indenture trustee                    Wells Fargo Bank, N.A.

Mortgage loans                       A pool of mortgage loans with an aggregate
                                     Cut-Off Date principal balance of
                                     approximately $357,816,901. The pool of
                                     mortgage loans will include (i) closed-end,
                                     fixed-rate home equity loans with combined
                                     loan-to-value ratios generally up to 100%
                                     and (ii) closed-end, fixed-rate home equity
                                     loans with combined loan-to-value ratios
                                     generally up to 125%, secured, in each
                                     case, by first or second mortgages or deeds
                                     of trust on one- to four-family residential
                                     properties. The depositor will acquire the
                                     mortgage loans from Irwin Union Bank and
                                     Trust Company on or prior to the closing
                                     date.

Cut-Off date                         The open of business on January 1, 2005.

Closing date                         On or about January 28, 2005.

Payment dates                        Beginning in February 2005 on the 25th day
                                     of each month or, if the 25th day is not a
                                     business day, on the next business day.

Form of offered notes                Book-entry form, same day funds through
                                     DTC, Clearstream or Euroclear.

                                      S-1

                                                 OFFERED NOTES
-------------------------------------------------------------------------------------------------------------------
CLASS          NOTE RATE     INITIAL NOTE     INITIAL RATING    EXPECTED FINAL   LEGAL FINAL       DESIGNATIONS
                              BALANCE(1)     (MOODY'S/ FITCH)  PAYMENT DATE(2)   PAYMENT DATE (15)
-------------------------------------------------------------------------------------------------------------------

    A-1       Variable(3)      $148,833,000      Aaa/AAA          03/25/2007     09/25/2017          Senior/
                                                                                                  Variable Rate
-------------------------------------------------------------------------------------------------------------------
    A-2       Variable(4)       $68,581,000      Aaa/AAA          08/25/2009     11/25/2023          Senior/
                                                                                                  Variable Rate
-------------------------------------------------------------------------------------------------------------------
    A-3       Variable(5)       $56,852,000      Aaa/AAA          06/25/2014     02/25/2034          Senior/
                                                                                                  Variable Rate
-------------------------------------------------------------------------------------------------------------------
   A-IO        6.000(6)          $        0(7)   Aaa/AAA          07/25/2007     07/25/2007    Senior/Fixed Rate/
                                                                                                  Interest Only
-------------------------------------------------------------------------------------------------------------------
    M-1       Variable(8)       $24,689,000       Aa2/AA          06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate
-------------------------------------------------------------------------------------------------------------------
    M-2       Variable(9)       $20,574,000        A2/A           06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate
-------------------------------------------------------------------------------------------------------------------
    M-3       Variable(10)      $ 6,799,000       A2/A-           06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate
-------------------------------------------------------------------------------------------------------------------
    M-4       Variable(11)      $ 6,262,000     Baa1/BBB+         06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate
-------------------------------------------------------------------------------------------------------------------
    M-5       Variable(12)      $ 5,725,000      Baa2/BBB         06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate
-------------------------------------------------------------------------------------------------------------------
    M-6       Variable(13)      $ 5,367,000     Baa3/BBB-         06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                      Rate

                                          NON-OFFERED SUBORDINATE NOTES
-------------------------------------------------------------------------------------------------------------------
    M-7       Variable(14)     $ 10,556,000       Ba2/BB          06/25/2014     06/25/2034    Subordinate/Variable
                                                                                                     Rate

------------

(1) Subject to a permitted variance of plus or minus 5%.
(2) Based on the assumption that either the depositor or the master servicer has exercised its option to repurchase all of the mortgage loans and the other assumptions described herein. Due to losses and prepayments on the mortgage loans, the actual final payment dates for the offered notes may be substantially earlier or later than such dates.
(3) On any payment date, equal to the least of (i) LIBOR plus 0.170% per annum
    (or, for any payment on or after the Step-Up Date, LIBOR plus 0.340% per annum), (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
    13.00% per annum. The "STEP-UP DATE" is the payment date after the first payment date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. For each payment date, the "WEIGHTED
    AVERAGE NET MORTGAGE INTEREST RATE" is a per annum rate equal to (a) the weighted average net mortgage interest rate of the mortgage loans, minus (b)
    a rate equal to, on or prior to the payment date in July 2007, annualized interest payable on the Class A-IO notes divided by the aggregate outstanding principal balance of the mortgage loans.
(4) On any payment date, equal to the least of (i) LIBOR plus 0.250% per annum
    (or, for any payment on or after the Step-Up Date, LIBOR plus 0.500% per annum) and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
    13.00% per annum.
(5) On any payment date, equal to the least of (i) LIBOR plus 0.380% per annum
    (or, for any payment on or after the Step-Up Date, LIBOR plus 0.760% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
    13.00% per annum.

                                      S-2

(6)  The Class A-IO notes will be interest only notes. Interest will accrue on the notional balance of the Class A-IO notes. Distributions on the Class
     A-IO notes are calculated at a coupon of 6.000% per annum on the outstanding notional balance for the first 30 months.

(7)  The Class A-IO notes will have a notional balance described herein. The
     Class A-IO notes will not have a principal balance.

(8)  On any payment date, equal to the least of (i) LIBOR plus 0.570% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 0.855% per annum) and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(9)  On any payment date, equal to the least of (i) LIBOR plus 0.900% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 1.350% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(10) On any payment date, equal to the least of (i) LIBOR plus 1.000% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 1.500% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(11) On any payment date, equal to the least of (i) LIBOR plus 1.450% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 2.175% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(12) On any payment date, equal to the least of (i) LIBOR plus 1.550% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 2.325% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(13) On any payment date, equal to the least of (i) LIBOR plus 2.450% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 3.675% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(14) On any payment date, equal to the least of (i) LIBOR plus 4.000% per annum
     (or, for any payment on or after the Step-Up Date, LIBOR plus 6.000% per annum), and (ii) the Weighted Average Net Mortgage Interest Rate, and (iii)
     13.00% per annum.

(15) The legal final payment dates for the Class A-1 and Class A-2 notes are calculated based on a 0% constant prepayment rate to maturity, and an overcollateralization target amount and overcollateralization floor of zero. The legal final payment date for the Class A-IO notes is the last payment date on which such class is entitled to payment. The legal final payment date for the other classes of notes is the payment date in the first month following the latest maturity date of the mortgage loans. Due to losses and prepayments on the mortgage loans, the actual final payment dates for the offered notes may be substantially earlier than such dates.

                                      S-3

THE NOTES

Class A notes:        The Class A-1, Class A-2 and Class A-3 notes.

Class M notes:        The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                      Class M-6 notes and Class M-7 notes.

Senior notes:         The Class A notes and the Class A-IO notes.

Subordinate notes:    The Class M notes.

Offered notes:        The senior notes and the subordinate notes (other than the
                      Class M-7 notes).

THE NON-OFFERED NOTES

Together with the offered notes and the Class M-7 notes, the trust will also issue its Home Equity Loan-Backed Subordinate Notes, Series 2005-A, Class X,
consisting of two or more classes. The Class M-7 notes and the Class X notes will not be offered by this prospectus supplement. Any information concerning the Class M-7 and the Class X notes included in this prospectus supplement is only included to provide you with a better understanding of the offered notes.

The non-offered notes will be subordinated to the offered notes. Payments will be made on the Class X Notes only after all payments for any payment dates have been made on the offered notes and the Class M-7 notes.

THE CERTIFICATES

The trust will also issue its Home Equity Loan-Backed Certificates, Series
2005-A, which will not be offered by this prospectus supplement. Any information concerning the certificates included in this prospectus supplement is only included to provide you with a better understanding of the offered notes. The certificates will be subordinated to the offered notes and the non-offered notes. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

THE TRUST

The depositor will establish Irwin Whole Loan Home Equity Trust 2005-A, a
Delaware statutory trust. The trust will be established pursuant to a trust agreement, dated as of January 1, 2005, between the depositor and the owner trustee. The trust will issue the notes pursuant to an indenture, dated as of
January 1, 2005, between the issuer and the indenture trustee. The assets of the trust will include the unpaid principal balance of the mortgage loans as of the cut-off date.

In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts and collections on the mortgage loans.

MORTGAGE LOANS

The information presented in this prospectus supplement reflects the pool of mortgage loans as of the cut-off date.

The mortgage loans assigned and transferred to the issuer and pledged to the indenture trustee as of the closing date will consist of (i) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally up to
100% and (ii) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally over 100% and generally up to 125%, secured in both cases by first or second mortgages or deeds of trust on residential properties.

The mortgage loans have the following characteristics as of the cut-off date:

                                      S-4

Aggregate principal balance        $357,816,901.38

Average principal balance          $51,774.98

Range of mortgage interest rates   3.650% to
                                   18.375%

Weighted average mortgage
  interest rate                    10.378%

Range of original terms to         60 to 360
  maturity                         months

Weighted average original term
  to maturity                      255 months

Range of remaining terms to        29 to 353
  maturity                         months

Weighted average remaining term
  to maturity                      247 months

Weighted average combined
   loan-to-value ratio             108.03%

See "Description of the Mortgage Loans" in this prospectus supplement.

INTEREST PAYMENTS

Interest payments on each class of the offered notes will be made monthly on each payment date, beginning in February 2005, at the respective note rates described above. The Class A-IO notes, which will be interest only notes, will receive interest payments only up to and including the payment date in July
2007. Interest on the offered notes, other than the Class A-IO, for each payment date will accrue from the preceding payment date (or in the case of the first payment date, from the closing date) through the day before that payment date, on the basis of the actual number of days in that interest period and a 360 day year. Interest on the Class A-IO Notes for each payment date will accrue during the calendar month preceding the month in which such payment date occurs, on the basis of a 30 day month and a 360 day year. Interest on the senior notes will be paid prior to interest on the subordinate notes.

All interest payments on the notes for any payment date will be allocated to the notes based on their respective interest accruals. Interest will accrue on the
Class A-IO notes on the scheduled notional balance specified below. Interest payments on the Class A-IO notes will not be subject to reduction unless the aggregate principal balance of the mortgage loans is reduced below the Class
A-IO scheduled notional balance.

Payment Date            Class A-IO scheduled
Occurring In              notional balance
------------              ----------------
February 2005              $42,938,000.00
March 2005                  42,580,211.00
April 2005                  42,222,394.00
May 2005                    41,864,578.00
June 2005                   41,506,761.00
July 2005                   41,148,944.00
August 2005                 40,791,127.00
September 2005              40,791,127.00
October 2005                40,791,127.00
November 2005               40,433,310.00
December 2005               40,075,493.00
January 2006                39,717,676.00
February 2006 through
July 2007                   35,781,690.00

After the payment date in July 2007, the Class A-IO scheduled notional balance will be $0.

To the extent the note rates of the offered notes (other than the Class A-IO notes) are limited by the weighted average net mortgage interest rates of the mortgage loans, these notes may receive interest up to LIBOR plus their applicable margin as an interest carry-forward amount on subsequent payment dates. Notwithstanding such carry-forward, the interest rate on these notes is subject to a maximum rate of 13.00% per annum.

                                      S-5

PRINCIPAL PAYMENTS

All principal payments made to the holders of the senior notes (other than the
Class A-IO notes) on each payment date from whatever source will be distributed sequentially to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes, in that order, which means that principal will not be paid on the Class
A-2 notes until the principal balance of the Class A-1 notes has been reduced to
$0 and principal will not be paid on the Class A-3 notes until the principal balance of the Class A-2 notes has been reduced to $0.

The Class A-IO notes, which are interest only notes, will not be entitled to receive principal payments.

In no event will principal payments on a class of offered notes on any payment date exceed the related principal balance on that payment date.

For at least 36 months after the closing date, no principal payments will be distributed to the subordinate notes, unless the principal balances of the senior notes have been reduced to $0. In addition, if on any payment date certain loss or delinquency tests are not satisfied, amounts otherwise payable to the subordinate notes with respect to principal will be paid to the senior notes, and the subordinate notes will receive no distributions of principal on that payment date.

On the related legal final payment date, principal will be due and payable on the notes in an amount equal to the related principal balance remaining outstanding on that payment date.

The payment of principal to the subordinate notes on and after the step-down date is subject to the following loss and delinquency tests:

o        satisfaction of a cumulative liquidation loss amount test such that the fraction (expressed as a percentage) of cumulative liquidation loss amounts as of the respective payment date divided by the initial aggregate principal balance of the mortgage loans is less than or equal to the percentage set forth below for the related collection period specified below:

                                 CUMULATIVE
                                 LIQUIDATION
         COLLECTION              LOSS AMOUNT
           PERIOD                PERCENTAGE
         -----------             ----------
         36 - 48                  9.00%
         49 - 60                  11.75%
         61 - 72                  13.25%
         73+                      13.90%; and

o        satisfaction of a delinquency test such that the three-month rolling average of the aggregate principal balance of the mortgage loans that are 60 days or more delinquent (including all mortgage loans that are in foreclosure and mortgage loans for which the related mortgaged property constitutes REO property, but excluding liquidated mortgage loans) in the payment of principal and interest divided by the aggregate principal balance of the mortgage loans, is less than 8.50%.

We refer you to "Description of the Securities--Priority of Distributions on the
Notes" in this prospectus supplement for a description of the allocation of principal payments on the offered notes.

PRIORITY OF PAYMENTS ON THE NOTES

Payments of principal and interest on the mortgage loans will be collected each month. After retaining its master servicing fee, any prepayment penalties and other ancillary fees together with any amounts that reimburse the master servicer or the subservicer for reimbursable expenses, the master servicer will forward all collections on such mortgage loans to the indenture trustee. On each payment date these amounts, minus the trustee fee and any permitted expenses reimbursable to the indenture trustee, will be allocated as follows:

         first, to pay accrued and unpaid interest due on the principal balances of the notes at their respective note rates, in the following order:

                                      S-6

                  (i) to the senior notes on a pro rata basis in accordance with the amount of accrued interest due thereon; and
                  (ii) sequentially, to the Class M-1 notes, Class M-2 notes,
                  Class M-3 notes, Class M-4 notes, Class M-5 notes, Class M-6 notes and Class M-7 notes, in that order;

         second, to pay as principal on the notes (other than the Class A-IO notes) until the related principal balance thereof has been reduced to zero, the principal distribution amount for that payment date, in the following order:

                  (i) the Class A principal distribution amount sequentially to the Class A Notes;
                  (ii) the Class M-1 principal distribution amount to the Class
                  M-1 Notes;
                  (iii) the Class M-2 principal distribution amount to the Class
                  M-2 Notes;
                  (iv) the Class M-3 principal distribution amount to the Class
                  M-3 Notes;
                  (v) the Class M-4 principal distribution amount to the Class
                  M-4 Notes;
                  (vi) the Class M-5 principal distribution amount to the Class
                  M-5 Notes;
                  (vii) the Class M-6 principal distribution amount to the Class
                  M-6 Notes; and
                  (viii) the Class M-7 principal distribution amount to the
                  Class M-7 Notes;

         third, to pay as principal on the notes (other than the Class A-IO notes) the liquidation loss distribution amount for such payment date sequentially to the Class A-1, Class A-2, Class A-3 , Class M-1, Class
         M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 notes, in that order, in each case until the principal balance thereof has been reduced to zero;

         fourth, to pay the indenture trustee and the administrator any unpaid expenses and other reimbursable amounts owed;

         fifth, to pay the holders of the notes, in the order described in clause first above, any unpaid interest carry-forward amounts, together with interest thereon; and

         sixth, any remaining amounts to the holders of the Class X notes and the certificates in the amounts and priorities set forth in the indenture.

Principal payments on the offered notes will be made in the amounts and in the order described under "Description of the Notes--Priority of Distributions" in
this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the offered notes consists of:

EXCESS SPREAD. The weighted average mortgage loan rate is generally expected to be higher than the sum of (a) the master servicing fee rate, (b) the trustee fee rate and (c) the weighted average note rate. On each payment date other than the first 12 payment dates, excess spread generated during the related collection period will be available to cover losses and build overcollateralization.

OVERCOLLATERALIZATION. Excess interest on the mortgage loans that is available to be paid on each payment date following the payment described in clause third above under "Priority of Payments on the Notes" will be used (except to the extent of the limitation described in the second following paragraph) to make additional principal payments on the notes, until the aggregate principal balance of the mortgage loans exceeds the aggregate principal balance of the senior notes (other than the Class A-IO notes) and subordinate notes by a specified amount. This excess will represent overcollateralization, which will absorb losses on the mortgage loans, to the extent of the overcollateralization, if the losses are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above

                                      S-7

will be paid to the notes as principal, until the required level of overcollateralization for the notes is reached again.

On the closing date, the initial over-collateralization amount will be equal to approximately 1.00% of the cut-off date aggregate principal balance of the mortgage loans. From the first payment date to the payment date on which the amount of overcollateralization is permitted to step-down, the overcollateralization target amount will be equal to 4.50% of the cut-off date aggregate principal balance of the mortgage loans.

For the first 12 payment dates, the maximum amount of excess spread that may be applied to build or maintain overcollateralization on such payment dates will be limited to the related overcollateralization funding amount. For each of the first 12 payment dates, the overcollateralization funding amount will be equal to the following percentages of the annualized excess spread, calculated as a percent of the then-current balance of the mortgage loans:

        Payment Date              Annualized Excess
        Occurring In             Interest Percentage
       -------------             -------------------
       February 2005                   5.50%
       March 2005                      5.50%
       April 2005                      5.00%
       May 2005                        5.00%
       June 2005                       5.00%
       July 2005                       4.50%
       August 2005                     4.00%
       September 2005                  3.75%
       October 2005                    3.50%
       November 2005                   3.50%
       December 2005                   3.25%
       January 2006                    3.25%

SUBORDINATION. To the extent no overcollateralization exists, losses on the mortgage loans during the related collection period in excess of amounts available to be paid on the related payment date pursuant to clause third above under "Priority of Payments on the Notes" will be allocated in full to the first class of subordinate notes listed below with a principal balance greater than zero:

o        Class M-7 notes;

o        Class M-6 notes;

o        Class M-5 notes;

o        Class M-4 notes;

o        Class M-3 notes;

o        Class M-2 notes; and

o        Class M-1 notes.

When this occurs, the principal balance of the class of subordinate notes to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the subordinate notes remains outstanding, losses will be allocated among the classes of senior notes (other than the Class A-IO notes), pro rata, based on their outstanding principal balances.

The initial level of subordination for the classes of notes specified below will be as follows:

       Class A                             23.35%
       Class M-1                           16.45%
       Class M-2                           10.70%
       Class M-3                            8.80%
       Class M-4                            7.05%
       Class M-5                            5.45%
       Class M-6                            3.95%
       Class M-7                            1.00%

OPTIONAL REDEMPTION

The depositor may, at its option, repurchase all, but not less than all, of the mortgage loans on any payment date on which the aggregate outstanding principal balance of the mortgage loans (after applying payments received in the related collection period) is less than 10% of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. To the extent the depositor does not exercise the optional redemption, the master servicer may, subject to the consent of the depositor, exercise such option under the same conditions described above. If the master servicer exercises the optional redemption, the purchase price it will pay for the mortgage loans will equal the lesser of (a)
the outstanding principal balance of the mortgage loans and (b) the fair market value of the mortgage loans.

                                      S-8

Notwithstanding the foregoing, the optional repurchase of the mortgage loans by the depositor or the master servicer may occur only if the purchase price for the mortgage loans equals or exceeds the sum of all accrued and unpaid interest
(including interest carry-forward amounts on the senior notes and the subordinate notes), the outstanding principal balance of the notes and any amounts owed to the indenture trustee. In addition, if the notes are redeemed prior to the payment date in July 2007, the Class A-IO notes will be entitled to receive their adjusted issue price, which will be approximately equal to the present value of the remaining payments on the Class A-IO notes, using a discount rate equal to the discount rate reflected in the price paid by the initial purchaser of the Class A-IO notes on the closing date.

An exercise of the optional redemption will cause the aggregate outstanding principal balance of the offered notes to be paid in full sooner than it otherwise would have been paid.

See "Description of the Securities -- Maturity and Optional Redemption" in this prospectus supplement and "The Agreements -- Termination" in the prospectus.

LEGAL INVESTMENT

The offered notes will not be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered notes by regulated institutions.

RATINGS

When issued, the offered notes will receive the ratings indicated in the chart on page S-2 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the likelihood of the payment of any interest carry-forward amounts. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes.

See "Ratings" in this prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations, the depositor expects that the offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the offered notes.

See "ERISA Considerations" in the prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the offered notes will be treated as debt. The trust itself will not be subject to tax.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and
"Material Federal Income Tax Considerations" in the accompanying prospectus.

                                      S-9

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors and the risk factors beginning on page 4 of the prospectus before deciding to purchase an offered note.

UNPREDICTABILITY OF PREPAYMENTS    Approximately 15.10% of mortgagors of
 AND ITS EFFECT ON YIELDS          mortgage loans may, without penalty, prepay
                                   their mortgage loans in whole or in part at
                                   any time. With respect to each mortgage loan
                                   that has a prepayment penalty feature, the
                                   master servicer's and the subservicer's
                                   business practices are to enforce the
                                   prepayment penalty features, subject to
                                   waiver at their option for reasonable and
                                   prudent business purposes, including upon
                                   refinancing a mortgage loan. We cannot
                                   predict the rate at which borrowers will
                                   repay their mortgage loans. A prepayment of a
                                   mortgage loan generally will result in
                                   increased principal payments on the senior
                                   notes and may result in increased principal
                                   payments on the subordinate notes.

                                         o     If you purchase your offered
                                               notes at a discount and principal
                                               is repaid slower than you
                                               anticipate, then your yield may
                                               be lower than you anticipate.

                                         o     If you purchase your offered
                                               notes at a premium and principal
                                               is repaid faster than you
                                               anticipate, then your yield may
                                               be lower than you anticipate.

                                         o     The rate of prepayments on the
                                               mortgage loans will be sensitive
                                               to prevailing interest rates.
                                               Generally, if prevailing interest
                                               rates decline significantly below
                                               the interest rates on the
                                               mortgage loans, those mortgage
                                               loans are more likely to prepay
                                               than if prevailing rates remain
                                               at or rise above the interest
                                               rates on such mortgage loans.
                                               Conversely, if prevailing
                                               interest rates rise
                                               significantly, the prepayments on
                                               the mortgage loans are likely to
                                               decrease.

                                         o     If the rate of default and the
                                               amount of losses on the mortgage
                                               loans related to your offered
                                               notes is higher than you expect,
                                               then your yiel-d may be lower
                                               than you expect or you may suffer
                                               a loss.

RISK OF INTEREST RATE CAPS         The note rate on each class of the offered
 REDUCING THE NOTE RATES           notes other than the Class A-IO notes will be
                                   a floating rate equal to the least of (i)
                                   one-month LIBOR plus a fixed margin; (ii)(a)
                                   the weighted average net mortgage interest
                                   rate of the mortgage loans, minus (b) on or
                                   prior to the payment date in July 2007, an
                                   adjustment for interest payable on the Class
                                   A-IO notes, and (iii) 13.00% per annum. As a
                                   result of this factor and the foregoing
                                   limitations on the note rates of the offered
                                   notes, holders of the offered notes (other
                                   than the Class A-IO notes) could receive
                                   interest at a rate less than one-month LIBOR
                                   plus the applicable margin

                                   If the note rate on any class of the offered
                                   notes (other than the Class A-IO notes) is
                                   affected by these limitations, the difference
                                   will be paid to you on future payment dates
                                   only if there is enough cash flow generated
                                   from excess interest on the mortgage loans
                                   pursuant to the priorities set forth in this
                                   prospectus supplement.

                                      S-10

                                   In addition, the weighted average mortgage
                                   interest rate of the mortgage loans will
                                   change, and may decrease, over time due to
                                   scheduled amortization of the mortgage loans
                                   and prepayments of the mortgage loans. There
                                   can be no assurance that the weighted average
                                   mortgage interest rate of the mortgage loans
                                   will not decrease after the closing date.

                                   On or prior to the payment date in July 2007,
                                   the note rate on each class of offered notes
                                   (other than the Class A-IO notes) is reduced
                                   by an adjustment for interest payable on the
                                   Class A-IO notes. Up until such payment date,
                                   an extremely rapid rate of principal
                                   prepayments on the mortgage loans, a high
                                   rate of liquidation losses on the mortgage
                                   loans, or both, may cause a more pronounced
                                   reduction in the note rate on each class of
                                   offered notes (other than the Class A-IO
                                   notes) due to such adjustment.

NO ADVANCING OF DELINQUENT OR      The master servicer is not obligated to, and
DEFAULTED SCHEDULED MONTHLY        is not expected to, advance scheduled monthly
PAYMENTS OF PRINCIPAL AND          payments of principal and interest on
INTEREST                           mortgage loans that are delinquent or in
                                   default. As a result, a regular stream of
                                   payments will not be received from mortgage
                                   loans that become delinquent or go into
                                   default. The rate of delinquency and default
                                   of second lien mortgage loans may be greater
                                   than that of mortgage loans secured by first
                                   liens on comparable properties.

LIMITED HISTORY                    The subservicer of the mortgage loans, Irwin
                                   Home Equity Corporation, was incorporated in
                                   September 1994. Because the home equity loan
                                   program through which Irwin Union Bank and
                                   Trust Company originates mortgage loans was
                                   begun in January 1995 and the correspondent
                                   loan program was begun in February 2000, and
                                   the originator and the subservicer have
                                   developed significant unique origination
                                   procedures for mortgage loans, including some
                                   of the mortgage loans transferred to the
                                   trust, they do not have historical
                                   delinquency, bankruptcy, foreclosure or
                                   default information prior to such time that
                                   would be helpful to you in trying to estimate
                                   the future delinquency and loss experience of
                                   such loans.

UNDERWRITING STANDARDS             The originator originates home equity loans
                                   for a target market of creditworthy and
                                   active borrowers. These products are offered
                                   pursuant to programs developed by the
                                   originator and the subservicer. Such
                                   borrowers have historically been solicited
                                   primarily by mail. Loan brokers and the
                                   internet have also been used to procure
                                   customer leads. A portion of the mortgage
                                   loans being sold to the trust were originated
                                   by correspondent lenders or acquired by means
                                   of a portfolio acquisition. In addition,
                                   because the original combined loan-to-value
                                   ratio of the mortgage loans may be high
                                   relative to that of other similar mortgage
                                   loans, recoveries on defaulted mortgage loans
                                   may be lower than the level of recoveries
                                   experienced by such other defaulted mortgage
                                   loans. There can be no assurance as to the
                                   level of delinquencies and defaults that may
                                   be experienced by the mortgage loans.

LOSS MITIGATION PRACTICES          The master servicer may use a wide variety of
                                   practices to limit losses on defaulted
                                   mortgage loans, including writing off part of
                                   the debt, reducing future payments, and
                                   deferring the collection of past due
                                   payments. The use of these practices may
                                   result in recognition of losses.

GEOGRAPHIC CONCENTRATION           When measured by aggregate principal balance
                                   of the mortgage loans as of the cut-off date,
                                   mortgaged properties located in California,
                                   Florida, Pennsylvania, Colorado, Virginia,
                                   Washington and Maryland, secure approximately
                                   12.35%, 8.35%, 6.94%, 6.72%, 6.40%, 6.28% and
                                   6.12% of mortgage loans.

                                      S-11

                                   This geographic concentration might magnify
                                   the effect on the mortgage loans of adverse
                                   economic conditions or of special hazards in
                                   these areas and therefore might increase the
                                   rate of delinquencies, defaults and losses on
                                   the mortgage loans more than would be the
                                   case if the mortgaged properties were more
                                   geographically diversified. Further, mortgage
                                   loans in the State of California are subject
                                   to "one action" and "anti-deficiency" laws
                                   which generally means that in the event of
                                   default on mortgage loans in that state, the
                                   lender, in this case the master servicer, on
                                   behalf of the indenture trustee, must elect
                                   either (i) to seek a judicial foreclosure of
                                   the related mortgaged property and, in the
                                   event the loan balance exceeds the sales
                                   price at the foreclosure sale, seek a
                                   deficiency judgment against the borrower or
                                   (ii) to seek a non-judicial foreclosure, in
                                   which case any such deficiency would be
                                   waived. Accordingly, the actual rates of
                                   delinquencies and losses on the mortgage
                                   loans could be higher than those experienced
                                   if there were no geographical concentrations.

HIGH COMBINED LOAN-TO-VALUE        A majority of the mortgage loans had combined
RATIOS                             loan-to-value ratios at origination in excess
                                   of 100%. Based on the appraised value, stated
                                   value or purchase price of the related
                                   mortgaged property at the time of origination
                                   of a mortgage loan with a combined
                                   loan-to-value ratio at origination greater
                                   than 100%, the value or price of the related
                                   mortgaged property was less than the sum of
                                   the principal balance of the mortgage loan
                                   and the principal balance of any related
                                   senior mortgage(s). Mortgage loans with high
                                   combined loan-to-value ratios, in particular
                                   those mortgage loans with original combined
                                   loan-to-value ratios in excess of 100%, will
                                   be more sensitive to declines in property
                                   values than those loans with lower combined
                                   loan-to-value ratios and may present a
                                   greater risk of loss upon liquidation. If
                                   losses on the mortgage loans are higher than
                                   you expect and if such losses are not covered
                                   by available credit enhancement, you may
                                   incur a loss.

AMOUNT OF BORROWER'S EQUITY        A substantial majority of the mortgage loans
                                   had combined loan-to-value ratios at
                                   origination that were greater than 80%. The
                                   value of the mortgaged properties may have
                                   declined since those mortgage loans were
                                   originated or the borrowers may have obtained
                                   additional financing on the properties. If a
                                   borrower on one of those mortgage loans
                                   defaults, there may not be enough value in
                                   the property to repay the mortgage loan and
                                   the trust may suffer a loss. If losses on the
                                   mortgage loans are higher than you expect and
                                   if such losses are not covered by available
                                   credit enhancement, you may incur a loss.

SEASONING OF MORTGAGE LOANS        Defaults on mortgage loans tend to occur at
                                   higher rates during the early years of the
                                   mortgage loans. Most of the mortgage loans
                                   were originated within twelve months prior to
                                   the sale to the trust. As a result, the trust
                                   may experience higher rates of default than
                                   if the mortgage loans had been outstanding
                                   for a longer period of time. If defaults are
                                   higher than you expect and they are not
                                   covered by available credit enhancement, you
                                   may incur a loss.

SUBORDINATE LOANS                  Substantially all of the mortgage loans
                                   evidence a lien that is subordinate to the
                                   rights of the mortgagee under a senior
                                   mortgage or mortgages. The proceeds from any
                                   liquidation, insurance or condemnation
                                   proceedings will be available to satisfy the
                                   outstanding principal balance of such junior
                                   loans only to the extent that the claims of
                                   such senior mortgages have been satisfied in
                                   full, including any foreclosure costs. In
                                   circumstances where the master servicer
                                   determines that it would be uneconomical to
                                   foreclose on the related mortgaged property,
                                   the master servicer may write off the entire
                                   outstanding principal balance of the related
                                   mortgage loan as bad debt. Moreover, after a
                                   mortgage loan in the trust has been
                                   delinquent for 180 days, the master servicer
                                   will be required to treat that mortgage loan
                                   as a liquidated loan for trust reporting
                                   purposes. The foregoing

                                      S-12

                                   considerations will be particularly
                                   applicable to junior loans that have high
                                   combined loan-to-value ratios because in such
                                   cases, the master servicer is more likely to
                                   determine that foreclosure would be
                                   uneconomical. You should consider the risk
                                   that, to the extent losses on mortgage loans
                                   are not covered by available credit
                                   enhancement, you may incur a loss.

POTENTIAL INADEQUACY OF CREDIT     The mortgage loans are expected to generate
 ENHANCEMENT                       more interest than is needed to pay the
                                   interest on the notes because the weighted
                                   average net interest rate on the mortgage
                                   loans is expected to be higher than the
                                   weighted average interest rate on the notes.
                                   If the mortgage loans generate more interest
                                   than is needed to pay the interest on the
                                   notes and certain fees and expenses of the
                                   trust, the remaining interest will be
                                   available to compensate for losses on the
                                   mortgage loans. After these financial
                                   obligations of the trust have been satisfied,
                                   any remaining excess interest, subject to a
                                   specified limitation from the first payment
                                   date through the twelfth payment date, will
                                   be used to create and maintain
                                   overcollateralization until the
                                   overcollateralization target has been met. We
                                   cannot assure you, however, that enough
                                   excess interest will be generated to
                                   compensate for losses on the mortgage loans
                                   or to maintain the required level of
                                   overcollateralization.

                                   The excess interest available on any payment
                                   date will be affected by the actual amount of
                                   interest received, collected or recovered in
                                   respect of the mortgage loans during the
                                   preceding month. Such amount will be
                                   influenced by changes in the weighted average
                                   of the mortgage interest rates resulting from
                                   prepayments and liquidations of the mortgage
                                   loans.

                                   Investors in the senior notes should realize
                                   that, under extreme loss or delinquency
                                   scenarios, they may temporarily receive no
                                   distributions of principal.

                                   If the protection afforded to the senior
                                   notes by excess spread,
                                   over-collateralization and subordination is
                                   insufficient, then the holders of the senior
                                   notes could experience a loss on their
                                   investment.

                                   If the protection afforded to the subordinate
                                   notes by excess spread and
                                   over-collateralization is insufficient, then
                                   the holders of the subordinate notes could
                                   experience a loss on their investment.

THE PRIORITY OF PAYMENTS AND THE   Because the subordinate notes have a lower
 ALLOCATION OF LOSSES ON THE       priority than the senior notes, the
 MORTGAGE LOANS MAY AFFECT THE     subordinate notes will be more sensitive than
 YIELD TO MATURITY ON THE          the senior notes to delinquencies and losses
 SUBORDINATE NOTES                 on the mortgage loans. Further, the Class M-7
                                   notes have a lower priority than the Class
                                   M-6 notes, the Class M-6 notes have a lower
                                   priority than the Class M-5 notes, the Class
                                   M-5 notes have a lower priority than the
                                   Class M-4 notes, and so on. Accordingly, the
                                   yield to maturity on the subordinate notes,
                                   ranked from most subordinate to least
                                   subordinate, will be more sensitive to
                                   delinquencies and losses on the mortgage
                                   loans.

                                   Losses on the mortgage loans, to the extent
                                   not covered by excess interest and
                                   overcollateralization at that time, will be
                                   allocated to the subordinate notes and in
                                   inverse order of their payment priority. As a
                                   result, all six classes of Class M notes that
                                   are offered notes will be sensitive to the
                                   rate of losses on the mortgage loans. Any
                                   allocation of a loss to a class of
                                   subordinate notes will reduce, to the extent
                                   not reimbursed from future excess interest,
                                   the amount of interest and principal the
                                   applicable class of subordinate notes will
                                   receive.

                                      S-13

                                   In addition, the subordinate notes will not
                                   be entitled to receive any distributions of
                                   principal for at least 36 months after the
                                   closing date, unless the principal balances
                                   of the senior notes have been reduced to $0.
                                   Further, if the delinquencies or the losses
                                   on the mortgage loans exceed the levels
                                   specified in this prospectus supplement, the
                                   subordinate notes will also not be entitled
                                   to receive any distributions of principal,
                                   unless the principal balances of the senior
                                   notes have been reduced to $0.

ORIGINATION DISCLOSURE PRACTICES   The originator believes that not more than
 FOR THE MORTGAGE LOANS COULD      3.68% of the mortgage loans (as of the
 CREATE LIABILITIES THAT MAY       cut-off date) may be subject to the Home
 AFFECT YOUR NOTES                 Ownership and Equity Protection Act of 1994.
                                   Similar state and local laws may also apply
                                   to the mortgage loans. These provisions
                                   impose additional disclosure and other
                                   requirements on creditors with respect to
                                   these high cost loans. These provisions can
                                   impose specified statutory liabilities upon
                                   creditors who fail to comply with their
                                   provisions and may affect the enforceability
                                   of the related high cost loans. In addition,
                                   purchasers or assignees of these high cost
                                   loans, including the trust, could be exposed
                                   to all claims and defenses that the
                                   mortgagors could assert against the
                                   originators of the high cost loans. Remedies
                                   available to a mortgagor include monetary
                                   penalties, as well as rescission rights if
                                   the appropriate disclosures were not given as
                                   required.

                                   Violations of certain provisions of these
                                   federal, state and local laws may limit the
                                   ability of the master servicer to collect all
                                   or part of the principal of or interest on
                                   the mortgage loans and in addition, could
                                   subject the trust to damages and
                                   administrative enforcement.

                                   Under the anti-predatory lending laws of some
                                   states, the borrower is required to meet a
                                   net tangible benefits test in connection with
                                   the origination of the related mortgage loan.
                                   This test may be highly subjective and open
                                   to interpretation. As a result, a court may
                                   determine that a mortgage loan does not meet
                                   the test even if the originator reasonably
                                   believed that the test was satisfied. Any
                                   determination by a court that the mortgage
                                   loan does not meet the test will result in a
                                   violation of the state anti-predatory lending
                                   law, in which case the originator will be
                                   required to purchase that mortgage loan from
                                   the trust.

                                   The originator has represented and warranted,
                                   as of the date of sale of the mortgage loans
                                   to the depositor, that each mortgage loan
                                   complied with applicable local, state and
                                   federal laws including, without limitation,
                                   all applicable predatory and abusive lending
                                   laws. Any breach of this representation and
                                   warranty that materially and adversely
                                   affects the interests of the noteholders in a
                                   mortgage loan will require the originator
                                   either to cure such breach or to repurchase
                                   or substitute for the affected mortgage loan.

THE TRUST MAY EXPERIENCE LOSSES    Applicable federal, state and local laws
 AS A RESULT OF LAWSUITS UNDER     generally regulate interest rates and other
 STATE AND FEDERAL LAW             charges, require certain disclosure, and, in
                                   some instances, require licensing of loan
                                   originators. In addition, other federal,
                                   state and local laws, public policy and
                                   general principles of equity relating to the
                                   protection of consumers, unfair and deceptive
                                   practices and debt collection practices may
                                   apply to the origination, servicing and
                                   collection of the mortgage loans.

                                   Numerous class action lawsuits have been
                                   filed in multiple states by borrowers of
                                   subordinate lien residential mortgage loans.
                                   These loans generally have high loan to value
                                   ratios and may include high cost loans. The
                                   suits, which allege violations of federal and
                                   state consumer protection laws and state
                                   usury and licensing laws, seek damages,
                                   rescission and other relief. In addition to
                                   naming the originators of loans, the suits
                                   have named current and former holders of

                                      S-14

                                   interests in the loans, including some
                                   securitization trusts. If the trust or the
                                   owner trustee on behalf of the trust were to
                                   be named as a defendant in a class action
                                   lawsuit, the costs of defending or settling
                                   that lawsuit or a judgment could reduce the
                                   amount available for distribution to the
                                   noteholders.

A SECONDARY MARKET FOR THE         There is currently no market for the offered
 OFFERED NOTES MAY NOT DEVELOP,    notes. We cannot assure you that any market
 WHICH MEANS YOU HAVE              will develop or, if it does develop, that it
 DIFFICULTY SELLING YOUR NOTES     will provide you with liquidity of investment
                                   or will continue for the life of the offered
                                   notes. The offered notes will not be listed
                                   on any securities exchange. There have been
                                   times in the past where there have been very
                                   few buyers of asset-backed securities (i.e.,
                                   there has been a lack of liquidity), and
                                   there may be these times in the future. As a
                                   result, you may not be able to sell your
                                   notes when you want to do so or you may not
                                   be able to obtain the price that you wish to
                                   receive.

                                   The offered notes will be issued in
                                   book-entry, rather than physical, form. As a
                                   result, in some circumstances, the liquidity
                                   of the securities in the secondary market and
                                   the ability of the note owners to pledge them
                                   may be adversely affected.

THE OFFERED NOTES ARE NOT          The offered notes, and in particular the
 SUITABLE INVESTMENTS FOR ALL      offered subordinate not es, are not a
 INVESTORS                         suitable investment if you require a regular
                                   or predictable schedule of payments or
                                   payment on any specific date. The offered
                                   notes are complex investments that should be
                                   considered only by investors who, either
                                   alone or with their financial, tax and legal
                                   advisors, have the expertise to analyze the
                                   prepayment, reinvestment, default and market
                                   risk, the tax consequences of an investment,
                                   and the interaction of these factors.

HOLDERS OF THE CLASS A-IO NOTES    The yield to maturity of the Class A-IO notes
 COULD FAIL TO FULLY RECOVER       will become extremely sensitive to the rate
 THEIR INITIAL INVESTMENTS         of principal prepayments on the mortgage
                                   loans, if the aggregate principal balance of
                                   the mortgage loans, on a particular payment
                                   date, is reduced to or below the Class A-IO
                                   scheduled notional balance. Investors in the
                                   Class A-IO notes should fully consider the
                                   risk that an extremely rapid rate of
                                   principal prepayment on the mortgage loans
                                   could result in the failure of such investors
                                   to fully recover their investments.

HOLDERS OF THE SUBORDINATE NOTES   The indenture provides that failure to pay
 HAVE LIMITED RIGHTS               interest when due on the outstanding class or
                                   classes of subordinate notes (for example,
                                   for so long as any of the senior notes are
                                   outstanding, the subordinate notes) will not
                                   be an event of default under the indenture.

                                   If there is a conflict between directions
                                   given to the indenture trustee by the holders
                                   of the senior notes and the holders of the
                                   subordinate notes, the indenture trustee will
                                   follow the directions of the holders of the
                                   senior notes.

PRIORITIES OF PAYMENTS CHANGE      Following an event of default and the
 FOLLOWING AN EVENT OF DEFAULT     insolvency or dissolution of the trust that
 AND THE ACCELERATION OF THE       results in the acceleration of the offered
 OFFERED NOTES UNDER INDENTURE     notes pursuant to the indenture, the priority
                                   of payments on the offered notes will change.
                                   After an event of default and the
                                   acceleration of the offered notes, the trust
                                   will not make payments of interest or
                                   principal on the subordinate notes until the
                                   senior notes have been paid in full.

                                      S-15

                                   Under the circumstances described in the
                                   preceding paragraph, these changes in the
                                   priorities of payments may cause payments on
                                   each class of the offered notes to be made at
                                   a different rate - either earlier or later -
                                   than expected. Classes of offered notes that
                                   receive payments earlier than expected are
                                   exposed to greater reinvestment risk and
                                   classes of offered notes that receive
                                   payments later than expected are exposed to
                                   greater risk of loss. In either case, the
                                   yields on your offered notes could be
                                   materially and adversely affected.

THE INDENTURE TRUSTEE MAY BE       Although the trust will be obligated to sell
 UNABLE TO SELL THE MORTGAGE       the mortgage loans if directed to do so by
 LOANS AFTER AN EVENT OF           the indenture trustee in accordance with the
 DEFAULT AND THE ACCELERATION      indenture following the occurrence of an
 OF THE OFFERED NOTES UNDER        event of default and the acceleration of the
 INDENTURE                         offered notes, there is no assurance that the
                                   market value of the mortgage loans will at
                                   any time be equal to or greater than the
                                   aggregate outstanding principal balance of
                                   the offered notes. Therefore, upon an event
                                   of default and the acceleration of the
                                   offered notes, there can be no assurance that
                                   sufficient funds will be available to repay
                                   the noteholders in full. To the extent that
                                   you are not covered by available credit
                                   enhancement, you, and particularly investors
                                   in the subordinate notes, will bear the risk
                                   of loss on your investment. In addition, the
                                   amount of principal required to be
                                   distributed to noteholders under the
                                   indenture is generally limited to amounts
                                   available. Therefore, the failure to pay
                                   principal on a class of offered notes will
                                   not result in the occurrence of an event of
                                   default until the legal final payment date
                                   for that class of offered notes.

THE RETURN ON YOUR NOTES COULD     The Servicemembers Civil Relief Act, or the
 BE REDUCED BY SHORTFALLS DUE TO   Relief Act, provides relief to borrowers who
 THE SERVICEMEMBERS CIVIL RELIEF   enter active military service and to
 ACT                               borrowers in reserve status who are called to
                                   active duty after the origination of their
                                   mortgage loan. Current or future military
                                   operations of the United States may increase
                                   the number of citizens who may be in active
                                   military service, including persons in
                                   reserve status who may be called to active
                                   duty. The Relief Act provides generally that
                                   a borrower who is covered by the Relief Act
                                   may not be charged interest on a mortgage
                                   loan in excess of 6% per annum during the
                                   period of the borrower's active duty.
                                   Interest in excess of such 6% limitation is
                                   not required to be paid by the borrower at
                                   any future time. Similar state laws may also
                                   apply to borrowers not otherwise covered by
                                   the Relief Act.

                                   The Relief Act also limits the ability to
                                   foreclose on a mortgage loan during the
                                   borrower's period of active duty and, in some
                                   cases, during an additional three month
                                   period thereafter. As a result, there may be
                                   delays in payment and increased losses on the
                                   mortgage loans. Those delays and increased
                                   losses will be borne primarily by the
                                   outstanding class of notes with the lowest
                                   payment priority at the time of the final
                                   liquidation of the mortgage loans.

                                   Although we do not know the exact number of
                                   affected borrowers, as of the cut-off date
                                   only 2 of the mortgage loans have been
                                   affected by the application of the Relief
                                   Act. Except for those 2 mortgage loan, no
                                   other borrower has notified the subservicer,
                                   and the subservicer has no knowledge, of any
                                   other relief requested or allowed under the
                                   Relief Act. The subservicer is unable to
                                   estimate how many other borrowers may request
                                   relief under the Relief Act in the future.

                                      S-16

                                  INTRODUCTION

         The Irwin Whole Loan Home Equity Trust 2005-A (the "ISSUER" or the
"TRUST") will be formed pursuant to a trust agreement (the "TRUST AGREEMENT"), dated as of January 1, 2005 between Bear Stearns Asset Backed Securities I LLC
(the "DEPOSITOR") and Wilmington Trust Company, as Owner Trustee (the "OWNER
TRUSTEE"). The Issuer will issue approximately $354,238,000 aggregate principal amount of Home Equity Loan-Backed Notes, Series 2005-A. The Class A-1 Notes, the
Class A-2 Notes and the Class A-3 Notes are collectively referred to as the
"CLASS A NOTES." The Class A Notes and the Class A-IO Notes are collectively referred to as the "SENIOR NOTES." The Class M-1 Notes, the Class M-2 Notes, the
Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes
and the Class M-7 Notes are collectively referred to as the "CLASS M NOTES" or the "SUBORDINATE NOTES." The Senior Notes and Subordinate Notes (other than the
Class M-7 Notes) are collectively referred to as the "OFFERED NOTES."

         The Offered Notes will be issued pursuant to an Indenture (the
"INDENTURE"), dated as of January 1, 2005, between the Issuer and Wells Fargo
Bank, N.A., as Indenture Trustee (the "INDENTURE TRUSTEE"). Wells Fargo Bank,
N.A., as administrator (the "ADMINISTRATOR"), will also perform certain duties for the Issuer. The Trust will also issue Home Equity Loan-Backed Subordinate
Notes, Series 2005-A, Class X (together with the Class M-7 Notes, the
"NON-OFFERED NOTES"). The Class X Notes will be issued in two or more subclasses. The Offered Notes and the Non-Offered Notes are collectively referred to herein as the "NOTES." Pursuant to the Trust Agreement, the Issuer
will issue one class of Home Equity Loan-Backed Certificates, Series 2005-A (the
"CERTIFICATES"). The Offered Notes, the Non-Offered Notes and the Certificates
are collectively referred to herein as the "SECURITIES." Only the Offered Notes are offered hereby.

         The Mortgage Loans assigned and transferred to the Issuer and pledged to the Indenture Trustee as of the Closing Date will constitute a single mortgage pool. All of the Mortgage Loans will be acquired by the Depositor from
Irwin Union Bank and Trust Company on or prior to the Closing Date. The Issuer will be entitled to all payments of principal and interest in respect of the
Mortgage Loans collected after the Cut-Off Date.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this Prospectus Supplement is based upon the characteristics of the pool of Mortgage Loans as of the Cut-Off
Date. Such statistical information is based upon the characteristics of (i) the closed-end, fixed-rate home equity loans with combined loan-to-value ratios generally up to 100% ("HELS") and (ii) the closed-end, fixed-rate home equity loans with combined loan-to-value ratios generally up to 125% ("HLTVS"), in each case as of the Cut-Off Date. The HELs and the HLTVs are collectively referred to herein as the "MORTGAGE LOANS."

         With respect to the Mortgage Loans as of the Cut-Off Date as to which statistical information is presented herein, some amortization will occur prior to the Closing Date. Moreover, certain mortgage loans included in the pool of
Mortgage Loans as of the Cut-Off Date may prepay in full or may not be included in the final pool of Mortgage Loans as of the Closing Date. As a result of the foregoing, the statistical distribution of the characteristics as of the Closing
Date for the final pool of Mortgage Loans will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date as presented in this Prospectus Supplement, although such variance should not be material.

         With respect to each Mortgage Loan that has a prepayment penalty feature, the master servicer's and the subservicer's business practices are to enforce the prepayment penalty features, subject to waiver at their option for reasonable and prudent business purposes, including the refinancing of a
Mortgage Loan.

                                      S-17

MORTGAGE LOANS

         The aggregate principal balance of the pool of Mortgage Loans was approximately $357,816,901 as of the Cut-Off Date. The HELs will have an aggregate principal balance of approximately $109,283,169 as of the Cut-Off
Date. The HLTVs will have an aggregate principal balance of approximately
$248,533,732 as of the Cut-Off Date.

         Unless otherwise indicated, all percentages set forth in this
Prospectus Supplement are based upon the aggregate Principal Balances of the mortgage pool as of the Cut-Off Date.

         The Mortgage Loans are evidenced by Mortgage Notes (each, a "MORTGAGE
NOTE"), secured by mortgages or deeds of trust (the "MORTGAGES"), substantially all of which are second lien Mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES") and have the additional characteristics described below.

         Each Mortgage Loan for which information is presented in this
Prospectus Supplement has an original term to stated maturity of up to 30 years.
Each of the Mortgage Loans met the following criteria as of the Cut-Off Date:
(i) a current principal balance of no less than $278.05 and (ii) not more than
60 days past due. As of the Cut-Off Date, the average principal balance of the
Mortgage Loans was approximately $51,775. As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans was approximately 10.378%.
The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was
approximately 108.03%. The weighted average remaining term to stated maturity was approximately 247 months and the latest scheduled maturity of any Mortgage
Loan is May 28, 2034, however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 6,903 of the Mortgaged Properties securing the Mortgage Loans, which secure approximately 99.91% of the outstanding principal balance of the Mortgage Loans, will be owner occupied primary residences and eight of the Mortgaged Properties securing the Mortgage
Loans, which secure approximately 0.09% of the outstanding principal balance of the Mortgage Loans, will be non-owner occupied or investment properties.

         The scheduled monthly payment (the "MONTHLY PAYMENT") on each HEL and HLTV includes interest plus an amount that will amortize the outstanding principal balance of such Mortgage Loan over its remaining term, plus any
Additional Charges due. Interest on the HELs and HLTVs is computed on a simple interest basis.

         No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

         The "MORTGAGE INTEREST RATE" of each Mortgage Loan is the per annum interest rate required to be paid by the mortgagor (each a "MORTGAGOR") under the terms of the related Mortgage Note. The Mortgage Interest Rate borne by each
Mortgage Loan is fixed as of the date of origination of such Mortgage Loan.

         The "COMBINED LOAN-TO-VALUE RATIO" of a Mortgage Loan generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance at origination of such Mortgage Loan and (ii) any outstanding principal balance, at origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior liens on the Mortgaged Property, divided by the Appraised Value of the
Mortgaged Property. The "APPRAISED VALUE" for any Mortgaged Property will be the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time). See "The Originator and the Subservicer--Underwriting
Standards" herein.

         Approximately 84.90% of the Mortgage Loans provide for penalties upon full prepayment during the first one, two, three, four or five years after origination thereof, as specified in the related Mortgage Note. With respect to each Mortgage Loan that has a prepayment penalty feature, the master servicer's and the subservicer's business practices are to enforce the prepayment penalty features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a mortgage loan. Each of the Mortgage Loans is subject to a due-on-sale clause. See "Material Legal Aspects of the Mortgage
Loans - Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

                                      S-18

         The original mortgages or assignments of mortgage for some of the
Mortgage Loans are recorded in the name of the Mortgage Electronic Registration
Systems, Inc. ("MERS") solely as nominee for the Originator and its successors and assigns, and subsequent assignments of those mortgages are or will be registered electronically through the MERS(R) System. For each of these Mortgage
Loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

HIGH COST LOANS

         Based upon a review of the Mortgage Loans by Irwin Union Bank and Trust
Company, as seller (in such capacity, "IUB"), IUB believes that not more than
3.68% of the Mortgage Loans, as of the Cut-Off Date, are subject to the Home
Ownership and Equity Protection Act of 1994 ("HOEPA"). IUB has represented to the Depositor in the Mortgage Loan Purchase and Servicing Agreement that (i) no
Mortgage Loan was originated in violation of HOEPA or any comparable state or local law (to the extent applicable) and (ii) steps have been taken to ensure that the relevant Mortgage Loans were originated in compliance with the requirements of HOEPA or comparable state or local law for relevant Mortgage
Loans.

         Mortgage loans that are subject to the special rules, disclosure requirements and other provisions added to the federal Trust-in-Lending Act by
HOEPA are referred to as "high cost loans." Purchasers or assignees of any high cost loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of a high cost loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given or provided as required or the mortgage contains certain prohibited loan provisions. The maximum damages that may be recovered under these provisions from an assignee, including the Trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the high cost loan.

         IUB, has represented and warranted, as of the effective date of the
Mortgage Loan Purchase and Servicing Agreement, that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. As a result of this representation and warranty, IUB will be required either to cure or to repurchase or substitute for any Mortgage Loan that violated HOEPA or similar state or local laws at the time of origination, if that violation materially and adversely affects the interests of the noteholders in that Mortgage Loan.

         In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations generally similar to HOEPA that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, or require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the mortgage loans. In some cases state or local law may impose requirements and restrictions greater than those in HOEPA. IUB's failure to comply with any of these applicable state or local laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary damages and penalties, and could result in the borrowers' rescinding the Mortgage Loans against either the Trust or subsequent holders of the Mortgage Loans. However, IUB will be required either to cure or to repurchase or substitute for any Mortgage Loan that violated any applicable law at the time of origination, if that violation materially and adversely affects the interests of the noteholders in that
Mortgage Loan. See "Material Legal Aspects of the Loans" in the prospectus.

                                      S-19

STATISTICAL INFORMATION

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).
Dollar amounts and percentages may not add up to totals due to rounding.

               COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
COMBINED LOAN-TO-VALUE RATIOS (%)     MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

        0.01     to       25.00               36                $  1,412,740.37                      0.39%
       25.01     to       50.00              114                   5,574,117.32                      1.56
       50.01     to       75.00              499                  24,054,903.32                      6.72
       75.01     to      100.00            1,694                  78,241,408.37                     21.87
      100.01     to      125.00            4,568                 248,533,732.00                     69.46
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                 6,911                $357,816,901.38                    100.00%
-----------------------------------------------------------------------------------------------------------------

         The minimum and maximum combined loan-to-value ratios of the Mortgage
         Loans as of the Cut-Off Date are approximately 7.08% and 125.00%, respectively, and the weighted average combined loan-to-value ratio as of the Cut-Off Date of the Loans is approximately 108.03%. The
         "combined loan-to-value ratio" of a Mortgage Loan as of the Cut-Off
         Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and senior mortgage balance, if any, as of the date of origination of the related Mortgage Loan plus the credit limit of such Mortgage Loan as of the date of origination divided by the appraised value of the mortgaged property at origination.

                    PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
PRINCIPAL BALANCES                    MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

        $0.01    to   $25,000.00            867             $ 17,300,955.78                     4.84%
   $25,000.01    to   $50,000.00          3,033              117,412,577.96                    32.81
   $50,000.01    to   $75,000.00          2,076              129,172,138.71                    36.10
   $75,000.01    to  $100,000.00            738               65,655,248.25                    18.35
  $100,000.01    to  $125,000.00            101               11,476,592.24                     3.21
  $125,000.01    to  $150,000.00             47                6,480,720.63                     1.81
  $150,000.01    to  $175,000.00             14                2,263,019.04                     0.63
  $175,000.01    to  $200,000.00             17                3,216,778.36                     0.90
  $200,000.01    to  $225,000.00              4                  839,503.92                     0.23
  $225,000.01    to  $250,000.00              3                  714,402.30                     0.20
  $250,000.01    to  $275,000.00              3                  788,853.76                     0.22
  $275,000.01    to  $300,000.00              5                1,473,377.82                     0.41
  $300,000.01    to  $325,000.00              2                  627,810.58                     0.18
  $375,000.01    to  $400,000.00              1                  394,922.03                     0.11
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                   6,911          $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The average unpaid principal balance of the Mortgage Loans as of the
Cut-Off Date is $51,774.98.

                                      S-20

                  MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
MORTGAGE INTEREST RATES (%)           MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

      0.00       to       5.000              307             $   15,328,395.28                     4.28%
      5.001      to       6.000              686                 31,037,506.83                     8.67
      6.001      to       7.000              280                 12,551,547.89                     3.51
      7.001      to       8.000              210                 10,602,204.96                     2.96
      8.001      to       9.000              231                 11,580,185.33                     3.24
      9.001      to      10.000              622                 38,375,272.65                    10.72
     10.001      to      11.000            1,174                 68,337,633.42                    19.10
     11.001      to      12.000            1,474                 80,237,098.33                    22.42
     12.001      to      13.000            1,009                 49,855,278.94                    13.93
     13.001      to      14.000              690                 30,417,442.80                     8.50
     14.001      to      15.000              141                  5,935,492.12                     1.66
     15.001      to      16.000               71                  2,801,585.75                     0.78
     16.001      to      17.000               11                    528,116.02                     0.15
     17.001      to      18.000                3                    150,621.67                     0.04
     18.001      to      19.000                2                     78,519.39                     0.02
-----------------------------------------------------------------------------------------------------------------
  TOTAL                                    6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The weighted average mortgage interest rate of the Mortgage Loans as of the Cut-Off Date is approximately 10.378% per annum.

                       LIEN POSITION OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
LIEN POSITION                         MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

First Lien                                    76             $    5,492,540.34                     1.54%
Second Lien                                6,835                352,324,361.04                    98.46
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                 6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

                MORTGAGED PROPERTIES SECURING THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
PROPERTY TYPE                         MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

Single-Family Dwelling                     5,363               $272,852,500.48                      76.25%
Planned Unit Development                   1,287                 72,414,826.49                      20.24
Condominium                                  259                 12,491,329.15                       3.49
2-4 Family                                     2                     58,245.26                       0.02
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                 6,911               $357,816,901.38                     100.00%
-----------------------------------------------------------------------------------------------------------------

                                      S-21

                 ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
ORIGINAL TERM TO MATURITY                NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
(MONTHS)                              MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

       0         to       60                  60             $    1,191,485.36                     0.33%
       61        to       120                358                 12,043,414.30                     3.37
      121        to       180              2,031                 89,168,985.34                    24.92
      181        to       240                952                 49,404,560.33                    13.81
      241        to       360              3,510                206,008,456.05                    57.57
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                 6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The weighted average original term to maturity of the Mortgage Loans as of the Cut-Off Date is approximately 255 months.

                REMAINING TERM TO MATURITY OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
REMAINING TERM TO MATURITY               NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
(MONTHS)                              MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

       0         to       60                  87             $    1,601,416.12                     0.45%
       61        to       120                350                 12,124,372.67                     3.39
      121        to       180              2,012                 88,678,096.21                    24.78
      181        to       240                952                 49,404,560.33                    13.81
      241        to       360              3,510                206,008,456.05                    57.57
-----------------------------------------------------------------------------------------------------------------
     TOTAL                                 6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-Off Date is approximately 247 months.

                    YEAR OF ORIGINATION OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
YEAR OF ORIGINATION                   MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

       2004                                 6,761              $351,600,575.25                    98.26%
       2003                                   101                 5,168,526.87                     1.44
       2002                                     3                   146,979.37                     0.04
       1999                                     4                   104,508.06                     0.03
       1998                                    37                   687,842.41                     0.19
       1997                                     5                   108,469.42                     0.03
-----------------------------------------------------------------------------------------------------------------
      TOTAL                                 6,911              $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The earliest month and year of origination of any Mortgage Loan as of the Cut-Off Date is June 1997 and the latest month and year of origination of any Mortgage Loan as of the Cut-Off Date is July 2004.

                                      S-22

                      OCCUPANCY TYPE OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
OCCUPANCY TYPE                        MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

Owner Occupied                             6,903               $357,481,799.86                    99.91%
Investment Property                            8                    335,101.52                     0.09
-----------------------------------------------------------------------------------------------------------------
      TOTAL                                6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

                      CREDIT QUALITY OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                        NUMBER OF         UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
CREDIT QUALITY                        MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

Excellent                                 6,192                $328,229,753.91                     91.73%
Superior                                    599                  25,336,869.33                      7.08
Good                                        120                   4,250,278.14                      1.19
-----------------------------------------------------------------------------------------------------------------
       TOTAL                              6,911                $357,816,901.38                    100.00%
-----------------------------------------------------------------------------------------------------------------

         Credit grades run from Excellent to Superior to Good in descending order.

                  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
STATE                                 MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

California                                   685              $ 44,184,736.55                     12.35%
Florida                                      609                29,878,429.02                      8.35
Pennsylvania                                 535                24,839,407.72                      6.94
Colorado                                     428                24,051,047.63                      6.72
Virginia                                     428                22,890,928.96                      6.40
Washington                                   408                22,487,702.64                      6.28
Maryland                                     397                21,900,227.78                      6.12
Ohio                                         390                17,334,394.80                      4.84
Michigan                                     344                16,850,541.34                      4.71
Arizona                                      342                16,714,261.67                      4.67
Illinois                                     230                10,843,796.94                      3.03
Oregon                                       182                 9,284,053.03                      2.59
Georgia                                      156                 9,113,506.90                      2.55
Connecticut                                  149                 8,257,887.11                      2.31
Wisconsin                                    160                 7,474,933.63                      2.09
Missouri                                     158                 7,267,681.86                      2.03
Other (<2%)                                1,310                64,443,363.80                     18.01
-----------------------------------------------------------------------------------------------------------------
      TOTAL                                6,911              $357,816,901.38                    100.00%
-----------------------------------------------------------------------------------------------------------------

                                      S-23

                   DEBT-TO-INCOME RATIOS OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                       NUMBER OF          UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
DEBT-TO-INCOME RATIOS (%)            MORTGAGE LOANS          OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

     5.001       to    10.000                 5                $    215,470.98                      0.06%
     10.001      to    15.000                13                     588,808.74                      0.16
     15.001      to    20.000                76                   3,034,776.11                      0.85
     20.001      to    25.000               230                   9,748,575.18                      2.72
     25.001      to    30.000               553                  24,937,045.92                      6.97
     30.001      to    35.000             1,043                  49,709,908.46                     13.89
     35.001      to    40.000             1,330                  67,244,268.21                     18.79
     40.001      to    45.000             1,442                  76,890,767.99                     21.49
     45.001      to    50.000             1,332                  72,010,191.82                     20.12
     50.001      to    55.000               887                  53,437,087.97                     14.93
-----------------------------------------------------------------------------------------------------------------
      TOTAL                               6,911                $357,816,901.38                    100.00%
-----------------------------------------------------------------------------------------------------------------

         The weighted average debt-to-income ratio of the Mortgage Loans as of the Cut-Off Date is approximately 40.95%.

             ORIGINAL PREPAYMENT PENALTY TERM FOR THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
MONTHS APPLICABLE                     MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

No Prepayment Penalty                        974               $ 54,030,793.37                    15.10%
          12                                  25                  1,759,831.20                     0.49
          24                                  39                  1,767,611.95                     0.49
          36                               3,955                214,055,603.90                    59.82
          48                                  33                  1,809,148.85                     0.51
          60                               1,885                 84,393,912.11                    23.59
-----------------------------------------------------------------------------------------------------------------
         TOTAL                             6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

                    DELINQUENCY STATUS FOR THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
DELINQUENCY                           MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

Current                                    6,882              $356,423,978.70                     99.61%
31-60 Days                                    29                 1,392,922.68                      0.39
-----------------------------------------------------------------------------------------------------------------
       TOTAL                               6,911              $357,816,901.38                    100.00%
-----------------------------------------------------------------------------------------------------------------

                                      S-24

                        FICO SCORES OF THE MORTGAGE LOANS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
FICO                                  MORTGAGE LOANS         OF MORTGAGE LOANS             MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------------

        560         to     579                 4               $     75,362.64                     0.02%
        580         to     599                36                  1,385,752.26                     0.39
        600         to     619               114                  4,848,200.92                     1.35
        620         to     639               375                 15,354,374.55                     4.29
        640         to     659             1,587                 76,715,445.05                    21.44
        660         to     679             1,394                 78,480,816.33                    21.93
        680         to     699             1,158                 65,628,925.53                    18.34
        700         to     719               775                 42,738,352.91                    11.94
        720         to     739               539                 27,219,822.66                     7.61
        740         to     759               326                 14,968,428.47                     4.18
        760         to     779               285                 13,346,463.75                     3.73
        780         to     799               187                  9,607,750.58                     2.69
        800         to     819                99                  5,780,773.54                     1.62
        820         to     839                32                  1,666,432.19                     0.47
-----------------------------------------------------------------------------------------------------------------
       TOTAL                               6,911               $357,816,901.38                   100.00%
-----------------------------------------------------------------------------------------------------------------

         The weighted average FICO of the Mortgage Loans as of the Cut-Off Date is approximately 689.

                                      S-25

                             LIEN POSITION OF HLTVS

                                                                                       PERCENTAGE OF CUT-OFF
                                                                                                DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   LIEN POSITION                           HLTVS                  OF HLTVS                     HLTVS
   -------------------------------------------------------------------------------------------------------------

   Second Lien                             4,568               $248,533,732.00                  100.00%
   -------------------------------------------------------------------------------------------------------------
           TOTAL                           4,568               $248,533,732.00                  100.00%
   -------------------------------------------------------------------------------------------------------------

                     COMBINED LOAN-TO-VALUE RATIOS OF HLTVS

                                                                                     PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                          NUMBER OF      UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   COMBINED LOAN-TO-VALUE RATIOS (%)        HLTVS                OF HLTVS                    HLTVS
   -----------------------------------------------------------------------------------------------------------

       100.01      to     125.00             4,568             $248,533,732.00                100.00%
   -----------------------------------------------------------------------------------------------------------
        TOTAL                                4,568             $248,533,732.00                100.00%
   -----------------------------------------------------------------------------------------------------------

         The minimum and maximum combined loan-to-value ratios of the HLTVs as of the Cut-Off Date are approximately 100.10% and 125.00%, respectively, and the weighted average combined loan-to-value ratio as of the Cut-Off Date of the HLTVs is approximately 119.54%. The
         "combined loan-to-value ratio" of a HLTV as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and senior mortgage balance, if any, as of the date of origination of the related HLTV plus the credit limit of such HLTV as of the date of origination divided by the appraised value of the mortgaged property at origination.

                           PRINCIPAL BALANCES OF HLTVS

                                                                                     PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                          NUMBER OF      UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   PRINCIPAL BALANCES                       HLTVS                OF HLTVS                    HLTVS
   -----------------------------------------------------------------------------------------------------------

           $0.01   to    $25,000.00            243             $  5,256,078.44                  2.11%
      $25,000.01   to    $50,000.00          1,997               79,067,931.91                  31.81
      $50,000.01   to    $75,000.00          1,707              106,261,814.08                  42.76
      $75,000.01   to   $100,000.00            534               47,424,319.58                  19.08
     $100,000.01   to   $125,000.00             69                7,843,078.16                   3.16
     $125,000.01   to   $150,000.00             12                1,632,875.85                   0.66
     $150,000.01   to   $175,000.00              2                  320,784.31                   0.13
     $175,000.01   to   $200,000.00              4                  726,849.67                   0.29
   -----------------------------------------------------------------------------------------------------------
        TOTAL                                4,568             $248,533,732.00                 100.00%
   -----------------------------------------------------------------------------------------------------------

         The average unpaid principal balance of the HLTVs as of the Cut-Off
Date is $54,407.56.

                                      S-26

                        MORTGAGE INTEREST RATES OF HLTVS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   COUPON RATES (%)                        HLTVS                  OF HLTVS                      HLTVS
   --------------------------------------------------------------------------------------------------------------

         5.001     to      6.000               1              $      18,133.87                     0.01%
         7.001     to      8.000               3                    259,942.86                     0.10
         8.001     to      9.000              41                  2,348,142.29                     0.94
         9.001     to     10.000             433                 27,579,440.87                    11.10
        10.001     to     11.000           1,043                 62,488,692.79                    25.14
        11.001     to     12.000           1,362                 75,250,252.49                    30.28
        12.001     to     13.000             901                 45,060,030.30                    18.13
        13.001     to     14.000             575                 26,415,957.69                    10.63
        14.001     to     15.000             124                  5,582,564.15                     2.25
        15.001     to     16.000              69                  2,773,317.61                     1.12
        16.001     to     17.000              11                    528,116.02                     0.21
        17.001     to     18.000               3                    150,621.67                     0.06
        18.001     to     19.000               2                     78,519.39                     0.03
   --------------------------------------------------------------------------------------------------------------
        TOTAL                              4,568               $248,533,732.00                   100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average mortgage interest rate of the HLTVs as of the
Cut-Off Date is approximately 11.602% per annum.

                       MORTGAGED PROPERTIES SECURING HLTVS

                                                                                       PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                        NUMBER OF         UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   PROPERTY TYPE                          HLTVS                   OF HLTVS                     HLTVS
   ------------------------------------------------------------------------------------------------------------

   Single-Family Dwelling                 3,490               $186,714,857.03                     75.13%
   Planned Unit Development                 912                 53,206,583.94                     21.41
   Condominium                              166                  8,612,291.03                      3.47
   ------------------------------------------------------------------------------------------------------------
        TOTAL                             4,568               $248,533,732.00                    100.00%
   ------------------------------------------------------------------------------------------------------------

                       ORIGINAL TERM TO MATURITY OF HLTVS

                                                                                     PERCENTAGE OF CUT-OFF DATE
   ORIGINAL TERM TO MATURITY              NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   (MONTHS)                                 HLTVS                 OF HLTVS                      HLTVS
   --------------------------------------------------------------------------------------------------------------

           0       to        60                 1             $     19,678.07                      0.01%
          61       to       120                67                2,756,492.10                      1.11
         121       to       180               865               41,373,616.43                     16.65
         181       to       240               725               36,915,043.31                     14.85
         241       to       360             2,910              167,468,902.09                     67.38
   --------------------------------------------------------------------------------------------------------------
        TOTAL                               4,568             $248,533,732.00                    100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average original term to maturity of the HLTVs as of the
Cut-Off Date is approximately 269 months.

                                      S-27

                       REMAINING TERM TO MATURITY OF HLTVS

                                                                                     PERCENTAGE OF CUT-OFF DATE
   REMAINING TERM TO MATURITY             NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   (MONTHS)                                 HLTVS                 OF HLTVS                      HLTVS
   --------------------------------------------------------------------------------------------------------------

           0       to        60                 1          $         19,678.07                      0.01%
          61       to       120                68                 2,781,833.71                      1.12
         121       to       180               864                41,348,274.82                     16.64
         181       to       240               725                36,915,043.31                     14.85
         241       to       360             2,910               167,468,902.09                     67.38
   --------------------------------------------------------------------------------------------------------------
        TOTAL                               4,568              $248,533,732.00                    100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average remaining term to maturity of the HLTVs as of the
Cut-Off Date is approximately 261 months.

                          YEAR OF ORIGINATION OF HLTVS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   YEAR OF ORIGINATION                     HLTVS                 OF HLTVS                     HLTVS
   -----------------------------------------------------------------------------------------------------------

          2004                              4,482              $244,273,753.94                   98.29%
          2003                                 85                 4,234,636.45                    1.70
          1999                                  1                    25,341.61                    0.01
   -----------------------------------------------------------------------------------------------------------
         TOTAL                              4,568              $248,533,732.00                  100.00%
   -----------------------------------------------------------------------------------------------------------

         The earliest month and year of origination of any HLTV as of the
         Cut-Off Date is March 1999 and the latest month and year of origination of any HLTV as of the Cut-Off Date is July 2004.

                             OCCUPANCY TYPE OF HLTVS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   OCCUPANCY TYPE                          HLTVS                 OF HLTVS                     HLTVS
   ------------------------------------------------------------------------------------------------------------

   Owner Occupied                           4,568              $248,533,732.00                  100.00%
   ------------------------------------------------------------------------------------------------------------
        TOTAL                               4,568              $248,533,732.00                  100.00%
   ------------------------------------------------------------------------------------------------------------

                             CREDIT QUALITY OF HLTVS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   CREDIT QUALITY                          HLTVS                 OF HLTVS                      HLTVS
   -------------------------------------------------------------------------------------------------------------

   Excellent                                4,171             $231,278,841.09                    93.06%
   Superior                                   338               14,935,439.97                     6.01
   Good                                        59                2,319,450.94                     0.93
   -------------------------------------------------------------------------------------------------------------
   TOTAL                                    4,568             $248,533,732.00                   100.00%
   -------------------------------------------------------------------------------------------------------------

         Credit grades run from Excellent to Superior to Good in descending order.

                                      S-28

                        GEOGRAPHIC DISTRIBUTION OF HLTVS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   STATE                                   HLTVS                 OF HLTVS                      HLTVS
   -------------------------------------------------------------------------------------------------------------

   Florida                                    417            $  21,991,092.01                     8.85%
   Colorado                                   362               21,120,810.95                     8.50
   Washington                                 320               18,633,648.42                     7.50
   Pennsylvania                               328               16,492,589.31                     6.64
   Ohio                                       319               14,860,309.20                     5.98
   Arizona                                    272               14,258,209.87                     5.74
   Virginia                                   258               14,015,365.78                     5.64
   Michigan                                   261               13,835,821.47                     5.57
   California                                 195               13,207,361.76                     5.31
   Maryland                                   203               12,166,629.58                     4.90
   Georgia                                    140                8,178,387.53                     3.29
   Oregon                                     140                7,797,722.73                     3.14
   Wisconsin                                  121                6,277,332.37                     2.53
   Illinois                                   112                6,160,111.16                     2.48
   Missouri                                   113                5,900,021.84                     2.37
   Utah                                       108                5,415,250.20                     2.18
   Other (<2%)                                899               48,223,067.82                    19.40
   -------------------------------------------------------------------------------------------------------------
        TOTAL                               4,568             $248,533,732.00                   100.00%
   -------------------------------------------------------------------------------------------------------------

                         DEBT-TO-INCOME RATIOS OF HLTVS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   DEBT-TO-INCOME RATIOS (%)               HLTVS                 OF HLTVS                     HLTVS
   ------------------------------------------------------------------------------------------------------------

       10.001      to     15.000               2             $     54,098.88                       0.02%
       15.001      to     20.000               8                  307,262.77                       0.12
       20.001      to     25.000              85                3,827,215.57                       1.54
       25.001      to     30.000             315               14,735,809.87                       5.93
       30.001      to     35.000             690               34,040,507.66                      13.70
       35.001      to     40.000             955               49,713,059.77                      20.00
       40.001      to     45.000           1,006               55,501,029.38                      22.33
       45.001      to     50.000             903               52,036,868.82                      20.94
       50.001      to     55.000             604               38,317,879.28                      15.42
   ------------------------------------------------------------------------------------------------------------
        TOTAL                              4,568             $248,533,732.00                     100.00%
   ------------------------------------------------------------------------------------------------------------

         The weighted average debt-to-income ratio of the HLTVs as of the
Cut-Off Date is approximately 41.64%.

                                      S-29

                   ORIGINAL PREPAYMENT PENALTY TERM FOR HLTVS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                        NUMBER OF        UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   MONTHS APPLICABLE                      HLTVS                  OF HLTVS                     HLTVS
   -----------------------------------------------------------------------------------------------------------

   No Prepayment Penalty                     757             $ 43,141,195.89                      17.36%
             12                               19                1,265,755.92                       0.51
             24                                6                  543,892.36                       0.22
             36                            3,070              170,329,142.32                      68.53
             48                               26                1,492,983.14                       0.60
             60                              690               31,760,762.37                      12.78
   -----------------------------------------------------------------------------------------------------------
            TOTAL                          4,568             $248,533,732.00                     100.00%
   -----------------------------------------------------------------------------------------------------------

                          DELINQUENCY STATUS FOR HLTVS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE    PRINCIPAL BALANCE OF
   DELINQUENCY                             HLTVS                  OF HLTVS                    HLTVS
   -----------------------------------------------------------------------------------------------------------

   Current                                  4,547             $247,423,850.47                   99.55%
   31-60 Days                                  21                1,109,881.53                    0.45
   -----------------------------------------------------------------------------------------------------------
             TOTAL                          4,568             $248,533,732.00                  100.00%
   -----------------------------------------------------------------------------------------------------------

                              FICO SCORES OF HLTVS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   FICO                                    HLTVS                 OF HLTVS                      HLTVS
   -------------------------------------------------------------------------------------------------------------

         600       to      619               33               $  1,364,820.57                     0.55%
         620       to      639              207                  8,726,388.00                     3.51
         640       to      659            1,341                 66,194,281.12                    26.63
         660       to      679            1,149                 65,933,004.44                    26.53
         680       to      699              883                 51,898,904.51                    20.88
         700       to      719              553                 32,375,764.54                    13.03
         720       to      739              262                 14,756,970.61                     5.94
         740       to      759               93                  4,724,224.12                     1.90
         760       to      779               36                  1,970,943.40                     0.79
         780       to      799                9                    489,115.92                     0.20
         800       to      819                2                     99,314.77                     0.04
   ------------------------------------------------------------------------------------------------------------
        TOTAL                             4,568               $248,533,732.00                   100.00%
   ------------------------------------------------------------------------------------------------------------

         The weighted average FICO of the HLTVs as of the Cut-Off Date is approximately 678.

                                      S-30

                              LIEN POSITION OF HELS

                                                                                       PERCENTAGE OF CUT-OFF
                                                                                                DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   LIEN POSITION                           HELS                   OF HELS                       HELS
   -------------------------------------------------------------------------------------------------------------

   First Lien                                  76              $  5,492,540.34                    5.03%
   Second Lien                              2,267               103,790,629.04                   94.97
   -------------------------------------------------------------------------------------------------------------
           TOTAL                            2,343              $109,283,169.38                  100.00%
   -------------------------------------------------------------------------------------------------------------

                      COMBINED LOAN-TO-VALUE RATIOS OF HELS

                                                                                     PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                          NUMBER OF      UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   COMBINED LOAN-TO-VALUE RATIOS (%)         HELS                 OF HELS                     HELS
   -----------------------------------------------------------------------------------------------------------

          0.01     to        25.00              36          $    1,412,740.37                   1.29%
         25.01     to        50.00             114               5,574,117.32                   5.10
         50.01     to        75.00             499              24,054,903.32                  22.01
         75.01     to       100.00           1,694              78,241,408.37                  71.60
   -----------------------------------------------------------------------------------------------------------
        TOTAL                                2,343            $109,283,169.38                 100.00%
   -----------------------------------------------------------------------------------------------------------

         The minimum and maximum combined loan-to-value ratios of the HELs as of the Cut-Off Date are approximately 7.08% and 100.00%, respectively, and the weighted average combined loan-to-value ratio as of the Cut-Off
         Date of the Loans is approximately 81.88%. The "combined loan-to-value ratio" of a HEL as of the Cut-Off Date is the ratio, expressed as a percentage, equal to the sum of any outstanding first and senior mortgage balance, if any, as of the date of origination of the related
         HEL plus the credit limit of such HEL as of the date of origination divided by the appraised value of the mortgaged property at origination.

                           PRINCIPAL BALANCES OF HELS

                                                                                     PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                          NUMBER OF      UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   PRINCIPAL BALANCES                        HELS                 OF HELS                     HELS
   -----------------------------------------------------------------------------------------------------------

           $0.01   to     $25,000.00          624             $ 12,044,877.34                11.02%
      $25,000.01   to     $50,000.00        1,036               38,344,646.05                35.09
      $50,000.01   to     $75,000.00          369               22,910,324.63                20.96
      $75,000.01   to    $100,000.00          204               18,230,928.67                16.68
     $100,000.01   to    $125,000.00           32                3,633,514.08                 3.32
     $125,000.01   to    $150,000.00           35                4,847,844.78                 4.44
     $150,000.01   to    $175,000.00           12                1,942,234.73                 1.78
     $175,000.01   to    $200,000.00           13                2,489,928.69                 2.28
     $200,000.01   to    $225,000.00            4                  839,503.92                 0.77
     $225,000.01   to    $250,000.00            3                  714,402.30                 0.65
     $250,000.01   to    $275,000.00            3                  788,853.76                 0.72
     $275,000.01   to    $300,000.00            5                1,473,377.82                 1.35
     $300,000.01   to    $325,000.00            2                  627,810.58                 0.57
     $375,000.01   to    $400,000.00            1                  394,922.03                 0.36
   ---------------------------------------------------------------------------------------------------------
        TOTAL                               2,343             $109,283,169.38               100.00%
   ---------------------------------------------------------------------------------------------------------

         The average unpaid principal balance of the HELs as of the Cut-Off Date is $46,642.41

                                      S-31

                         MORTGAGE INTEREST RATES OF HELS

                                                                                     PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   COUPON RATES (%)                        HELS                   OF HELS                       HELS
   --------------------------------------------------------------------------------------------------------------

         0.00      to      5.000              307              $ 15,328,395.28                    14.03%
         5.001     to      6.000              685                31,019,372.96                    28.38
         6.001     to      7.000              280                12,551,547.89                    11.49
         7.001     to      8.000              207                10,342,262.10                     9.46
         8.001     to      9.000              190                 9,232,043.04                     8.45
         9.001     to     10.000              189                10,795,831.78                     9.88
        10.001     to     11.000              131                 5,848,940.63                     5.35
        11.001     to     12.000              112                 4,986,845.84                     4.56
        12.001     to     13.000              108                 4,795,248.64                     4.39
        13.001     to     14.000              115                 4,001,485.11                     3.66
        14.001     to     15.000               17                   352,927.97                     0.32
        15.001     to     16.000                2                    28,268.14                     0.03
   --------------------------------------------------------------------------------------------------------------
        TOTAL                               2,343              $109,283,169.38                   100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average mortgage interest rate of the HELs as of the
Cut-Off Date is approximately 7.595% per annum.

                       MORTGAGED PROPERTIES SECURING HELS

                                                                                       PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                        NUMBER OF         UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   PROPERTY TYPE                          HELS                    OF HELS                      HELS
   ------------------------------------------------------------------------------------------------------------

   Single-Family Dwelling                 1,873                $ 86,137,643.45                   78.82%
   Planned Unit Development                 375                  19,208,242.55                   17.58
   Condominium                               93                   3,879,038.12                    3.55
   2-4 Family                                 2                      58,245.26                    0.05
   ------------------------------------------------------------------------------------------------------------
        TOTAL                             2,343                $109,283,169.38                  100.00%
   ------------------------------------------------------------------------------------------------------------

                       ORIGINAL TERM TO MATURITY OF HELS

                                                                                     PERCENTAGE OF CUT-OFF DATE
   ORIGINAL TERM TO MATURITY              NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   (MONTHS)                                 HELS                  OF HELS                       HELS
   --------------------------------------------------------------------------------------------------------------

           0       to        60                 59             $  1,171,807.29                     1.07%
          61       to       120                291                9,286,922.20                     8.50
         121       to       180              1,166               47,795,368.91                    43.74
         181       to       240                227               12,489,517.02                    11.43
         241       to       360                600               38,539,553.96                    35.27
   --------------------------------------------------------------------------------------------------------------
        TOTAL                                2,343             $109,283,169.38                   100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average original term to maturity of the HELs as of the
Cut-Off Date is approximately 223 months.

                                      S-32

                       REMAINING TERM TO MATURITY OF HELS

                                                                                     PERCENTAGE OF CUT-OFF DATE
   REMAINING TERM TO MATURITY             NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   (MONTHS)                                 HELS                  OF HELS                       HELS
   --------------------------------------------------------------------------------------------------------------

           0       to        60                 86             $  1,581,738.05                     1.45%
          61       to       120                282                9,342,538.96                     8.55
         121       to       180              1,148               47,329,821.39                    43.31
         181       to       240                227               12,489,517.02                    11.43
         241       to       360                600               38,539,553.96                    35.27
   --------------------------------------------------------------------------------------------------------------
        TOTAL                                2,343             $109,283,169.38                   100.00%
   --------------------------------------------------------------------------------------------------------------

         The weighted average remaining term to maturity of the HELs as of the
Cut-Off Date is approximately 215 months.

                           YEAR OF ORIGINATION OF HELS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   YEAR OF ORIGINATION                     HELS                   OF HELS                     HELS
   -----------------------------------------------------------------------------------------------------------

          2004                              2,279              $107,326,821.31                 98.21%
          2003                                 16                   933,890.42                  0.85
          2002                                  3                   146,979.37                  0.13
          1999                                  3                    79,166.45                  0.07
          1998                                 37                   687,842.41                  0.63
          1997                                  5                   108,469.42                  0.10
   -----------------------------------------------------------------------------------------------------------
         TOTAL                              2,343              $109,283,169.38                100.00%
   -----------------------------------------------------------------------------------------------------------

         The earliest month and year of origination of any HEL as of the Cut-Off
         Date is June 1997 and the latest month and year of origination of any
         HEL as of the Cut-Off Date is July 2004.

                             OCCUPANCY TYPE OF HELS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   OCCUPANCY TYPE                          HELS                  OF HELS                       HELS
   ------------------------------------------------------------------------------------------------------------

   Owner Occupied                           2,335              $108,948,067.86                     99.69%
   Investment Property                          8                   335,101.52                      0.31
   ------------------------------------------------------------------------------------------------------------
        TOTAL                               2,343              $109,283,169.38                    100.00%
   ------------------------------------------------------------------------------------------------------------

                             CREDIT QUALITY OF HELS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   CREDIT QUALITY                          HELS                  OF HELS                       HELS
   -------------------------------------------------------------------------------------------------------------

   Excellent                                2,021              $ 96,950,912.82                   88.72%
   Superior                                   261                10,401,429.36                    9.52
   Good                                        61                 1,930,827.20                    1.77
   -------------------------------------------------------------------------------------------------------------
        TOTAL                               2,343              $109,283,169.38                  100.00%
   -------------------------------------------------------------------------------------------------------------

         Credit grades run from Excellent to Superior to Good in descending order.

                                      S-33

                         GEOGRAPHIC DISTRIBUTION OF HELS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   STATE                                   HELS                  OF HELS                       HELS
   -------------------------------------------------------------------------------------------------------------

   California                                 490              $ 30,977,374.79                   28.35%
   Maryland                                   194                 9,733,598.20                    8.91
   Virginia                                   170                 8,875,563.18                    8.12
   Pennsylvania                               207                 8,346,818.41                    7.64
   Florida                                    192                 7,887,337.01                    7.22
   Illinois                                   118                 4,683,685.78                    4.29
   Massachusetts                               84                 3,912,837.53                    3.58
   Washington                                  88                 3,854,054.22                    3.53
   Connecticut                                 75                 3,661,966.62                    3.35
   Michigan                                    83                 3,014,719.87                    2.76
   Colorado                                    66                 2,930,236.68                    2.68
   Ohio                                        71                 2,474,085.60                    2.26
   Arizona                                     70                 2,456,051.80                    2.25
   Other (<2%)                                435                16,474,839.69                   15.08
   -------------------------------------------------------------------------------------------------------------
        TOTAL                               2,343              $109,283,169.38                  100.00%
   -------------------------------------------------------------------------------------------------------------

                          DEBT-TO-INCOME RATIOS OF HELS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                               DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   DEBT-TO-INCOME RATIOS (%)               HELS                  OF HELS                       HELS
   ------------------------------------------------------------------------------------------------------------

         5.001     to     10.000               5              $    215,470.98                      0.20%
        10.001     to     15.000              11                   534,709.86                      0.49
        15.001     to     20.000              68                 2,727,513.34                      2.50
        20.001     to     25.000             145                 5,921,359.61                      5.42
        25.001     to     30.000             238                10,201,236.05                      9.33
        30.001     to     35.000             353                15,669,400.80                     14.34
        35.001     to     40.000             375                17,531,208.44                     16.04
        40.001     to     45.000             436                21,389,738.61                     19.57
        45.001     to     50.000             429                19,973,323.00                     18.28
        50.001     to     55.000             283                15,119,208.69                     13.83
   ------------------------------------------------------------------------------------------------------------
        TOTAL                              2,343              $109,283,169.38                    100.00%
   ------------------------------------------------------------------------------------------------------------

         The weighted average debt-to-income ratio of the HELs as of the Cut-Off
Date is approximately 39.36%

                                      S-34

                    ORIGINAL PREPAYMENT PENALTY TERM FOR HELS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                        NUMBER OF        UNPAID PRINCIPAL BALANCE     PRINCIPAL BALANCE OF
   MONTHS APPLICABLE                       HELS                  OF HELS                      HELS
   -----------------------------------------------------------------------------------------------------------

   No Prepayment Penalty                     217              $ 10,889,597.48                      9.96%
             12                                6                   494,075.28                      0.45
             24                               33                 1,223,719.59                      1.12
             36                              885                43,726,461.58                     40.01
             48                                7                   316,165.71                      0.29
             60                            1,195                52,633,149.74                     48.16
   -----------------------------------------------------------------------------------------------------------
            TOTAL                          2,343              $109,283,169.38                    100.00%
   -----------------------------------------------------------------------------------------------------------

                           DELINQUENCY STATUS FOR HELS

                                                                                      PERCENTAGE OF CUT-OFF
                                                                                              DATE
                                         NUMBER OF        UNPAID PRINCIPAL BALANCE    PRINCIPAL BALANCE OF
   DELINQUENCY                              HELS                  OF HELS                     HELS
   -----------------------------------------------------------------------------------------------------------

   Current                                  2,335              $109,000,128.23                 99.74%
   31-60 Days                                   8                   283,041.15                  0.26
   -----------------------------------------------------------------------------------------------------------
             TOTAL                          2,343              $109,283,169.38                100.00%
   -----------------------------------------------------------------------------------------------------------

                               FICO SCORES OF HELS

                                                                                    PERCENTAGE OF CUT-OFF DATE
                                         NUMBER OF       UNPAID PRINCIPAL BALANCE      PRINCIPAL BALANCE OF
   FICO                                    HELS                  OF HELS                       HELS
   -------------------------------------------------------------------------------------------------------------

         560       to      579                4              $      75,362.64                    0.07%
         580       to      599               36                  1,385,752.26                    1.27
         600       to      619               81                  3,483,380.35                    3.19
         620       to      639              168                  6,627,986.55                    6.06
         640       to      659              246                 10,521,163.93                    9.63
         660       to      679              245                 12,547,811.89                   11.48
         680       to      699              275                 13,730,021.02                   12.56
         700       to      719              222                 10,362,588.37                    9.48
         720       to      739              277                 12,462,852.05                   11.40
         740       to      759              233                 10,244,204.35                    9.37
         760       to      779              249                 11,375,520.35                   10.41
         780       to      799              178                  9,118,634.66                    8.34
         800       to      819               97                  5,681,458.77                    5.20
         820       to      839               32                  1,666,432.19                    1.52
   ------------------------------------------------------------------------------------------------------------
        TOTAL                             2,343               $109,283,169.38                  100.00%
   ------------------------------------------------------------------------------------------------------------

         The weighted average FICO of the HELs as of the Cut-Off Date is approximately 713.

                                      S-35

                       THE ORIGINATOR AND THE SUBSERVICER

         Irwin Union Bank and Trust Company has provided the information set forth in this section concerning the Originator and the Subservicer. None of the
Depositor, the Indenture Trustee, the Underwriter or any of their respective affiliates makes any representation as to the accuracy or completeness of such information.

GENERAL

         Pursuant to a Mortgage Loan Purchase and Servicing Agreement between
IUB and the Depositor, as purchaser, IUB will have sold and conveyed the
Mortgage Loans without recourse to the Depositor on or prior to the Closing
Date.

THE SUBSERVICER

         Irwin Home Equity Corporation ("IHE" or the "SUBSERVICER") is an
Indiana corporation with a single facility in San Ramon, California. IHE will initially be the sole subservicer of the Mortgage Loans. The Subservicer will service the Mortgage Loans pursuant to a subservicing agreement between IHE and
IUB. Notwithstanding such subservicing arrangement, IUB will remain responsible to the Trust and the holders of the Notes for the servicing of the Mortgage
Loans. IHE is a substantially wholly-owned subsidiary of IUB, which is a direct wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. IHE assists IUB in identifying mortgage loans that are appropriate for origination or acquisition by IUB in selected markets nationwide using a combination of direct mail, broker channels, internet site, correspondent lenders, telemarketing and portfolio acquisition. IHE services these loans on behalf of IUB. As of
September 30, 2004, IHE's and IUB's home equity line of business had over $1.1 billion in assets, had originated in aggregate over $6.9 billion in mortgage loans, and IHE was a Freddie Mac approved seller-servicer. The home equity program underwrites first, second and more junior lien mortgage loans secured by one- to four-family residences located primarily in selected metropolitan markets in the United States.

         The Subservicer engages in mortgage loan servicing, including servicing of previously securitized loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At September 20, 2004, the Subservicer serviced 60,319 mortgage loans with an outstanding principal balance of approximately $2.8 billion.

         As of September 30, 2004, IHE and IUB together had approximately 681 employees involved in the home equity program. The Subservicer's offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and
its telephone number is (925) 277-2001.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Subservicer's servicing portfolio. The Subservicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Master Servicer's mortgage banking operations.

                                      S-36

                      THE SUBSERVICER'S SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED                                  NINE MONTHS ENDED
                                                    DECEMBER 31,                                   SEPTEMBER 30,
--------------------------------------------------------------------------------------------------------------------
                            2000               2001               2002               2003               2004
                            ----               ----               ----               ----               ----

Loans acquired
  and originated:        $  1,225,955      $  1,149,409       $   1,067,227       $  1,133,316      $    1,107,476
Loan Volume -
  Lines of Credit:       $    629,906      $    317,579       $     443,323       $    324,094      $      402,360
  Loans:                 $    596,049      $    831,830       $     623,903       $    809,222      $      705,115
 Total Servicing
 Portfolio:              $  1,825,527      $  2,317,975       $   2,502,685       $  2,568,356      $    2,798,211
  Loans Securitized:     $    774,600      $  1,045,707       $     470,825       $    305,000      $      420,336
Securitized
 loan balance
 (cumulative):           $  1,285,500      $  1,721,048       $   1,518,582       $  1,098,594      $      826,844
----------------------

Note:    A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.

DELINQUENCY AND LOSS EXPERIENCE OF THE SUBSERVICER'S SERVICING PORTFOLIO

         The following tables summarize the delinquency and loss experience for closed end, fixed-rate first and second mortgage loans and adjustable-rate home equity lines of credit originated or acquired by the Master Servicer and serviced by the Subservicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                            YEAR ENDED                                    NINE MONTHS ENDED
                                                           DECEMBER 31,                                     SEPTEMBER 30,
----------------------------------------------------------------------------------------------------------------------------
                                 2000                2001               2002                2003                2004
                                 ----                ----               ----                ----                ----
                            Number            Number              Number               Number              Number
                             of      Dollar     of      Dollar      of        Dollar     of       Dollar     of      Dollar
Accounts Managed            Loans    Amount    Loans    Amount     Loans      Amount    Loans     Amount    Loans    Amount
------------------------------------------------------------------------------------------------------------------------------

Principal Balance of
Mortgage Loans.......      57,544   $1,825,527  65,596  $2,317,975  64,242  $2,502,685  57,357  $2,568,356  60,319  $2,798,211
30-59 Days Past
Due (1)..............       1,454   $   38,857    1,647    $45,218   1,446     $45,933   1,512     $49,303   1,254     $44,040
60-89 Days Past
Due (1)..............         547      $13,033      708    $18,257     659     $20,504     611     $20,272     464     $16,738
90+ Days Past
Due (1)..............         929      $27,378    2,087    $47,909   1,652     $42,527     757     $27,255     666     $25,529

Foreclosure..........          86   $    4,178      223    $10,800     377     $19,861     492     $24,385     446    $ 21,793

REO Properties (2)...          20   $    1,204       38    $ 2,443      53     $ 3,107      49      $2,662      49      $1,852

----------------------

Note:    A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.
(1)      Contractually past due excluding mortgage loans in the process of foreclosure.

(2)      "REO Properties" - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the
         Master Servicer pending disposition.

                                      S-37

                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                  YEAR ENDED                        NINE MONTHS ENDED
                                                 DECEMBER 31,                         SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------
                                2000           2001          2002          2003           2004
                                ----           ----          ----          ----           ----

Aggregate Principal          $1,825,527     $2,317,975    $2,502,685     $2,568,356     $2,798,211
Balance Outstanding......

Net Charge-offs (1)......      $ 10,375       $ 36,694      $ 63,692       $ 85,785        $47,568

Total Loans in
Foreclosure....                $  4,178       $ 10,800      $ 19,861       $ 24,385        $21,793
=====================================================================================================
Net Charge-offs as a
Percentage of Aggregate
Principal Balance
Outstanding at period-end         0.57%          1.58%         2.54%        3.34%          2.27%

Note:    A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.
(1)      Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.

LEGAL PROCEEDINGS

         IUB and its subsidiaries, including IHE, are defendants in several lawsuits, including class action lawsuits, in which the plaintiffs' allege various violations of law, including violations of the Truth-in-Lending Act
("TILA"), HOEPA, the Residential Settlement Procedures Act ("RESPA") and the
Racketeer Influenced and Corrupt Organizations Act ("RICO"). In the lawsuits where IUB acquired loans from other originators, the plaintiffs have alleged that IUB has assignee liability under HOEPA. If the plaintiffs are successful in certifying a class and prevailing at trial, possible damages could include TILA remedies, such as rescission, actual damages, statutory damages and attorneys'
fees and costs. Possible HOEPA remedies include the refunding of all closing costs, finance charges and fees paid by the borrower. RESPA remedies could include treble damages for each service for which there was an unearned fee, kickback or overvalued service. RICO remedies could include treble plaintiffs'
actually proved damages. See "Risk Factors-Origination disclosure practices for the mortgage loans could create liabilities that affect your notes."

         IUB and its subsidiaries intend to defend these lawsuits vigorously and believe they have numerous defenses to the alleged violations. No assurance, however, can be given that IUB or its subsidiaries will be successful in defeating class certification or will ultimately prevail on the merits in these lawsuits. Information concerning these lawsuits is available in the reports filed at the Securities and Exchange Commission by the parent of IUB, Irwin
Financial Corporation.

SOLICITATION PROCESS

         Since January 1995, IUB's home equity program has processed responses from its geographic mailing base. IUB also receives customer applications through loan brokers and the internet. A portion of the Mortgage Loans being sold to the trust were originated by correspondent lenders or acquired through portfolio acquisitions, including loans in states where IUB does not originate its own loans.

                                      S-38

         IHE uses pre-screening and list processing (response modeling)
techniques in connection with direct-mail methods to assist IUB in contacting creditworthy and profitable customer segments within a targeted mail base. IHE also assists IUB in using direct-mail to contact individuals identified in public records as having a second mortgage and IUB uses the internet to accept applications from aggregator sites, banner ad respondents and direct mail recipients. In the ordinary course of its business, IUB, including through its affiliates, may offer mortgage products via promotions or solicitations as well as respond to unsolicited requests for refinancing from mortgagors on the mortgage loans. IUB may also waive any prepayment penalties with respect to any refinancing of the mortgage loans.

UNDERWRITING STANDARDS

         The Mortgage Loans (other than those originated by correspondent lenders or acquired through portfolio acquisitions) were underwritten by IUB in accordance with its underwriting standards. The Mortgage Loans originated by correspondent lenders were originated in accordance with the underwriting criteria of IUB and applied by the originating institution at the time of origination of the related Mortgage Loan. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage
Loans. However, there can be no assurance that the quality or performance of all
Mortgage Loans will be equivalent in every respect under all circumstances.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from national credit reporting companies is required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and record of any defaults, bankruptcies, repossessions or judgments. Appraisals and property valuations range from full appraisals to the use of prior purchase price adjusted to reflect market appropriate appreciation to stated value. Title searches and insurance range from full ALTA policies to property profiles. The appraisal and title requirements obtained in connection with each loan vary based on loan amount, lien position, property type and location and originating lender.

         The underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which mortgage loans are originated, such mortgage loans may have been originated pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain
Mortgage Loans were originated using less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

         IHE selected the Mortgage Loans to be acquired by IUB from among the mortgage loans offered to it by approved originators. All acquired loans were reviewed and approved by IUB both at underwriting and at post-closing to ensure that underwriting and documentation guidelines were satisfied. The acquisition requirements for certain types of mortgage loans may change from time to time, which in certain instances may result in less stringent requirements. The
Mortgage Loans originated by lenders other than IUB or correspondent lenders were originated in accordance with various underwriting criteria being applied by the originating institutions at the time of origination of the related
Mortgage Loan.

SERVICING PROVISIONS

         The Trust will appoint IUB as Master Servicer (the "MASTER SERVICER")
pursuant to the Sale and Servicing Agreement. The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement.
Initially, the Subservicer will be the sole subservicer with respect to the
Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such subservicing arrangements, IUB will remain responsible to the Trust and the holders of the
Notes for the servicing of the Mortgage Loans. See "Description of the Sale and
Servicing Agreement" herein and "Servicing of Loans" in the Prospectus.

                                      S-39

         The Master Servicer will mail billing statements each month to
Mortgagors with a payment due. Such statements will detail the monthly activity on the related Mortgage Loan and specify the monthly payment due thereon.

         For information regarding foreclosure procedures, see "Description of the Sale and Servicing Agreement--Realization Upon or Sale of Defaulted Mortgage
Loans" herein and "Servicing of Loans--Realization Upon Defaulted Loans" in the
Prospectus. The Master Servicer's servicing and charge-off policies and collection practices may change over time in accordance with the Master
Servicer's business judgment, changes in applicable laws and regulations and other considerations.

                                   THE ISSUER

         The Issuer is a statutory trust formed under the laws of the State of
Delaware pursuant to the Trust Agreement for the purposes described in this
Prospectus Supplement. The Trust Agreement constitutes the "GOVERNING
INSTRUMENT" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the
Issuer (the "TRUST ESTATE") and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are in Wilmington, Delaware, in care of
Wilmington Trust Company, as Owner Trustee, at Rodney Square North, 1100 North
Market Street, Wilmington, Delaware 19890-0001.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust
Agreement. The Owner Trustee is a banking corporation organized under the laws of the State of Delaware with offices located in Wilmington, Delaware.

         Neither the Owner Trustee nor any director, officer or employee of the
Owner Trustee will be under any liability to the Issuer or the holders of the
Securities for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment;
provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the
Trust Agreement.

         The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Depositor, the Master Servicer and/or their affiliates. Payment of the fees and disbursements of the Owner Trustee will be the obligation of the Depositor or an affiliate thereof.

         The Owner Trustee may resign at any time, in which event the Indenture
Trustee will be obligated to appoint a successor Owner Trustee as set forth in the Trust Agreement. The Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the
Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

                                      S-40

                              THE INDENTURE TRUSTEE

         Wells Fargo Bank, N.A., a national banking association, is the
Indenture Trustee under the Indenture. The principal offices of the Indenture
Trustee are located at the Wells Fargo Center, Sixth and Marquette, Minneapolis,
Minnesota 55479.

         The Indenture Trustee may have normal banking relationships with the
Depositor, the Master Servicer and/or their affiliates.

         The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Indenture Trustee as set forth in the
Indenture. The Issuer as set forth in the Indenture is obligated to remove the
Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as
Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Issuer will be obligated to appoint a successor Indenture Trustee. The Indenture Trustee may also be removed at any time by the holders of a majority of the aggregate Note
Balance of the Offered Notes and the Class M-7 Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor
Indenture Trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The
summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Offered Notes are being offered hereby.

         The Notes will be secured by the assets of the Trust pledged by the
Issuer to the Indenture Trustee pursuant to the Indenture which will consist of:
(i) the assignment of the Depositor's right, title and interest in and to the
Mortgage Loans; (ii) all funds on deposit from time to time in the Collection
Account and the Trustee Collection Account (each as defined herein) and all proceeds thereof, (iii) the assignment of the Depositor's right, title and interest in and to the representations and warranties made by IUB in the
Mortgage Loan Purchase and Servicing Agreement and (iv) all proceeds of the foregoing.

BOOK-ENTRY NOTES

         The Offered Notes will initially be issued as Book-Entry Notes (the
"BOOK-ENTRY NOTES"). Persons acquiring beneficial ownership interests in the Offered Notes ("BENEFICIAL OWNERS" or "OFFERED NOTE OWNERS") may elect to hold their Offered Notes through The Depository Trust Company in the United
States, or Clearstream, Luxembourg or Euroclear in Europe if they are participants of such systems (such persons, "PARTICIPANTS"), or indirectly through organizations which are Participants in such systems (such person,
"INDIRECT PARTICIPANTS"). The Depository Trust Company is referred to as "DTC."
Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The Book-Entry Notes will be issued in one or more securities that equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., as nominee of DTC
("CEDE"). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry
Notes in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE
NOTE"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Offered Notes will be Cede, as nominee of DTC. Offered Note
Owners will not be Holders as that term is used in the Indenture.

                                      S-41

         A Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial
Owner's Financial Intermediary is not a DTC Participant and on the records of
Clearstream or Euroclear, as appropriate).

         Offered Note Owners will receive all payments of principal and interest on the Offered Notes from the Indenture Trustee through DTC and DTC
Participants. While the Offered Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit payments of principal and interest on the Offered Notes.

         Participants and Indirect Participants with whom Offered Note Owners have accounts with respect to Offered Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Note Owners. Accordingly, although Offered Note Owners will not possess physical certificates, the Rules provide a mechanism by which
Offered Note Owners will receive payments and will be able to transfer their interest.

         Offered Note Owners will not receive or be entitled to receive
Definitive Notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until
Definitive Notes are issued, Offered Note Owners who are not Participants may transfer ownership of Offered Notes only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer the Offered Notes, by book-entry transfer, through DTC for the account of the purchasers of such Offered Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Offered Note Owners.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede Payments with respect to Offered
Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the
Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial
Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such
Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Offered Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Indenture Trustee that, unless and until Definitive
Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more
Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the
Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of the Offered Notes under the Indenture on behalf of a
Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant
Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some
Offered Notes which conflict with actions taken with respect to other Offered
Notes.

                                      S-42

         Definitive Notes will be issued to Beneficial Owners of the Book-Entry
Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the
Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, pursuant to the
Indenture, Beneficial Owners having percentage interests aggregating at least a majority of the Note Balance of the Offered Notes advise DTC through the
Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all
Beneficial Owners of the occurrence of such event and the availability through
DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive
Notes, and thereafter the Indenture Trustee will recognize the holders of such
Definitive Offered Notes as Holders under the Indenture.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "The Agreements--Book-Entry Securities" in the Prospectus and
Annex I hereto.

         None of the Depositor, the Master Servicer, the Subservicer or the
Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the
Offered Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the
Paying Agent on the 25th day of each month or, if such day is not a Business
Day, then the next succeeding Business Day, commencing in February 2005 (each, a
"PAYMENT DATE"). Payments on the Offered Notes other than the Class A-IO Notes will be made to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date, and payments on the
Class A-IO Notes will be made to the persons in whose names such Notes are registered at the close of business on the last day of the preceding calendar month (or, if the Offered Notes are no longer Book-Entry Notes, at the related record date). See "The Agreements--Book-Entry Securities" in the Prospectus.
Payments will be made by wire transfer to the account of, or by check or money order mailed to the address of, the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the note register in amounts calculated as described herein on the Determination Date.
However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture
Trustee specified in the notice to Holders of such final payment. A "BUSINESS
DAY" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of California, Minnesota, Maryland, New York,
Indiana or Delaware are required or authorized by law to be closed.

INTEREST PAYMENTS ON THE NOTES

         The "NOTE RATE" for each class of the Senior and Subordinate Notes will be the per annum rate as set forth under "Summary--Terms of the Offered Notes"
of this Prospectus Supplement. Interest payments will accrue on each class of
Senior and Subordinate Notes on each Payment Date at the related Note Rate, subject to the limitations set forth below, which may result in Interest
Carry-Forward Amounts. With respect to any Payment Date, the Weighted Average
Net Mortgage Interest Rate of the Mortgage Loans will be determined as of the first day of the month preceding the month in which such Payment Date occurs.

                                      S-43

         On any Payment Date for which the Note Rate for any class of the Senior and Subordinate Notes (except for the Class A-IO Notes) has been limited by the applicable weighted average net mortgage interest rate of the Mortgage Loans, the excess of (a) the amount of interest that would have accrued on such Notes during the related Interest Period had such amount been determined pursuant to one-month LIBOR plus the fixed margin specified for such Notes in the footnotes to the table under "Summary--Terms of the Offered Notes" of this Prospectus
Supplement (but not in excess of 13.00% per annum) over (b) the interest actually accrued on the related Note during such Interest Period (such excess, an "INTEREST CARRY-FORWARD AMOUNT") will accrue interest at the related Note
Rate (as adjusted from time to time) and will be paid on subsequent Payment
Dates to the holders of such Notes to the extent funds are available therefor.

         The Class A-IO Notes will be interest only notes. Interest on the Class
A-IO Notes will accrue, in respect of any Payment Date, on a notional balance equal to the least of (i) the aggregate Principal Balance of the Mortgage Loans,
(ii) after the Payment Date in July 2007, $0 and (iii) the "CLASS A-IO SCHEDULED
NOTIONAL BALANCE" equal to the following:

Payment Date Occurring In:                 Class A-IO Scheduled Notional Balance
--------------------------                 -------------------------------------

February 2005                                          $42,938,000.00
March 2005                                              42,580,211.00
April 2005                                              42,222,394.00
May 2005                                                41,864,578.00
June 2005                                               41,506,761.00
July 2005                                               41,148,944.00
August 2005                                             40,791,127.00
September 2005                                          40,791,127.00
October 2005                                            40,791,127.00
November 2005                                           40,433,310.00
December 2005                                           40,075,493.00
January 2006                                            39,717,676.00
February 2006 through July 2007                         35,781,690.00

         Interest on each class of Senior and Subordinate Notes in respect of any Payment Date will accrue for the related Interest Period on the related Note
Balance or, in the case of the Class A-IO Notes, notional balance. The "INTEREST
PERIOD" with respect to any Payment Date and each class of Senior and
Subordinate Notes other than the Class A-IO Notes (i) with respect to the
Payment Date in February 2005, the period commencing on the Closing Date and ending on the day preceding the Payment Date in February 2005, and (ii) with respect to any Payment Date after the Payment Date in February 2005, the period commencing on the Payment Date immediately preceding the month in which such
Payment Date occurs and ending on the day preceding such Payment Date. Interest on these Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. The Interest Period with respect to the Class A-IO Notes will be the calendar month preceding the month in which such Payment Date occurs. Interest on the Class A-IO Notes will be calculated on the basis of a 30-day month and a 360-day year.

                                      S-44

DETERMINATION OF LIBOR

         On each Payment Date, the Indenture Trustee will establish LIBOR. As to any Interest Period, LIBOR will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England
time, on the second LIBOR Business Day prior to the first day of such Interest
Period. With respect to the first Interest Period, LIBOR will equal the rate for
United States dollar deposits for one month that appears on the Telerate Screen
Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the
Depositor), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         "TELERATE SCREEN PAGE 3750" means the display page so designated on the
Telerate service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

         The "REFERENCE BANK RATE" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the reference banks selected by the
Indenture Trustee after consultation with the Depositor as of 11:00 a.m.,
London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market; provided, that at least two such reference banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the
Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New
York time, on such date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, the Reference Bank
Rate will be the Reference Bank Rate applicable to the preceding Interest
Period.

         "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a
Sunday or (ii) a day on which banking institutions in the city of London,
England or New York City are required or authorized by law to be closed.

         The establishment of LIBOR as to each Interest Period by the Indenture
Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Offered Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         In no event will payments of principal on a class of Senior or
Subordinate Notes on any Payment Date exceed the related Note Balance on that
Payment Date. No principal will be paid on the Class A-IO Notes, which are interest only Notes.

         All principal payments made to the holders of the Senior Notes (other than the Class A-IO Notes) on each Payment Date from whatever source will be distributed sequentially to the Class A-1 Notes, Class A-2 Notes and Class A-3
Notes, which means that principal will not be paid on the Class A-3 Notes until the Note Balance of the Class A-2 Notes has been reduced to $0, and principal will not be paid on the Class A-2 Notes until the Note Balance of the Class A-1
Notes has been reduced to $0.

         Until the Step-down Date, no principal payments will be distributed to the Subordinate Notes unless the Note Balances of all of the Senior Notes have been reduced to $0. In addition, if on any Payment Date on which the Senior
Notes are outstanding, the Loss and Delinquency Tests are not satisfied, amounts otherwise payable to the Subordinate Notes with respect to principal will be paid to the Senior Notes, and the Subordinate Notes will receive no distributions of principal on that Payment Date.

                                      S-45

         On the Legal Final Payment Date for a class of Notes, principal will be due and payable on such class of Notes in an amount equal to the related Note
Balance remaining outstanding on that Payment Date.

         The payment of principal to the Subordinate Notes after the Step-Down
Date is subject to the following loss and delinquency tests (the "LOSS AND
DELINQUENCY TESTS"):

         o        satisfaction of a cumulative Liquidation Loss Amount test such that the fraction (expressed as a percentage) of cumulative
                  Liquidation Loss Amounts as of the respective Payment Date divided by the initial aggregate Principal Balance of the
                  Mortgage Loans is less than or equal to the percentage set forth below for the related Collection Period specified below:

                                COLLECTION             CUMULATIVE LIQUIDATION
                                PERIOD                 LOSS AMOUNT PERCENTAGE
                                ------                 ----------------------
                                37 - 48                9.00%
                                49 - 60                11.75%
                                61 - 72                13.25%
                                73+                    13.90%; and

         o        satisfaction of a delinquency test such that the three-month rolling average of the aggregate Principal Balance of the
                  Mortgage Loans that are 60 days or more delinquent (including all Mortgage Loans that are in foreclosure and Mortgage Loans that are REO Loans, but excluding Liquidated Mortgage Loans)
                  in the payment of principal and interest divided by the
                  aggregate Principal Balance of all of the Mortgage Loans, is less than 8.50%.

PRIORITY OF DISTRIBUTIONS ON THE NOTES

         On each Payment Date, from Interest Collections and Principal
Collections with respect to the Mortgage Loans, minus the trustee fee and any permitted expenses reimbursable to the Indenture Trustee, the Indenture Trustee will make the following payments in the following order of priority:

                  first, to pay the accrued and unpaid interest due on the Note
         Balances of the Class A Notes and Class M Notes and the notional balance of the Class A-IO Notes at their respective Note Rates, in the following order:

                  (i) to the Senior Notes on a pro rata basis in accordance with the amount of accrued interest due thereon; and
                  (ii) sequentially, to the Class M-1 Notes, the Class M-2
                  Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5
                  Notes, the Class M-6 Notes and to the Class M-7 Notes, in that order;

                  second, to pay as principal on the Senior and Subordinate
         Notes (other than the Class A-IO Notes) until the related Note Balance thereof has been reduced to zero, in an amount equal to the Principal
         Distribution Amount, in the following order:

                  (i) the Class A Principal Distribution Amount sequentially to the Class A Notes;
                  (ii) the Class M-1 Principal Distribution Amount to the Class
                  M-1 Notes;
                  (iii) the Class M-2 Principal Distribution Amount to the Class
                  M-2 Notes;
                  (iv) the Class M-3 Principal Distribution Amount to the Class
                  M-3 Notes;
                  (v) the Class M-4 Principal Distribution Amount to the Class
                  M-4 Notes;
                  (vi) the Class M-5 Principal Distribution Amount to the Class
                  M-5 Notes;
                  (vii) the Class M-6 Principal Distribution Amount to the Class
                  M-6 Notes; and
                  (viii) the Class M-7 Principal Distribution Amount to the
                  Class M-7 Notes;

                                      S-46

                  third, to pay as principal on the Senior and Subordinate Notes
         (other than the Class A-IO Notes) the Liquidation Loss Distribution
         Amount for such Payment Date, sequentially to the Class A-1 Notes,
         Class A-2 Notes, Class A-3 Notes, Class M-1 Notes, Class M-2 Notes,
         Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes and
         Class M-7 Notes, in that order, in each case until the related Note
         Balance thereof has been reduced to zero;

                  fourth, to pay the Indenture Trustee and the Administrator any
         unpaid expenses and other reimbursable amounts owed to the Indenture
         Trustee and the Administrator;

                  fifth, to pay to the holders of the Notes, in the order
         described in clause first above, any unpaid Interest Carry-Forward
         Amounts, together with interest thereon; and

                  sixth, any remaining amounts to the holders of the Class X
         Notes and the Certificates in the amounts and priorities set forth in the Indenture.

PRIORITY OF DISTRIBUTIONS ON THE NOTES MAY CHANGE UPON AN EVENT OF DEFAULT

         Upon the occurrence and continuation of any Event of Default described below under "Description of the Trust Agreement and Indenture--Events of
Default," the Indenture Trustee may accelerate the maturity of the Offered
Notes. Upon the occurrence and continuation of an Event of Default and the acceleration of the Notes, (i) the holders of the Senior Notes must be paid in full before any distributions of interest or principal may be made on the
Subordinate Notes, (ii) the holders of the Class M-1 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-2
Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class
M-6 Notes or the Class M-7 Notes, (iii) the holders of the Class M-2 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6
Notes or the Class M-7 Notes, (iv) the holders of the Class M-3 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes or the Class M-7
Notes, (v) the holders of the Class M-4 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-5 Notes, the
Class M-6 Notes or the Class M-7 Notes, (vi) the holders of the Class M-5 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-6 Notes or the Class M-7 Notes and (vii) the holders of the
Class M-6 Notes must be paid in full before any distributions of interest or principal may be made on the Class M-7 Notes. In such circumstances, the Senior
Notes will be paid on a pro rata basis.

         Following the occurrence and continuation of an Event of Default and the acceleration of the Notes, the Indenture Trustee may elect to liquidate the
Mortgage Loans and the other property of the Trust, subject to the requirements set forth in the prospectus and this prospectus supplement under "Description of the Trust Agreement and Indenture--Events of Default." Irrespective of the type of Event of Default, upon such a liquidation of Mortgage Loans, (i) the holders of the Senior Notes will be paid pro rata, (ii) no amounts will be distributed to the holders of the Subordinate Notes until all interest and principal due on the Senior Notes have been paid in full, (iii) no amounts will be distributed to the holders of the Class M-7 Notes, the Class M-6 Notes, the Class M-5 Notes,
the Class M-4 Notes, the Class M-3 Notes or the Class M-2 Notes until all interest and principal due on the Class M-1 Notes have been paid in full, (iv)
no amounts will be distributed to the holders of Class M-7 Notes, the Class M-6
Notes, the Class M-5 Notes, the Class M-4 Notes or the Class M-3 Notes until all interest and principal due on the Class M-2 Notes have been paid in full, (v) no amounts will be distributed to the holders of the Class M-7 Notes, the Class M-6
Notes, the Class M-5 Notes or the Class M-4 Notes until all interest and principal due on the Class M-3 Notes have been paid in full, (vi) no amounts will be distributed to the holders of the M-7 Notes, the Class M-6 Notes or the
Class M-5 Notes until all interest and principal due on the Class M-4 Notes have been paid in full, (vii) no amounts will be distributed to the holders of Class
M-7 Notes or the Class M-6 Notes until all interest and principal due on the
Class M-5 Notes have been paid in full and (v) no amounts will be distributed to the holders of the Class M-7 Notes until all interest and principal due on the
Class M-6 Notes have been paid in full.

                                      S-47

OVERCOLLATERALIZATION

         The cashflow mechanics of the Trust are intended to create overcollateralization by using a portion or all of the available Excess Spread to make principal payments in an amount equal to the Overcollateralization
Increase Amount (but not in excess of the Overcollateralization Funding Amount).
The application of a portion or all of the available Excess Spread will continue until the Overcollateralization Amount equals the Overcollateralization Target
Amount at which point such application will cease unless necessary on a later
Payment Date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future in which case a portion of the available Excess Spread will not be used to make payments to the holders of the Class A Notes or the
Class M Notes but will instead be distributed to the holders of the Class X
Notes and the Certificates. As a result of these mechanics, the weighted average lives of the Offered Notes will be different than they would have been in the absence of such mechanics.

         To the extent that the protection provided by the application of available Excess Spread, the subordination of the Subordinate Notes and the availability of overcollateralization are exhausted, holders of one or more classes of the Offered Notes may incur a loss on their investments. On the
Closing Date, the Overcollateralization Amount for the Notes will be equal to approximately 1.00% of the initial aggregate Principal Balance of the Mortgage
Loans.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS

         On each Payment Date, Liquidation Loss Amounts incurred on the Mortgage
Loans in the related Collection Period, to the extent not covered by Excess
Spread or a reduction in the Overcollateralization Amount on such Payment Date
(but not a reduction to less than $0), will be allocated to the Class M-7 Notes, the Class M-6 Notes, the Class M-5 Notes, the Class M-4 Notes, the Class M-3
Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until the outstanding Note Balance of each such class of Notes has been reduced to $0. If the Note Balances of all of the Subordinate Notes have been reduced to $0 by application of Liquidation Loss Amounts, then, to the extent not covered by
Excess Spread or a reduction in the Overcollateralization Amount on such Payment
Date (but not a reduction to less than $0), any additional application of
Liquidation Loss Amounts will be allocated among the classes of Senior Notes, pro rata, in proportion to their outstanding Principal Balances.

         If the Master Servicer or the Subservicer recovers any amount (net of reimbursable liquidation expenses) in respect of a Liquidated Mortgage Loan after a Liquidation Loss Amount has been allocated with respect thereto to the
Subordinate Notes, such recovery, which we refer to in this prospectus supplement as a "Subsequent Recovery," will be distributed in accordance with the priorities described under "Description of the Securities-Priority of
Distributions on the Notes" in this prospectus supplement. Holders of such Notes will not be entitled to any interest payments on the amount of such reimbursement for the Interest Period preceding the Payment Date on which such reimbursement occurs. Payment of that reimbursement amount will not further reduce the Note Balance of the applicable class. Notwithstanding the foregoing, after the Note Balance of any class of Subordinate Notes has been reduced to $0, that class will no longer be entitled to reimbursement on any future Payment
Date.

THE PAYING AGENT

         The paying agent (the "PAYING AGENT") initially will be the Indenture
Trustee, together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Trustee Collection Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

         Each class of Senior and Subordinate Notes will be payable in full on its Legal Final Payment Date specified above under "Summary" (the "LEGAL FINAL
PAYMENT DATE"), in each case to the extent of any accrued and unpaid interest and the outstanding related Note Balance on such date, if any.

                                      S-48

         In addition, the Depositor may, at its option and at its sole expense, repurchase all but not less than all of the Mortgage Loans, and thereby cause a full redemption of the aggregate outstanding Note Balance of the related class or classes of Notes, on any Payment Date on which the aggregate Principal
Balance of the Mortgage Loans (after applying payments received in the related
Collection Period) is reduced to an amount less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date. The
Sale and Servicing Agreement provides that to the extent the Depositor does not exercise the optional redemption, the Master Servicer may, subject to the consent of the Depositor, exercise such option under the same conditions described above. If the Master Servicer exercises the optional redemption, the purchase price it will pay for the Mortgage Loans will equal the lesser of (a)
the outstanding Principal Balance of the Mortgage Loans and (b) the fair market value of the Mortgage Loans.

         Notwithstanding the foregoing, the optional repurchase of the Mortgage
Loans by the Depositor or the Master Servicer may occur only if the purchase price for the Mortgage Loans equals or exceeds the sum of (i) all accrued and unpaid interest (including any Interest Carry-Forward Amounts) on the related class or classes of Notes, (ii) the outstanding Note Balances of the related class or classes of Notes, and (iii) any amounts owed to the Indenture Trustee.
In addition, if the Notes are redeemed prior to the Payment Date in July 2007, the Class A-IO Notes will be entitled to receive their adjusted issue price, which will be approximately equal to the present value of the remaining payments on the Class A-IO Notes, using a discount rate equal to the discount rate reflected in the price paid by the initial purchaser of the Class A-IO Notes on the Closing Date.

GLOSSARY OF TERMS

         An "AMORTIZATION EVENT" will be deemed to occur upon the
occurrence of any one of the following events:

         (a) the failure on the part of the Master Servicer, the Depositor or the Issuer (i) to make any payment or deposit required to be made under the Sale and Servicing Agreement or the Indenture within three (3) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Master
Servicer or the Depositor set forth in the Sale and Servicing Agreement or the
Issuer set forth in the Indenture, which failure continues unremedied for a period of ninety (90) days after written notice thereof to the Master Servicer, the Depositor or the Issuer, as applicable, and such failure materially and adversely affects the interests of the holders of the Notes;

         (b) any representation or warranty made by the Originator in the
Mortgage Loan Purchase and Servicing Agreement or the Master Servicer or the
Depositor in the Sale and Servicing Agreement or the Issuer in the Indenture
shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Mortgage Loan Purchase and Servicing Agreement, the Sale and
Servicing Agreement or the Indenture, as applicable, after written notice and as a result of which the interests of the holders of the Notes are materially and adversely affected; provided, that an Amortization Event will not be deemed to occur if the Originator has repurchased or caused to be repurchased or substituted for the related Mortgage Loans during such period in accordance with the provisions of the Mortgage Loan Purchase and Servicing Agreement;

         (c) the entry against the Depositor or the Issuer of a decree or order by a court or agency having jurisdiction in the premises for the appointment of a trustee, receiver or liquidator in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

         (d) the Depositor or the Issuer shall voluntarily go into liquidation, consent to the appointment of a trustee, receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Depositor or the Issuer of or relating to all or substantially all of its property, or a decree or order of a court or agency having jurisdiction in the premises for the appointment of a receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Depositor or the Issuer and such decree or order shall remain in force undischarged,

                                      S-49

unbonded or unstayed for a period of ninety (90) days or the Depositor or the
Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (e) the Issuer becomes subject to regulation by the Securities and
Exchange Commission as an investment company within the meaning of the
Investment Company Act of 1940, as amended;

         (f) a Servicer Default occurs and is unremedied under the Sale and
Servicing Agreement and a qualified successor Master Servicer has not been appointed; or

         (g) the Issuer or any portion thereof is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

         In the case of any event described in (a), (b) or (f), an Amortization
Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee or holders of the Senior
Notes evidencing not less than 51% of the aggregate Note Balance of the Senior
Notes, by written notice to the Depositor, the Master Servicer and the Owner
Trustee (and to the Indenture Trustee, if given by the holders of the Senior
Notes), declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (g), an
Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the holders of the Senior Notes immediately upon the occurrence of such event; provided, that any Amortization
Event may be waived and deemed of no effect with the written consent of each
Rating Agency, subject to the satisfaction of any conditions to such waiver.

         "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the Principal
Distribution Amount for such Payment Date. With respect to any other Payment
Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the Principal Distribution Amount for such
Payment Date) equal to (i) the Note Balance of the Class A Notes as of such
Payment Date before any distributions thereon minus (ii) the lesser of (x)
approximately 46.30% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Collection
Period less the Overcollateralization Floor.

         "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such
Payment Date after the distribution of the Class A Principal Distribution
Amount) equal to (i) the sum of (a) the Note Balance of the Class A Notes as of
such Payment Date after any distributions thereon and (b) the Note Balance of the Class M-1 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 60.10% of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Collection
Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

         "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount and the Class M-1 Principal Distribution Amount.
With respect to any other Payment Date on or after the Step-down Date if the
Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount and the Class M-1
Principal Distribution Amounts) equal to (i) the sum of (a) the aggregate Note
Balance of the Class A Notes and the Class M-1 Notes as of such Payment Date after any distributions on such

                                      S-50

Notes and (b) the Note Balance of the Class M-2 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately
71.60% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

         "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount and
the Class M-2 Principal Distribution Amount. With respect to any other Payment
Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal
Distribution Amount, the Class M-1 Principal Distribution Amount and the Class
M-2 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate
Note Balance of the Class A Notes, the Class M-1 Notes and the Class M-2 Notes
as of such Payment Date after any distributions on such Notes and (b) the Note
Balance of the Class M-3 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 75.40% of the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related
Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution
Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1
Principal Distribution Amount, the Class M-2 Principal Distribution Amount and
the Class M-3 Principal Distribution Amount) equal to (i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the Class M-2
Notes and the Class M-3 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-4 Notes as of such Payment
Date before any distributions thereon minus (ii) the lesser of (x) approximately
78.90% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

         "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount and the Class M-4 Principal Distribution Amount. With respect to any other Payment Date on or after the Step-down Date if the Loss and Delinquency
Tests have been satisfied, an amount (but only up to the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount and the Class M-4 Principal Distribution Amount) equal to (i) the sum of
(a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the
Class M-2 Notes, the Class M-3 Notes and the Class M-4 Notes as of such Payment
Date after any distributions on such Notes and (b) the Note Balance of the Class
M-5 Notes as of such Payment Date before any distributions thereon minus (ii)
the lesser of (x) approximately 82.10% of the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period less the Overcollateralization Floor.

         "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal
Distribution Amount. With respect to any other Payment Date on or after the
Step-down Date if the Loss

                                      S-51

and Delinquency Tests have been satisfied, an amount (but only up to the remaining Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1
Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the
Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution
Amount and the Class M-5 Principal Distribution Amount) equal to (i) the sum of
(a) the aggregate Note Balance of the Class A Notes, the Class M-1 Notes, the
Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes and the Class M-5
Notes as of such Payment Date after any distributions on such Notes and (b) the
Note Balance of the Class M-6 Notes as of such Payment Date before any distributions thereon minus (ii) the lesser of (x) approximately 85.10% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Collection Period less the
Overcollateralization Floor.

         "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
Payment Date prior to the Step-down Date or on or after the Step-down Date if the Loss and Delinquency Tests have not been satisfied, the remaining Principal
Distribution Amount for such Payment Date after the distribution of the Class A
Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution
Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal
Distribution Amount and the Class M-6 Principal Distribution Amount. With
respect to any other Payment Date on or after the Step-down Date if the Loss and
Delinquency Tests have been satisfied, an amount (but only up to the remaining
Principal Distribution Amount for such Payment Date after the distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal
Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5
Principal Distribution Amount and the Class M-6 Distribution Amount) equal to
(i) the sum of (a) the aggregate Note Balance of the Class A Notes, the Class
M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the
Class M-5 Notes and the Class M-6 Notes as of such Payment Date after any distributions on such Notes and (b) the Note Balance of the Class M-7 Notes as
of such Payment Date before any distributions thereon minus (ii) the lesser of
(x) approximately 91.00% of the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Collection Period and (y) the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related
Collection Period less the Overcollateralization Floor.

         "COLLECTION PERIOD" means, with respect to any Mortgage Loan and
Payment Date, the calendar month preceding any such Payment Date, except in the case of the initial Collection Period. The initial Collection Period will commence on the Closing Date and end on January 31, 2005.

         "EXCESS SPREAD" means, with respect to any Payment Date, Interest
Collections minus the amount paid on that Payment Date under clause first under
"Priority of Payments on the Notes" above.

         "INITIAL OVERCOLLATERALIZATION TARGET AMOUNT" means an amount equal to
4.50% of the initial aggregate pool balance.

         "INSURANCE PROCEEDS" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the
Master Servicer's and/or the Subservicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "INTEREST COLLECTIONS" means, with respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and
Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Master Servicer in respect of Mortgage Loans or is collected by the Master Servicer under the Mortgage Loans, reduced by (i) the Servicing Fee for the Mortgage Loans for the related Collection Period and (ii) by any late fees, assumption fees, prepayment penalties, other administrative fees, release fees, bad check charges and other similar servicing related fees paid by
Mortgagors with respect to Mortgage Loans during such Collection Period). The terms of the related mortgage documents shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest.

                                      S-52

         "LIQUIDATED MORTGAGE LOAN" means a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         "LIQUIDATION LOSS AMOUNT" means, with respect to any Payment Date and any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a
Liquidated Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

         "LIQUIDATION LOSS DISTRIBUTION AMOUNT" means, with respect to any
Payment Date, an amount equal to any Liquidation Loss Amounts incurred on the
Mortgage Loans during the related Collection Period, plus any Liquidation Loss
Amounts incurred on the Mortgage Loans remaining undistributed from any previous
Payment Date. Any Liquidation Loss Amounts on the Mortgage Loans remaining undistributed from any previous Payment Date will not be required to be paid as a Liquidation Loss Distribution Amount to the extent that such Liquidation Loss
Amounts were (i) paid by means of a payment from collections on the Mortgage
Loans or (ii) reflected in a reduction of the Overcollateralization Amount or
(iii) in the case of the Senior Notes, reflected in a reduction in the Note
Balances of the Subordinate Notes.

         "LIQUIDATION PROCEEDS" means the proceeds, including Insurance Proceeds but excluding Subsequent Recoveries, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or any REO
Loan, whether through trustee's sale, foreclosure sale or otherwise, net of related liquidation expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan).

         "MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT" means the Mortgage
Loan Purchase and Servicing Agreement, dated as of September 15, 2004, between
Irwin Union Bank and Trust Company and the Depositor, pursuant to which Irwin
Union Bank and Trust Company sold the Mortgage Loans to the Depositor.

         "NOTE BALANCE" means as of any date of determination and with respect to each class of Senior and Subordinate Notes (other than the Class A-IO Notes), the principal balance of such class of Senior and Subordinate Notes on the
Closing Date less any amounts actually distributed as principal thereon on all prior Payment Dates and the Liquidation Loss Amounts, if any, actually allocated in reduction thereof on all prior Payment Dates and not previously reimbursed.

         "OVERCOLLATERALIZATION AMOUNT" means, with respect to any Payment Date, the excess, if any, of (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, over (y) the aggregate Note
Balance of the Senior and Subordinate Notes, after taking into account the payment of the Principal Distribution Amount and Liquidation Loss Distribution
Amount for such Payment Date.

         "OVERCOLLATERALIZATION FLOOR" means an amount equal to approximately
$1,789,085, which is approximately 0.50% of the initial aggregate Principal
Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-53

         "OVERCOLLATERALIZATION FUNDING AMOUNT" means, with respect to any
Payment Date, the maximum amount to be applied towards the Overcollateralization
Increase Amount on such Payment Date for the months and years specified below based on the following percentages of the annualized Excess Spread calculated as a percent of the then-current aggregate Principal Balance of the Mortgage Loans.

       Payment Date              Annualized Excess
       Occurring In              Spread Percentage
       ------------              -----------------
       February 2005                   5.50%
       March 2005                      5.50%
       April 2005                      5.00%
       May 2005                        5.00%
       June 2005                       5.00%
       July 2005                       4.50%
       August 2005                     4.00%
       September 2005                  3.75%
       October 2005                    3.50%
       November 2005                   3.50%
       December 2005                   3.25%
       January 2006                    3.25%

         "OVERCOLLATERALIZATION INCREASE AMOUNT" means, with respect to any
Payment Date, the amount, if any, necessary to be applied on that Payment Date to increase the Overcollateralization Amount to the Overcollateralization Target
Amount; provided, however, that the maximum amount of Excess Spread to be applied to the Overcollateralization Increase Amount on each of the first twelve
(12) Payment Dates will not exceed the related Overcollateralization Funding
Amount for such Payment Dates.

         "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to any
Payment Date, an amount equal to the lesser of (i) the excess, if any, of the
Overcollateralization Amount over the Overcollateralization Target Amount, before taking into account the payment of the Principal Distribution Amount for such Payment Date, and (ii) the Principal Collections for such Payment Date.

         "OVERCOLLATERALIZATION TARGET AMOUNT" means, as to any Payment
Date prior to the Step-down Date, an amount equal to the Initial
Overcollateralization Target Amount. On or after the Step-down Date, the
Overcollateralization Target Amount for any Payment Date will be equal to the lesser of (a) the Initial Overcollateralization Target Amount and (b) 9.00% of
the current aggregate Principal Balance of the Mortgage Loans (after applying payments received in the related Collection Period), but not lower than the
Overcollateralization Floor; provided, however, that the scheduled reduction to the Overcollateralization Target Amount shall not be made as of any Payment Date unless the Loss and Delinquency Tests are satisfied; and provided, further, that the Overcollateralization Target Amount for any Payment Date may be reduced with the prior written consent of the Rating Agencies.

         "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, minus all collections credited as principal in respect of such Mortgage Loan in accordance with the related mortgage documents and applied in reduction of the Principal Balance thereof. A Liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of $0 thereafter.

         "PRINCIPAL COLLECTIONS" means, with respect to any Payment Date, the aggregate of the following amounts:

         (i) the total amount of payments made by or on behalf of the related
Mortgagors, received and applied as payments of principal on the Mortgage Loans during the related Collection Period, as reported by the Master Servicer or the related Subservicer;

                                      S-54

         (ii) any Liquidation Proceeds or Subsequent Recoveries allocable as a recovery of principal received in connection with the Mortgage Loans during the related Collection Period;

         (iii) if such Mortgage Loan (or Mortgage Loans) was repurchased by the
Originator during the related Collection Period, 100% of the Principal Balance thereof as of the date of such repurchase; and

         (iv) other amounts received as payments on or proceeds of the Mortgage
Loans during the related Collection Period, to the extent applied in reduction of the Principal Balance thereof.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Payment
Date, an amount equal to (i) the total Principal Collections plus (ii) the
Overcollateralization Increase Amount, and minus (iii) any Overcollateralization
Release Amount.

         "REO LOAN" means a Mortgage Loan where title to the related Mortgaged
Property has been obtained by the Indenture Trustee or its nominee on behalf of the Noteholders.

         "STEP-DOWN DATE" means the later to occur of (a) the Payment Date in
February 2008 or (b) the first Payment Date on which the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Class A
Principal Distribution Amount on such Payment Date) as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period is equal to or less than 46.30%.

         "STEP-UP DATE" means the Payment Date following the first Payment Date on which the current aggregate Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The yield to maturity and the aggregate amount of payments on the
Offered Notes will depend on the price paid by the related Noteholder for such
Offered Note, the related Note Rate and the rate and timing of principal payments (including payments in excess of the monthly payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans. As described above a substantial majority of the Mortgage Loans provide for the payment of a penalty in connection with prepayment in full during the first one, two, three, four or five years after origination thereof.

         The rate of principal prepayments on the Mortgage Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, Mortgage Loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such Mortgage Loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination,
Mortgage Loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such Mortgage
Loans were originated. Further, the rate of prepayments may vary as among the
HELs and HLTVs. There can be no assurance as to the prepayment rate of the
Mortgage Loans or that the Mortgage Loans will conform to the prepayment experience of other Mortgage Loans or to any past prepayment experience or any published prepayment forecast.

         In general, if an Offered Note is purchased at a premium over its face amount and payments of principal of such Offered Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase.
Conversely, if an Offered Note is purchased at a

                                      S-55

discount from its face amount and payments of principal of such Offered Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         The rate and timing of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by Excess Spread, subordination of the Subordinate Notes, or overcollateralization, the holders of the related class or classes of Offered Notes will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" herein and in the
Prospectus.

         For at least thirty-six months after the Closing Date, no principal payments will be distributed to the Subordinate Notes, unless the Note Balances of all the Senior Notes have been reduced to $0. In addition, if the Loss and
Delinquency Tests are not satisfied, the Subordinate Notes will not receive any distributions of principal until the Senior Notes are paid in full.

         The priority in which distributions are made on the Notes provides additional credit enhancement for certain classes of the Offered Notes. This priority in distribution ensures that any shortfalls in amounts payable on the
Senior Notes will be allocated to the Class M-7 Notes, the Class M-6 Notes, the
Class M-5 Notes, the Class M-4 Notes, the Class M-3 Notes, the Class M-2 Notes
and the Class M-1 Notes, in that order. In addition, losses that would be otherwise allocated to the Senior Notes and are not covered by Excess Spread or overcollateralization also will be allocated to the Class M-7 Notes, the Class
M-6 Notes, the Class M-5 Notes, the Class M-4 Notes, the Class M-3 Notes, the
Class M-2 Notes and the Class M-1 Notes, in that order. Although Liquidation
Loss Amounts allocated to the Subordinate Notes may be reimbursed on future
Payment Dates to the extent there are Subsequent Recoveries, there can be no assurance that those amounts will be available or sufficient. In the event that the Note Balances of the Subordinate Notes have been reduced to $0, then any other losses will be allocated to the Class A Notes, pro rata, based upon the outstanding Principal Balances thereof.

         Because the Note Rate on the Class A-IO Notes is fixed, this rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Class A-IO
Notes were to rise, the market value of these Notes may decline. The Note Rates on the Offered Notes, other than the Class A-IO Notes, are variable and will change in response to changes in the LIBOR rate, subject to a related maximum rate. Investors in these Notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the these Notes due to the rising interest rates may occur later than those which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield.

         The Class A-IO Notes will have a notional balance equal to the least of
(i) the Class A-IO Scheduled Notional Balance, (ii) the aggregate Principal
Balance of the Mortgage Loans and (iii) after the Payment Date in July 2007, $0.
Accordingly, if the Mortgage Loans have high prepayments and losses, the
Notional Amount of the Class A-IO Notes, and as a result the interest distributable on the Class A-IO Notes may be reduced. In addition, no amounts are payable on the Class A-IO Notes after the Payment Date in July 2007.

         The recording of mortgages in the name of MERS is a practice that began several years ago in the mortgage lending industry. While the Depositor expects that the Master Servicer will be able to commence foreclosure proceedings on the
Mortgaged Properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of Liquidation Proceeds to the Noteholders and increase the amount of
Liquidation Loss Amounts on the Mortgage Loans.

                                      S-56

         "WEIGHTED AVERAGE LIFE" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered
Notes (other than the Class A-IO Offered Notes) will be influenced by, among other factors, the rate of principal payments on the Mortgage Loans.

         The primary source of information available to investors concerning the
Offered Notes will be the monthly statements discussed herein under "Description of the Trust Agreement and Indenture--Reports to Noteholders" and in the
Prospectus under "The Agreements--Reports to Holders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Offered
Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

TABLES

         The tables set forth below for the Class A Notes and the Subordinate
Notes are based on the prepayment model ("PREPAYMENT ASSUMPTION") which represents (i) an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans and (ii) optional redemption assumptions as indicated in the tables below. In the case of HELs, a
100% prepayment assumption assumes a constant prepayment rate ("CPR") of 2%
per annum in the first month of the life of such home equity loan and an additional approximately 2.0909% in each month thereafter until the twelfth month. Beginning in the twelfth month, and in each month thereafter, a 100%
prepayment assumption assumes a constant prepayment rate of 25% per annum. In the case of HLTVs, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum in the first month of the life of such home equity loan and an additional approximately 0.8421% in each month thereafter until the twentieth month. Beginning in the twentieth month, and in each month thereafter, a 100%
prepayment assumption assumes a constant prepayment rate of 18% per annum. The
Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans.

         The Mortgage Loans are assumed to consist of sub-pools of Mortgage
Loans with the characteristics set forth below in the table captioned "Assumed
Mortgage Loan Characteristics".

         In addition, it was assumed that:

         o    payments are made in accordance with the description set forth under "Description of the Securities--Priority of Distributions on
              the Notes";

         o    no extension past the scheduled maturity date of a Mortgage Loan is made;

         o    no delinquencies or defaults occur;

         o    the Mortgage Loans pay on the basis of a 30-day month and a
              360-day year;

         o    no Amortization Event occurs;

         o    the scheduled due date for each Mortgage Loan is the first day of each calendar month;

         o    the Closing Date is January 28, 2005;

         o    one month LIBOR remains constant at 2.52% per annum;

         o    the initial Note Balances are as set forth on the cover page hereof;

                                      S-57

         o    unless otherwise noted, neither the Depositor nor the Master
              Servicer has exercised the optional termination as set forth in
              "Description of the Securities -- Maturity and Optional
              Redemption;" and

         o    the Servicing Fee is 1.00% per annum.

         The actual characteristics and performance of the Mortgage Loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to stated maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Note Balances outstanding over time and the weighted average life of the Offered Notes. Neither the CPR model, the
Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Mortgage Loans, including the
Mortgage Loans. Variations in the actual prepayment experience and the Principal
Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the indicated percentage of the CPR or the Prepayment Assumption.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                 INITIAL             GROSS       ORIGINAL TERM     REMAINING TERM
                               OUTSTANDING          MORTGAGE       TO MATURITY       TO MATURITY
  SUB-POOL    LOAN TYPE     PRINCIPAL BALANCE    INTEREST RATE      (MONTHS)          (MONTHS)
  --------    ---------     -----------------    -------------      --------          --------

     1           HLTV         $    19,678.07          15.900%           60                51
     1           HLTV           2,756,492.10          11.071           120               112
     1           HLTV          41,373,616.43          11.336           180               172
     1           HLTV          36,915,043.31          11.880           240               231
     1           HLTV         167,427,835.68          11.614           300               290
     1           HLTV              41,066.41          12.475           360               349
     2           HEL            1,171,807.29           5.764            60                53
     2           HEL            9,286,922.20           6.230           120               110
     2           HEL           47,795,368.91           6.762           180               172
     2           HEL           12,489,517.02           7.677           240               233
     2           HEL           38,539,553.96           8.987           300               291

         Subject to the foregoing discussion and assumptions, the following tables set forth the percentage of the initial Note Balance of each class of
Offered Notes (other than the Class A-IO Notes) that would be outstanding after each of the Payment Dates shown at various percentages of the CPR and Prepayment
Assumption, as applicable, and indicate the weighted average life of each such class of Notes.

                                      S-58

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS A-1

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................          87          66          56         46         35          25
January 2007..................................          82          41          22          4          0          0
January 2008..................................          76          18           0          0          0          0
January 2009..................................          70           0           0          0          0          0
January 2010..................................          63           0           0          0          0          0
January 2011..................................          56           0           0          0          0          0
January 2012..................................          48           0           0          0          0          0
January 2013..................................          39           0           0          0          0          0
January 2014..................................          29           0           0          0          0          0
January 2015..................................          19           0           0          0          0          0
January 2016..................................          9            0           0          0          0          0
January 2017..................................          0            0           0          0          0          0
January 2018..................................          0            0           0          0          0          0
January 2019..................................          0            0           0          0          0          0
January 2020..................................          0            0           0          0          0          0
January 2021..................................          0            0           0          0          0          0
January 2022..................................          0            0           0          0          0          0
January 2023..................................          0            0           0          0          0          0
January 2024..................................          0            0           0          0          0          0
January 2025..................................          0            0           0          0          0          0
January 2026..................................          0            0           0          0          0          0
January 2027..................................          0            0           0          0          0          0
January 2028..................................          0            0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................         6.27        1.75        1.27       1.00       0.83        0.71
Weighted Average Life to 10% call
(years) (3)...................................         6.27        1.75        1.27       1.00       0.83        0.71

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-59

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS A-2

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        71          37
January 2008..................................         100          100         84         36          0          0
January 2009..................................         100          94          35         11          0          0
January 2010..................................         100          54          15          0          0          0
January 2011..................................         100          29           0          0          0          0
January 2012..................................         100          14           0          0          0          0
January 2013..................................         100           1           0          0          0          0
January 2014..................................         100           0           0          0          0          0
January 2015..................................         100           0           0          0          0          0
January 2016..................................         100           0           0          0          0          0
January 2017..................................          94           0           0          0          0          0
January 2018..................................          66           0           0          0          0          0
January 2019..................................          37           0           0          0          0          0
January 2020..................................          26           0           0          0          0          0
January 2021..................................          17           0           0          0          0          0
January 2022..................................          7            0           0          0          0          0
January 2023..................................          0            0           0          0          0          0
January 2024..................................          0            0           0          0          0          0
January 2025..................................          0            0           0          0          0          0
January 2026..................................          0            0           0          0          0          0
January 2027..................................          0            0           0          0          0          0
January 2028..................................          0            0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        14.03        5.44        3.90       3.00       2.30        1.92
Weighted Average Life to 10% call
(years) (3)...................................        14.03        5.44        3.90       3.00       2.30        1.92

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-60

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS A-3

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        93          47
January 2009..................................         100          100         100        100        89          47
January 2010..................................         100          100         100        89         66          47
January 2011..................................         100          100         97         69         49          33
January 2012..................................         100          100         80         54         36          23
January 2013..................................         100          100         66         42         26          16
January 2014..................................         100          87          54         32         19          11
January 2015..................................         100          74          44         25         14          8
January 2016..................................         100          63          35         19         10          5
January 2017..................................         100          53          28         15          7          4
January 2018..................................         100          44          22         11          5          2
January 2019..................................         100          36          17          8          4          *
January 2020..................................         100          30          14          6          2          0
January 2021..................................         100          25          11          5          1          0
January 2022..................................         100          20           8          3          0          0
January 2023..................................          95          16           6          2          0          0
January 2024..................................          80          12           5          *          0          0
January 2025..................................          67           9           3          0          0          0
January 2026..................................          53           7           2          0          0          0
January 2027..................................          39           4           0          0          0          0
January 2028..................................          22           2           0          0          0          0
January 2029..................................          4            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        21.13        13.37       10.46      8.35       6.76        5.07
Weighted Average Life to 10% call
(years) (3)...................................        20.91        12.30       9.40       7.37       5.91        4.34

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.
     * Indicates a number less than 0.5% but greater than 0%.

                                      S-61

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-1

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          98
January 2010..................................         100          100         81         61         45          34
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          5
January 2016..................................         100          43          24         13          7          4
January 2017..................................         100          37          19         10          5          2
January 2018..................................         100          30          15          8          4          0
January 2019..................................          99          25          12          6          2          0
January 2020..................................          91          21           9          4          0          0
January 2021..................................          83          17           7          3          0          0
January 2022..................................          75          14           6          2          0          0
January 2023..................................          65          11           4          0          0          0
January 2024..................................          55           8           3          0          0          0
January 2025..................................          46           6           2          0          0          0
January 2026..................................          37           5           0          0          0          0
January 2027..................................          27           3           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          2            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.47        11.28       8.68       6.88       5.82        5.51
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.26        5.03

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-62

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-2

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          48
January 2010..................................         100          100         81         61         45          33
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          5
January 2016..................................         100          43          24         13          7          4
January 2017..................................         100          37          19         10          5          0
January 2018..................................         100          30          15          8          4          0
January 2019..................................          99          25          12          6          0          0
January 2020..................................          91          21           9          4          0          0
January 2021..................................          83          17           7          2          0          0
January 2022..................................          75          14           6          0          0          0
January 2023..................................          65          11           4          0          0          0
January 2024..................................          55           8           2          0          0          0
January 2025..................................          46           6           0          0          0          0
January 2026..................................          37           5           0          0          0          0
January 2027..................................          27           2           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.47        11.26       8.65       6.85       5.71        5.12
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.17        4.66

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-63

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-3

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
-------------------------------------------------------------------------------------------------------------------------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          48
January 2010..................................         100          100         81         61         45          33
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          5
January 2016..................................         100          43          24         13          7          *
January 2017..................................         100          37          19         10          5          0
January 2018..................................         100          30          15          8          *          0
January 2019..................................          99          25          12          6          0          0
January 2020..................................          91          21           9          4          0          0
January 2021..................................          83          17           7          0          0          0
January 2022..................................          75          14           6          0          0          0
January 2023..................................          65          11           4          0          0          0
January 2024..................................          55           8           0          0          0          0
January 2025..................................          46           6           0          0          0          0
January 2026..................................          37           5           0          0          0          0
January 2027..................................          27           0           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.46        11.24       8.63       6.82       5.66        4.98
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.14        4.54

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.
     * Indicates a number less than 0.5% but greater than 0%.

                                      S-64

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-4

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
--------------------------------------------------- ---------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
--------------------------------------------------- ----------- ------------ ---------- ---------- ---------- -----------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          48
January 2010..................................         100          100         81         61         45          33
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          5
January 2016..................................         100          43          24         13          7          0
January 2017..................................         100          37          19         10          5          0
January 2018..................................         100          30          15          8          0          0
January 2019..................................          99          25          12          6          0          0
January 2020..................................          91          21           9          1          0          0
January 2021..................................          83          17           7          0          0          0
January 2022..................................          75          14           6          0          0          0
January 2023..................................          65          11           2          0          0          0
January 2024..................................          55           8           0          0          0          0
January 2025..................................          46           6           0          0          0          0
January 2026..................................          37           4           0          0          0          0
January 2027..................................          27           0           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.46        11.23       8.61       6.80       5.63        4.93
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.13        4.50

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-65

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-5

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
--------------------------------------------------- ---------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
--------------------------------------------------- ----------- ------------ ---------- ---------- ---------- -----------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          48
January 2010..................................         100          100         81         61         45          33
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          3
January 2016..................................         100          43          24         13          7          0
January 2017..................................         100          37          19         10          2          0
January 2018..................................         100          30          15          8          0          0
January 2019..................................          99          25          12          5          0          0
January 2020..................................          91          21           9          0          0          0
January 2021..................................          83          17           7          0          0          0
January 2022..................................          75          14           6          0          0          0
January 2023..................................          65          11           0          0          0          0
January 2024..................................          55           8           0          0          0          0
January 2025..................................          46           6           0          0          0          0
January 2026..................................          37           0           0          0          0          0
January 2027..................................          27           0           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.46        11.21       8.58       6.77       5.60        4.87
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.12        4.47

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-66

                      PERCENTAGE OF NOTE BALANCE (1)(2)(3)
                                    CLASS M-6

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
--------------------------------------------------- ---------------------------------------------------------------------
% of Prepayment Assumption                              0%          50%         75%       100%       125%        150%
--------------------------------------------------- ----------- ------------ ---------- ---------- ---------- -----------

Initial.......................................         100          100         100        100        100        100
January 2006..................................         100          100         100        100        100        100
January 2007..................................         100          100         100        100        100        100
January 2008..................................         100          100         100        100        100        100
January 2009..................................         100          100         98         78         61          48
January 2010..................................         100          100         81         61         45          33
January 2011..................................         100          93          67         48         33          23
January 2012..................................         100          80          55         37         24          16
January 2013..................................         100          69          45         29         18          11
January 2014..................................         100          60          37         22         13          8
January 2015..................................         100          51          30         17         10          0
January 2016..................................         100          43          24         13          7          0
January 2017..................................         100          37          19         10          0          0
January 2018..................................         100          30          15          8          0          0
January 2019..................................          99          25          12          0          0          0
January 2020..................................          91          21           9          0          0          0
January 2021..................................          83          17           7          0          0          0
January 2022..................................          75          14           1          0          0          0
January 2023..................................          65          11           0          0          0          0
January 2024..................................          55           8           0          0          0          0
January 2025..................................          46           5           0          0          0          0
January 2026..................................          37           0           0          0          0          0
January 2027..................................          27           0           0          0          0          0
January 2028..................................          15           0           0          0          0          0
January 2029..................................          0            0           0          0          0          0
January 2030..................................          0            0           0          0          0          0
Weighted Average Life to maturity
(years) (2)...................................        19.45        11.18       8.55       6.74       5.56        4.83
Weighted Average Life to 10% call
(years) (3)...................................        19.31        10.55       7.97       6.23       5.12        4.45

     (1) All percentages are rounded to the nearest 1%.
     (2) Assumes the class of notes pays to maturity.
     (3) Assumes that an optional termination is exercised on the first Payment
         Date on which the aggregate outstanding Principal Balance of the
         Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                      S-67

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR or Prepayment Assumption, as applicable.

         None of the Trust, the Indenture Trustee, the Owner Trustee, the
Depositor, the Master Servicer or the Subservicer will be liable to any holder of the Offered Notes for any loss or damage incurred by such holder as a result of a reduced rate of return experienced by such holder relative to the Note
Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Offered Notes, including, without limitation, any such repayment resulting from prepayments, liquidations, or repurchases of, or substitutions for, any Mortgage Loan.

YIELD SENSITIVITY OF THE CLASS A-IO NOTES

         Payments on the Class A-IO Notes will be calculated on a notional balance which, with respect to each Payment Date, will be equal to the least of
(i) the Class A-IO Scheduled Notional Balance, (ii) the aggregate Principal
Balance of the Mortgage Loans and (iii) after the Payment Date in July 2007, $0.
In addition, if on any Payment Date, the aggregate Principal Balance of the
Mortgage Loans falls below the amount set forth in clause (i) in the preceding sentence for such Payment Date, the yield to investors in the Class A-IO Notes will be extremely sensitive to the rate and timing of principal payments on the
Mortgage Loans (including prepayments, defaults and liquidations), which may fluctuate significantly over time. Investors in the Class A-IO Notes should fully consider the risk that an extremely rapid rate of prepayments on the
Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

         If the actual prepayment rate on the Mortgage Loans were to exceed certain rates, then assuming the Mortgage Loans behave in conformity with all other modeling assumptions, initial investors in the Class A-IO Notes would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any Class A-IO
Notes.

         In preparing the table below, the CPR model was used. CPR represents an assumed constant rate of repayment of mortgage loans outstanding as of the beginning of each month expressed as a per annum percentage. This model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any mortgage loans, including the
Mortgage Loans in the Trust Estate.

                CLASS A-IO YIELDS

         PREPAYMENT
         ASSUMPTION
            (CPR)                     YIELD
         -----------                 -------
             66%                      2.515%
             67%                      1.812%
             68%                      1.043%
             69%                      0.170%
             70%                    (0.815)%
             71%                    (1.852)%

         The pre-tax yields described above were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Notes, would cause the discounted present value of such assumed stream of cash flow on the Closing Date to equal the assumed purchase price (which is equal to 12.10856% of the initial notional balance of the Class A-IO Notes plus accrued interest), and converting such monthly rate to a corporate bond equivalent rate. The assumed stream of cash flow to be paid on the Class A-IO Notes was calculated using the modeling assumptions set forth above in the "Percentage of Note Balance" tables, assuming that an optional termination is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Mortgage Loans (after applying payments received in the related collection period) is less

                                      S-68

than 10% of the aggregate Principal Balance of the Mortgage Loans as of the
Cut-Off Date, and the application of the indicated level of CPR. The calculations represented by the above table do not take into account the interest rate at which funds received by holders of the Class A-IO Notes may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Notes when such reinvestment rates are considered.
There is no assurances that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

         The following summary describes certain terms of the Sale and Servicing
Agreement dated as of January 1, 2005 (the "SALE AND SERVICING AGREEMENT"),
among the Trust, the Depositor, the Indenture Trustee and the Master Servicer.
Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing
Agreement. See "Servicing of Loans" and "The Agreements" in the Prospectus.

GENERAL

         Irwin Union Bank and Trust Company will be Master Servicer of the
Mortgage Loans. The Master Servicer will be obligated under the Sale and
Servicing Agreement to service and administer the Mortgage Loans on behalf of the Trust, and will have full power and authority, subject to the provisions of the Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary. The Master
Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and
Servicing Agreement. Notwithstanding any such subservicing arrangement, the
Master Servicer will remain responsible to the Trust, the holders of the Notes for its servicing duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the Mortgage Loans. The Master Servicer has informed the Depositor that initially the Subservicer will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. As such, all discussion herein of the Master Servicer's obligations initially apply to the Subservicer, as subservicer of the Mortgage Loans on behalf of the Master
Servicer.

ASSIGNMENT OF MORTGAGE LOANS

         Pursuant to the Mortgage Loan Purchase and Servicing Agreement, IUB
will have sold, transferred, assigned, set over and otherwise conveyed the
Mortgage Loans without recourse to the Depositor. Pursuant to the Sale and
Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the
Securityholders all right, title and interest in and to each Mortgage Loan on the Closing Date.

         In connection with such sale and assignment, the Depositor will cause to be delivered to the Indenture Trustee on the Closing Date the following documents (collectively, with respect to each Mortgage Loan, the "TRUSTEE'S
MORTGAGE FILE") with respect to each Mortgage Loan:

         o        The original Mortgage Note endorsed by the holder of record without recourse in the following form: "Pay to the order of
                  __________________________, without recourse" and signed by either original or facsimile signature in the name of the
                  holder of record, and if by IUB, by an authorized officer;
                  provided, however, that in lieu of delivery of the original
                  Mortgage Note, in certain limited cases a lost note affidavit may be delivered;

         o        The original Mortgage, or a certified copy of the Mortgage for any mortgage not returned from the recording office where such
                  Mortgage was delivered for recordation, with evidence of
                  recording indicated thereon; provided, however, that in lieu of delivery of the original Mortgage, a true and correct copy of the Mortgage may be delivered that has been certified as to authenticity by the appropriate public recording office where the mortgage was recorded;

                                      S-69

         o        In the case of Mortgage Loans not registered on the MERS(R)
                  System, the original assignment of Mortgage, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the
                  conveyance of the Mortgage Loan, which may be in the form of one or more "blanket" assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same
                  jurisdiction, and which assignment shall be recorded by IUB at the direction of the Indenture Trustee upon the earlier to occur of (i) the occurrence and continuation of any Event of
                  Default or (ii) a bankruptcy or insolvency proceeding
                  involving the Mortgagor is initiated or foreclosure
                  proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan;

         o        The original or a certified copy of all intervening
                  assignments of mortgage with evidence of recording thereon;
                  provided, however, that if the original intervening assignment of mortgage with evidence of recording thereon cannot be
                  delivered because of a delay caused by the recording office where such intervening assignment was delivered for
                  recordation, then a photocopy of such intervening assignment of mortgage shall be delivered;

         o        The original or a certified copy of each assumption,
                  extension, modification, written assurance or substitution agreement; and

         o        If a Mortgage or Mortgage Note was executed by an
                  attorney-in-fact, the power of attorney pursuant to which such applicable document was executed.

         Pursuant to the Sale and Servicing Agreement, the Indenture Trustee
agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt for each Mortgage Loan and the original Mortgage Note with respect to such Mortgage Loan (with any exceptions noted). The Indenture Trustee agrees, for the benefit of the Securityholders, to review (or cause to be reviewed) each
Trustee's Mortgage File within 120 days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan, within 90 days after the receipt by the Indenture Trustee thereof) and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a)
all documents required to be delivered to it pursuant to the Mortgage Loan
Purchase and Servicing Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage
Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File delivered on such date.

         If the Indenture Trustee, during the process of reviewing the Trustee's
Mortgage Files finds any document constituting a part of a Trustee's Mortgage
File which is not executed, has not been received or is unrelated to the
Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Indenture Trustee, shall promptly so notify the Depositor and the Master
Servicer. The Indenture Trustee shall notify IUB, and IUB shall use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Trustee's Mortgage File of which IUB is so notified by the Indenture
Trustee. If, however, within 120 days after the Indenture Trustee's notice to
IUB respecting such defect IUB has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the
Principal Balance of the Mortgage Loan, IUB will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the
Master Servicer as part of the related monthly remittance remitted by the Master
Servicer the amount of any such shortfall (the "SUBSTITUTION ADJUSTMENT")
or (ii) repurchase such Mortgage Loan at a price equal to the outstanding
Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master

                                      S-70

Servicer, which purchase price shall be deposited in the Collection Account or
Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage
Loan or Mortgage Loans and being held in the Collection Account or Trustee
Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan or Mortgage
Loans.

         A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is any Mortgage Loan or Mortgage
Loans which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Mortgage Loan, (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) (which shall be the Principal Balance or Principal Balances thereof) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date, and (v) complies or comply as of the date of substitution with each representation and warranty set forth in the Mortgage
Loan Purchase and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES OF IUB

         IUB represented in the Mortgage Loan Purchase and Servicing Agreement,
among other things, with respect to each Mortgage Loan, as of the effective date of each agreement, the following:

         o        The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan was complete, true and correct in all material respects;

         o        Immediately prior to the sale of the Mortgage Loans to the
                  Depositor, IUB was the sole owner and holder thereof free and clear of any and all liens and security interests;

         o        The Mortgage Loan Purchase and Servicing Agreement constituted a legal, valid and binding obligation of IUB and a valid
                  transfer and assignment to the Depositor of all right, title and interest of IUB in and to the Mortgage Loans and the
                  proceeds thereof; and

         o        The Mortgage Loans complied in all material respects with all applicable local, state and federal laws and regulations,
                  including, but not limited to, all applicable predatory and abusive lending laws.

         The benefit of the representations and warranties made to the Depositor by IUB in the Mortgage Loan Purchase and Servicing Agreement will be assigned by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and by the Issuer to the Indenture Trustee on behalf of the Securityholders pursuant to the Indenture. In the Sale and Servicing Agreement, IUB will also restate certain of the representations and warranties made by it in the Mortgage Loan
Purchase and Servicing Agreement, but such representations and warranties will be restated only as of the earlier date of sale of the Mortgage Loans by IUB to the Depositor.

         Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the Securityholders, the Master Servicer, IUB or the Indenture Trustee that any of the representations and warranties contained in the Mortgage Loan
Purchase and Servicing Agreement have been breached in any respect, with the result that the interests of the Securityholders in the related Mortgage Loan were materially and adversely affected (notwithstanding that such representation and warranty was made to IUB's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach.
Subject to certain provisions of the Mortgage Loan Purchase and Servicing
Agreement, within ninety (90) days of the earlier to occur of IUB's or IUB's discovery or its receipt of written notice of any such breach, IUB will (a)
promptly cure such breach in all material respects, (b) remove each Mortgage
Loan which has given rise to the requirement for action by IUB and substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal amount of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal

                                      S-71

Balance, plus accrued and unpaid interest thereon of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Master Servicer on such Payment Date the amount of such shortfall, or (c) repurchase such Mortgage Loan at a price equal to the
Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer, and deposit such repurchase price into the
Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage
Loan or Loans and being held in the Trustee Collection Account or the Collection
Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligation of IUB to cure such breach or to substitute or repurchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Securityholders and the Indenture Trustee.

         In the event that a breach of any of the representations and warranties made with respect to the Mortgage Loans in the Mortgage Loan Purchase and
Servicing Agreement occurs which materially and adversely affects the value of the Mortgage Loans after the date that the Depositor acquired the Mortgage Loans and on or prior to the date the Mortgage Loans are assigned to the Trust, the
Depositor or an affiliate thereof will be obligated in the same manner as IUB to cure any such breach, or to repurchase the affected Mortgage Loans, as described in the preceding paragraph.

SERVICING COMPENSATION

         The Servicing Fee will be, with respect to any Collection Period, the sum for all outstanding Mortgage Loans of the product of (i) the applicable
Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Principal Balance of the Mortgage Loan as of the first day of such Collection Period. The Servicing Fee Rate will be 1.00% per annum.
The Servicing Fee will serve as the base compensation to the Master Servicer (or any applicable subservicer) in respect of its servicing activities. In addition to the Servicing Fee, the Master Servicer will be entitled under the Sale and
Servicing Agreement to retain additional servicing compensation in the form of late fees, assumption fees, prepayment penalties, other administrative fees, release fees, bad check charges and certain other servicing related fees. In addition, IUB, as Master Servicer, may be entitled to receive certain incentive servicing fees for its servicing of the Mortgage Loans. Any incentive servicing fees payable on a Payment Date would be paid only after all other currently payable amounts have been paid on the Senior and Subordinate Notes.

         The Master Servicer will be obligated to pay certain ongoing expenses incurred by it in connection with its servicing activities and other responsibilities under the Sale and Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES AND EXPENSES

         The Master Servicer will be obligated under the Sale and Servicing
Agreement to make reasonable efforts to collect all payments due under the terms and provisions of the related mortgage documents and will be obligated, subject to the terms of the Sale and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to Mortgage Loans serviced by it for its own account, and that generally conform to the mortgage servicing practices of prudent mortgage lending institutions that service Mortgage Loans of the same type as the Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located. The Master
Servicer will be permitted, in its discretion, to, among other things, (i) waive any late payment charge, prepayment penalty or other charge in connection with any Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the due date of any payment due under the related mortgage documents, for the liquidation of delinquent items and (iii) subject to certain restrictions, modify the Mortgage Interest Rate of a Mortgage Loan. Under the terms of the
Sale and Servicing Agreement, the Master Servicer will treat any Mortgage Loan that is 180 days or more delinquent as being finally liquidated. Notwithstanding such treatment of a seriously delinquent Mortgage Loan, the Master Servicer will continue to make reasonable efforts to collect all payments due on such Mortgage
Loan as described above.

                                      S-72

         The Master Servicer will establish an account (the "COLLECTION
ACCOUNT") into which the Master Servicer will deposit or cause to be deposited any amounts representing payments on and any collections received on or in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date. On the 18th day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "DETERMINATION DATE"), the Master
Servicer will notify the Paying Agent and the Indenture Trustee of the amounts required to be withdrawn from the Collection Account and deposited into an
Eligible Account established with and maintained by the Indenture Trustee (the
"TRUSTEE COLLECTION ACCOUNT") prior to the close of business on that day.

         The Indenture Trustee will be entitled to receive a portion of the income received from amounts on deposit in the Trustee Collection Account. The
Depositor will also be entitled to receive a portion of the income received from amounts on deposit in the Trustee Collection Account.

         The Depositor or an affiliate thereof, at its option and in its sole discretion, may make an advance on the first Payment Date by remitting to the
Indenture Trustee for deposit into the Trustee Collection Account an amount representing the installment of principal or interest on any Mortgage Loan that is delinquent as of the end of the related Collection Period if the Depositor or its affiliate believes that the advance will be recoverable from payments on, or other proceeds of, that Mortgage Loan. If the Depositor or its affiliate makes an optional advance of delinquent principal or interest on the first Payment
Date, the party making the advance will be entitled to reimbursement on the following Payment Date(s) out of recoveries on the delinquent Mortgage Loans from the funds on deposit in the Trustee Collection Account by directing the
Indenture Trustee to withdraw that amount from the Trustee Collection Account prior to any payment of amounts on deposit therein to the Securityholders.

         All Collections generally will be allocated in accordance with the related mortgage documents between amounts collected in respect of interest and principal, respectively.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon if in its judgment there is sufficient equity in the property.
In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar
Mortgage Loans held in its own portfolio. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property relating to any Mortgage Loan unless it shall determine that such foreclosure and/or restoration will increase Liquidation
Proceeds.

         The Master Servicer will be permitted to foreclose against the
Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, sale or strict foreclosure, and in the event a deficiency judgment is available against the related Mortgagor or any other person, may proceed for the deficiency. The Master Servicer will also be permitted, in the alternative, to sue on the note in accordance with accepted servicing practices.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Owner Trustee, or to the Master Servicer on behalf of the Owner Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be required to be considered to be a Mortgage Loan held by the Trust until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated
Mortgage Loan.

         In lieu of foreclosing upon any defaulted Mortgage Loan, the Master
Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to Mortgage Loans owned by the Master Servicer. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the
Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the related Mortgagor.

                                      S-73

         Notwithstanding the foregoing, prior to the institution of foreclosure proceedings or the acceptance of a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer will make, or cause to be made, inspection of such Mortgaged Property in accordance with its standard servicing procedures. The Master Servicer will be entitled to rely upon the results of any such inspection made by others. In cases where such inspection reveals that such
Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer will promptly give written notice of such fact to the Indenture Trustee.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Master Servicer will, to the extent that it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related mortgage documents. The Master Servicer may not, however, exercise any such right if such due-on-sale clause, in the reasonable judgment of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to which such property has been or is about to be conveyed, pursuant to which such person will become liable under the related mortgage documents and, unless prohibited by applicable law or such mortgage documents, the related
Mortgagor will remain liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor will be released from liability and such person will be substituted as Mortgagor and become liable under the related mortgage documents.

MAINTENANCE OF INSURANCE POLICIES

         Generally, the underwriting requirements of the Originator require mortgagors to obtain fire and casualty insurance as a condition to approving the related Mortgage Loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Master Servicer or the
Subservicer. Title insurance is not required on all Mortgage Loans. The Master
Servicer will follow such practices with respect to the Mortgage Loans.
Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged
Property, holders of the Offered Notes may bear the risk of loss resulting from a default by the related Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related mortgage documents require the Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the least of the full insurable value of such Mortgaged
Property, the replacement value of the improvements on such Mortgaged Property or the unpaid Principal Balance of such Mortgage Loan and any senior liens, the
Master Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount at least equal to the lesser of (i) the full insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related
Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure.
Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

         Any costs incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the holders of the
Offered Notes, be added to the unpaid Principal Balance of the related Mortgage
Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Sale and Servicing Agreement, required to be maintained by any
Mortgagor or the Master Servicer, other than pursuant to the terms of the related mortgage documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer will also be required under the Sale and Servicing
Agreement to maintain in force a fidelity bond or policy or policies of insurance covering dishonest acts in the performance of its obligations as master servicer.

                                      S-74

         No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

MASTER SERVICER REPORTS

         The Master Servicer is required to deliver to the Issuer, the Indenture
Trustee and each Rating Agency, not later than March 31 of each year, beginning with 2006, an officer's certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Sale and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Not later than March 31 of each year, beginning with 2006, the Master
Servicer, at its expense, will cause a firm of nationally recognized independent public accountants to furnish a statement to the Issuer, the Indenture Trustee and each Rating Agency to the effect that, on the basis of an examination of certain documents and records relating to the servicing of Mortgage Loans then being serviced by the Master Servicer under servicing agreements similar to the
Sale and Servicing Agreement, which agreements will be described in a schedule to such statement, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage
Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer, including the servicing of the Mortgage Loans, that in the opinion of such firm are material, except for such exceptions as shall be set forth in such statement.

REMOVAL OF THE MASTER SERVICER

         The Issuer or the Indenture Trustee, by notice given in writing to the
Master Servicer, may terminate all rights and obligations of the Master Servicer under the Sale and Servicing Agreement, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses thereunder during any period prior to the date of such termination, upon the occurrence and continuation beyond any applicable cure period of an event described in clauses
(a) or (b) below. Each event described below constitutes a "SERVICER
DEFAULT":

         (a) any failure by the Master Servicer to deposit into the Collection
Account or the Trustee Collection Account any deposit required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the
Indenture Trustee; or

         (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master
Servicer set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the interests of any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee.

         The Master Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it thereby except by mutual written consent of the parties thereto or upon the Master Servicer's determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured without the incurrence of unreasonable expense. Any such determination that the Master Servicer's duties under the Sale and Servicing Agreement are no longer permissible under applicable law will be evidenced by a written Opinion of Counsel, who may be counsel for the Master Servicer, to such effect delivered to the Issuer and, the
Indenture Trustee. No such resignation will become effective until the Indenture
Trustee or a successor appointed in accordance with the terms of the Sale and
Servicing Agreement has assumed the Master Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement. The Master
Servicer will provide the Issuer, the Indenture Trustee and each Rating Agency with 30 days prior written notice of its intention to resign.

                                      S-75

         Within 90 days of the termination of the Master Servicer, the Indenture
Trustee will be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Sale and Servicing Agreement and with respect to the transactions set forth therein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master
Servicer by the terms thereof. As compensation therefor, the Indenture Trustee will be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if there had been no such termination. If the Indenture Trustee is unwilling to act as successor Master
Servicer or is legally unable so to act, then it will be required to appoint or petition a court of competent jurisdiction to appoint any established Mortgage
Loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer under the Sale and Servicing Agreement with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities thereunder; provided, that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that such appointment would result in a qualification, reduction or withdrawal of its then-current rating of the Offered Notes. See "--Servicing Compensation" above.

         Any successor Master Servicer, including the Indenture Trustee, will not be deemed to be in default or to have breached its duties under the Sale and
Servicing Agreement if the predecessor Master Servicer fails to make any required deposit into the Collection Account or the Trustee Collection Account
or otherwise cooperate with any required servicing transfer or succession thereunder.

                                      S-76

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

         The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Trust Agreement and the Indenture. See "The Agreements" in the Prospectus.

         The Trust Estate. Simultaneously with the issuance of the Notes, the
Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the
Trust against IUB under the Mortgage Loan Purchase and Sale Agreement and against the Master Servicer under the Sale and Servicing Agreement.

         Reports To Noteholders. The Indenture Trustee will, to the extent such information is provided to it by the Master Servicer pursuant to the terms of the Sale and Servicing Agreement, make available to each Noteholder, each Rating
Agency and the Depositor, a report setting forth certain amounts relating to the
Notes for each Payment Date, including, without limitation, the amount of the payment on such Payment Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal amount of each Note as of such Payment Date and such other information as required by the Sale and Servicing Agreement.

         The Indenture Trustee will make such report (and, at its option, any addition files containing the same information in an alternative format)
available each month to the Noteholders, via the Indenture Trustee's internet website. The Indenture Trustee's internet website shall initially be located at
www.ctslink.com. Assistance in using the website can be obtained by calling the
Indenture Trustee's customer service desk at (301) 815-6610. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         Certain Covenants. The Indenture will provide that the Issuer may not consolidate or merge with or into any other Person, unless:

         o        the Person (if other than the Issuer) formed by or surviving such consolidation or merger will be a Person organized and existing under the laws of the United States of America or any state, and will expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all
                  Notes, and to the Certificate Paying Agent, on behalf of the
                  Noteholders, and the performance or observance of every
                  agreement and covenant of the Indenture on the part of the
                  Issuer to be performed or observed;

         o        immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

         o        the Issuer has been advised that the ratings of the Offered
                  Notes then in effect would not be qualified, reduced or
                  withdrawn, or to be considered to be below investment grade, by either Rating Agency as a result of such transaction;

         o        the Issuer and the Indenture Trustee shall have received an
                  Opinion of Counsel addressed to the Issuer and the Indenture
                  Trustee to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any
                  Noteholder;

         o        any action necessary to maintain the lien and security
                  interest created by the Indenture shall have been taken; and

                                      S-77

         o        the Issuer shall have delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel addressed to the Indenture Trustee each stating that such consolidation or merger and such supplemental indenture comply with certain provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with (including any filing required by the Securities
                  Exchange Act of 1934, as amended).

         Modification of Indenture. The Indenture provides that, without the consent of the Holders of any Notes, but with prior notice to the Issuer and the
Indenture Trustee and with the prior consent of the Issuer and the Indenture
Trustee, when authorized by a request of the Issuer pursuant to the Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of
1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

         o        to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to
                  assure, convey and confirm unto the Indenture Trustee any
                  property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture
                  additional property;

         o        to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the Indenture;

         o        to add to the covenants of the Issuer for the benefit of the
                  Holders of the Notes, or to surrender any right or power
                  conferred upon the Issuer in the Indenture;

         o        to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         o        to cure any ambiguity or mistake, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the
                  Indenture or in any supplemental indenture;

         o        to make any other provisions with respect to matters or
                  questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders;

         o        to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the
                  Notes and to add to or change any of the provisions of the
                  Indenture as will be necessary to facilitate the
                  administration of the trusts thereunder by more than one
                  trustee, pursuant to the requirements of the Indenture; or

         o        to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the
                  qualification of the Indenture under the TIA or under any
                  similar federal statute enacted after the date of the
                  Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee shall have received an Opinion of Counsel addressed to the Indenture Trustee to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the
Noteholders.

         The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to each Rating
Agency, with the consent of the Holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each
Note affected thereby:

                                      S-78

         o        change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount
                  thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to
                  institute suit for the enforcement of the provisions of the
                  Indenture requiring the application of funds available
                  therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due;

         o        reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such
                  supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain
                  provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

         o        modify or alter the provisions of the proviso to the
                  definition of the term "Outstanding" in the Indenture or
                  modify or alter the exception in the definition of the term
                  "Holder" therein;

         o        reduce the percentage of the Note Balances of the Notes
                  required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust pursuant to the Indenture;

         o        modify any provision of the amendment provisions of the
                  Indenture except to increase any percentage specified in the
                  Indenture or to provide that certain additional provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby;

         o        modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date
                  (including the calculation of any of the individual components of such calculation); or

         o        permit the creation of any lien ranking prior to or on a
                  parity with the lien of the Indenture with respect to any part of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the
                  Indenture; and provided, further, that such action will not, as evidenced by an Opinion of Counsel addressed to the
                  Indenture Trustee, cause the Issuer to be subject to an entity level tax.

         Conditions Constituting an Event of Default under the Indenture. An
"EVENT OF DEFAULT" under the Indenture will occur if:

         o        the full amount of interest due on the Notes is not paid
                  within five (5) days of the related Payment Date.

         o        the amount of principal due on a Legal Final Payment Date has not been paid in full;

         o        a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the
                  Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant
                  thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the
                  Trust by the Indenture Trustee or to the Trust and the
                  Indenture Trustee by the holders of at least 25% of the
                  aggregate Note Balance of the Notes then outstanding; or

         o        certain events of bankruptcy, insolvency, receivership or
                  liquidation of the Trust as specified in the Indenture.

                                      S-79

         Notwithstanding the above, while any of the Senior Notes remain outstanding, the failure to pay interest due on the Subordinate Notes will not constitute an Event of Default.

         Each Holder of a Subordinate Note, by accepting its respective interest in the Subordinate Note, will be deemed to have consented to any such delay in payment of interest on such class of Notes and to have waived its right to institute a suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

         Rights upon Event of Default. Upon an Event of Default under the
Indenture, either the Indenture Trustee or the holders of Notes affected thereby representing not less than a majority of the aggregate Note Balance thereof may declare all of the Notes to be immediately due and payable. Any such declaration may, under certain circumstances, be rescinded and annulled by the holders of
Notes affected thereby representing not less than a majority of the aggregate
Note Balance thereof. See "The Agreements -- Events of Default; Rights upon
Event of Default--Indenture" in the prospectus for a description of the rights of the Noteholders upon an Event of Default.

         The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Holders of the Notes, unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Under the TIA, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Offered Notes if a default occurs under the Indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Offered
Notes.

         If the Indenture Trustee relating to any class of Notes resigns, its resignation will become effective only after a successor Indenture Trustee for that class of Notes is appointed and the successor accepts the appointment.

         Voting Rights. 1% of the voting rights of the Notes will be allocated to the Class A-IO Notes and the remainder of the voting rights of the Notes will be allocated to the other classes of Notes in accordance with their respective
Note Balances.

         Certain Matters Regarding the Indenture Trustee and the Issuer. Neither
the Indenture Trustee nor any director, officer or employee of the Indenture
Trustee will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the
Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of its willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the
Indenture. Subject to certain limitations set forth in the Indenture, the
Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture, other than any loss, liability or expense incurred by reason of its willful malfeasance, bad faith or negligence in the performance of its duties under the
Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the
Indenture.

                                      S-80

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Stroock & Stroock & Lavan LLP, for federal income tax purposes, the Offered Notes will be characterized as indebtedness and neither the Issuer nor any portion of the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code)
taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code. This opinion is based in part upon representations made by the Depositor to Stroock & Stroock & Lavan LLP.

         The Class A-IO Notes will, and other classes of Offered Notes may, be treated as having been issued with "original issue discount" (as defined in the prospectus). See "Certain Federal Income Tax Considerations" in the prospectus.

         The Offered Notes will not be treated as assets described in Section
7701(a)(19)(C) of the Code and will not be treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Offered Notes should see "Certain Federal
Income Tax Considerations" and "State Tax Considerations" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of an Offered Note, by its acceptance of such Offered
Note, shall be deemed to have represented either (i) that it is not, and is not purchasing the Offered Note with assets of, an employee benefit plan subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii)
that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Offered Note by such purchaser or the acquisition and holding of the Offered Note by such purchaser does not constitute or give rise to a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         Insurance companies contemplating the investment of general account assets in the Offered Notes should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA, as described under
"ERISA Considerations" in the prospectus.

         The Offered Notes may not be purchased with the assets of a Plan if the
Underwriter, Depositor, the Master Servicer, the Indenture Trustee, the Owner
Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i)
will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan;
or (c) is an employer maintaining or contributing to such Plan.

         The sale of any of the Offered Notes to a Plan is in no respect a representation by the Issuer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan that the requirements of any otherwise applicable prohibited transaction exemption have been satisfied, or that such an investment is appropriate for Plans generally or any particular Plan.

                                      S-81

                                LEGAL INVESTMENT

         The Offered Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the
Offered Notes. No representation is made herein as to whether the Offered Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers prior to investing in Offered Notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting
Agreement, dated January 25, 2005 (the "UNDERWRITING AGREEMENT"), between
Bear, Stearns & Co. Inc., as underwriter (the "UNDERWRITER"), and the
Depositor, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Offered Notes. The Underwriter is an affiliate of the Depositor. It is expected that delivery of the Offered Notes will be made only in book-entry form through DTC, Clearstream and Euroclear as discussed herein, on or about January 28, 2005, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the
Underwriter to pay for and accept delivery of the Offered Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's
Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

         The distribution of the Offered Notes by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the
Depositor from the sale of the Offered Notes, before deducting expenses payable by the Depositor, will be approximately 100.8% of the aggregate initial Note
Balance of the Offered Notes, plus accrued interest thereon from the Cut-Off
Date. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of its Offered Notes, the
Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of its Offered Notes may be deemed to be Underwriter and any profit on the resale of the Offered Notes positioned by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the 1933 Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary market for the Offered Notes and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Notes, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                      S-82

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor and the Underwriter by Stroock & Stroock & Lavan LLP, New
York, New York and for Irwin Union Bank and Trust Company by Gary Iorfido, Esq.

                                     RATINGS

         It is a condition to issuance that the Offered Notes have the ratings set forth under "Summary" above. The Depositor has not requested a rating on the
Offered Notes by any rating agency other than the rating agencies listed under
"Summary" above (the "RATING AGENCIES"). However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the
Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes under "Summary" above. A securities rating addresses the likelihood of the receipt by holders of Offered Notes of distributions on the Mortgage Loans. The rating takes into consideration the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. The ratings also do not address the likelihood of the payment of any Interest
Carry-Forward Amounts. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

70193282

                                      S-83

                             INDEX OF DEFINED TERMS

Administrator....................................S-17
Amortization Event...............................S-49
Appraised Value..................................S-18
Beneficial Owners................................S-41
Book-Entry Notes.................................S-41
Business Day.....................................S-43
Cede.............................................S-41
Certificates.....................................S-17
Class A Notes....................................S-17
Class A Principal Distribution Amount............S-50
Class A-IO Scheduled Notional Balance............S-44
Class M Notes....................................S-17
Class M-1 Principal Distribution Amount..........S-50
Class M-2 Principal Distribution Amount..........S-50
Class M-3 Principal Distribution Amount..........S-51
Class M-4 Principal Distribution Amount..........S-51
Class M-5 Principal Distribution Amount..........S-51
Class M-6 Principal Distribution Amount..........S-51
Class M-7 Principal Distribution Amount..........S-52
Clearstream......................................S-41
Closing Date......................................S-1
Collection Account...............................S-73
Collection Period................................S-52
Combined Loan-to-Value Ratio.....................S-18
CPR .............................................S-57
Cut-Off Date......................................S-1
Definitive Note..................................S-41
Depositor........................................S-17
Determination Date...............................S-73
DTC .............................................S-41
Euroclear........................................S-41
Event of Default.................................S-79
Excess Spread....................................S-52
Financial Intermediary...........................S-42
Global Securities...............................A-I-1
governing instrument.............................S-40
HELs.............................................S-17
High Cost Loans..................................S-19
HLTVs............................................S-17
HOEPA............................................S-19
IFC .............................................S-36
IHE .............................................S-36
Indenture........................................S-17
Indenture Trustee................................S-17
Indirect Participants............................S-41
Initial Overcollaterlization Target Amount.......S-52
Insurance Proceeds...............................S-52
Interest Carry-Forward Amount....................S-44
Interest Collections.............................S-52
Interest Period..................................S-44
Issuer...........................................S-17
IUB .............................................S-19
Legal Final Payment Date.........................S-48
LIBOR Business Day...............................S-45
Liquidated Mortgage Loan.........................S-53
Liquidation Loss Amount..........................S-53
Liquidation Loss Distribution Amount.............S-53
Liquidation Proceeds.............................S-53
Loss and Delinquency Tests.......................S-46
Master Servicer..................................S-39
MERS.............................................S-19
Monthly Payment..................................S-18
Mortgage Interest Rate...........................S-18
Mortgage Loan Purchase and Servicing Agreement...S-53
Mortgage Loans...................................S-17
Mortgage Note....................................S-18
Mortgaged Properties.............................S-18
Mortgages........................................S-18
Mortgagor........................................S-18
Non-Offered Notes................................S-17
Note Balance.....................................S-53
Note Rate........................................S-43
Notes............................................S-17
Offered Note Owners..............................S-41
Offered Notes....................................S-17
Originator........................................S-1
Overcollateralization Amount.....................S-53
Overcollateralization Floor......................S-53
Overcollateralization Funding Amount.............S-54
Overcollateralization Increase Amount............S-54
Overcollateralization Release Amount.............S-54
Overcollateralization Target Amount..............S-54
Owner Trustee....................................S-17
Participants.....................................S-41
Paying Agent.....................................S-48
Payment Date.....................................S-43
Prepayment Assumption............................S-57
Principal Balance................................S-54
Principal Collections............................S-54
Principal Distribution Amount....................S-55
Qualified Substitute Mortgage Loan...............S-71
Rating Agencies..................................S-83
Reference Bank Rate..............................S-45
Relevant Depositary..............................S-41
REO Loan.........................................S-55
RESPA............................................S-38
RICO.............................................S-38
Rules............................................S-42
Sale and Servicing Agreement.....................S-69
Securities.......................................S-17
Senior Notes.....................................S-17
Servicer Default.................................S-75
Step-down Date...................................S-55
Step-up Date.....................................S-55
Subordinate Notes................................S-17
Subservicer......................................S-36
Substitution Adjustment..........................S-70

                                     S-84

Telerate Page 3750...............................S-45
TIA .............................................S-78
TILA.............................................S-38
Trust............................................S-17
Trust Agreement..................................S-17
Trust Estate.....................................S-40
Trustee Collection Account.......................S-73
Trustee's Mortgage File..........................S-69
Underwriter......................................S-82
Underwriting Agreement...........................S-82
Weighted average life............................S-57
Weighted Average Net Mortgage Interest Rate.......S-2

                                      S-85

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                                    ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Notes (the "GLOBAL
SECURITIES") will be available only in book-entry form. Investors in the Global
Securities may hold interests in these Global Securities through any of DTC,
Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream and Euroclear will be conducted in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and as DTC participants.

         Although DTC, Clearstream and Euroclear are expected to follow the procedures described below in order to facilitate transfers of interests in the
Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the
Master Servicer, the Indenture Trustee nor the Owner Trustee will have any responsibility for the performance by DTC, Clearstream and Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of Global Securities will be subject to U.S.
withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of notes.
Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global
Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

                                     A-I-1

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser.
When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o        borrowing interests in Global Securities through Clearstream or Euroclear for one day, until the purchase side of the
                  intra-day trade is reflected in the relevant Clearstream or
                  Euroclear accounts, in accordance with the clearing system's customary procedures;

         o        borrowing interests in Global Securities in the United States from a DTC participant no later than one day prior to
                  settlement, which would give sufficient time for such
                  interests to be reflected in the relevant Clearstream or
                  Euroclear accounts in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear
                  participant.

                                     A-I-2

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to but excluding the settlement date.
The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through
DTC if the holder has an address outside the U.S., will be subject to the 30%
U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o        each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S.
                  entity required to withhold tax complies with applicable
                  certification requirements; and

         o        the beneficial owner takes one of the following steps to
                  obtain an exemption or reduced tax rate:

         o        Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial
                  holders of Global Securities that are Non-U.S. persons
                  generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign
                  Status of Beneficial Owner for United States Tax Withholding.
                  Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form
                  W-8BEN must be filed within 30 days of the change.

         o        Exemption for Non-U.S. persons with effectively connected
                  income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
                  corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of
                  Foreign Person's Claim for Exemption from Withholding on
                  Income Effectively Connected with the Conduct of a Trade or
                  Business in the United States.

         o        Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form
                  W-9, or Payer's Request for Taxpayer Identification Number and
                  Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on
Form 1042-S. The term "U.S. person" means:

                                     A-I-3

         o        a citizen or resident of the United States;

         o        a corporation, partnership or other entity treated as a
                  corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United
                  States or any state thereof, including for this purpose the
                  District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o        an estate that is subject to U.S. federal income tax
                  regardless of the source of its income; or

         o        a trust if a court within the United States is able to
                  exercise primary supervision of the administration of the
                  trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new
Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global
Securities.

                                     A-I-4

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

o Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

o Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

o A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

o No market will exist for the securities of any series before they are issued.
In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     o    mortgage loans secured by senior or junior liens on one- to four-family residential properties;

     o    closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

     o    home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

     o    installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

     o    mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie
          Mac or Fannie Mae; and

     o    private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                 APRIL 26, 2004

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

     o    the principal amount, interest rate and authorized denominations of each class of securities;

     o    information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

     o    information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

     o    the terms of any credit enhancement with respect to particular classes of the securities;

     o    information concerning other trust fund assets, including any reserve fund;

     o    the final scheduled distribution date for each class of securities;

     o    the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     o    information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     o    particulars of the plan of distribution for the securities.

                                       2

         We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

         There is also a Glossary of Terms beginning on page 127 where you will find definitions of certain capitalized terms used in this prospectus.

         If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York, 10179 and our telephone number is (212)
272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference"
beginning on page 124 of this prospectus.

                                       3

                                  RISK FACTORS

         You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................      No market will exist for the
                                            securities before they are issued.
                                            In addition, we cannot give you any
                                            assurance that a resale market will
                                            develop following the issuance and
                                            sale of any series of the
                                            securities. Even if a resale market
                                            does develop, you may not be able to
                                            sell your securities when you wish
                                            or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................      The securities of each series will
                                            be payable solely from the assets of
                                            the related trust fund, including
                                            any applicable credit enhancement,
                                            and will not have a claim against
                                            the assets of any other trust. In
                                            the case of securities that are in
                                            the form of notes, the related
                                            indenture will require that
                                            noteholders proceed only against the
                                            assets of the related trust fund. We
                                            cannot give you any assurance that
                                            the market value of the assets in
                                            any trust fund will be equal to or
                                            greater than the total principal
                                            amount of the related securities
                                            then outstanding, plus accrued
                                            interest. Moreover, if the assets of
                                            a trust fund are ever sold, the sale
                                            proceeds will be applied first to
                                            reimburse any related trustee,
                                            servicer and credit enhancement
                                            provider for their unpaid fees and
                                            expenses before any remaining
                                            amounts are distributed to
                                            securityholders.

                                            In addition, at the times specified
                                            in the related prospectus
                                            supplement, assets of the trust fund
                                            and the related security accounts
                                            may be released to the depositor,
                                            the servicer, the credit enhancement
                                            provider or other persons, if

                                                    o    all payments then due
                                                         on the related
                                                         securities have been
                                                         made, and

                                                    o    any other payments
                                                         specified in the
                                                         related prospectus
                                                         supplement have been
                                                         made.

                                            Once  released,  such assets will no
                                            longer be available to make payments
                                            to securityholders.

                                            You will have no recourse  against
                                            the  depositor  or any other person
                                            if any required  distribution on the
                                            securities is not

                                        4

                                            made or for any other default. The
                                            only obligations of the depositor
                                            with respect to a trust fund or the
                                            related securities would result from
                                            a breach of the representations and
                                            warranties that the depositor may
                                            make concerning the trust assets.
                                            However, because of the depositor's
                                            very limited assets, even if the
                                            depositor should be required to
                                            repurchase a loan from a particular
                                            trust fund because of the breach of
                                            a representation or warranty, its
                                            sole source of funds for the
                                            repurchase would be:

                                                    o    funds obtained from
                                                         enforcing any similar
                                                         obligation of the
                                                         originator of the
                                                         loan, or

                                                    o    monies from any
                                                         reserve fund
                                                         established to pay
                                                         for loan repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS......................      Although credit enhancement is
                                            intended to reduce the effect of
                                            delinquent payments or loan losses
                                            on particular classes of securities,
                                            the amount of any credit enhancement
                                            is subject to the limits described
                                            in the related prospectus
                                            supplement. In addition, the amount
                                            of credit enhancement may decline or
                                            be depleted before the related
                                            securities are paid in full. As a
                                            result, securityholders may suffer
                                            losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR SECURITIES      You may be unable to reinvest the
                                            principal payments on your
                                            securities at a rate of return equal
                                            to the rate on your securities. The
                                            timing of principal payments on the
                                            securities of a series will be
                                            affected by a number of factors,
                                            including the following:

                                                    o    the extent of
                                                         prepayments on the
                                                         underlying loans in
                                                         the trust fund or, if
                                                         the trust fund
                                                         contains underlying
                                                         securities, on the
                                                         loans backing the
                                                         underlying
                                                         securities;

                                                    o    how payments of
                                                         principal are
                                                         allocated among the
                                                         classes of securities
                                                         of that series as
                                                         specified in the
                                                         related prospectus
                                                         supplement;

                                                    o    if any party has an
                                                         option to terminate
                                                         the related trust
                                                         early, the effect of
                                                         the exercise of the
                                                         option;

                                                    o    the rate and timing
                                                         of defaults and
                                                         losses on the assets
                                                         in the related trust
                                                         fund;

                                        5

                                                    o    repurchases of assets
                                                         in the related trust
                                                         fund as a result of
                                                         material breaches of
                                                         representations and
                                                         warranties made by
                                                         the depositor or a
                                                         seller; and

                                                    o    in the case of a
                                                         trust fund that
                                                         contains revolving
                                                         credit line loans,
                                                         any provisions for
                                                         non-amortization,
                                                         early amortization or
                                                         scheduled
                                                         amortization periods
                                                         described in the
                                                         related prospectus
                                                         supplement.

                                            All the above factors may affect the
                                            yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................      Interest payable on the securities
                                            on any given distribution date will
                                            include all interest accrued during
                                            the related interest accrual period.
                                            Each prospectus supplement will
                                            specify the interest accrual period
                                            for the related securities. If
                                            interest accrues during the calendar
                                            month before the related
                                            distribution date, your effective
                                            yield will be less than it would be
                                            if the interest accrual period ended
                                            the day before the distribution
                                            date. As a result, your effective
                                            yield at par may be less than the
                                            indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............      Certain underlying loans may not be
                                            fully amortizing over their terms to
                                            maturity and may require a
                                            substantial principal payment (a
                                            "balloon" payment) at their stated
                                            maturity. Loans of this type involve
                                            greater risk than fully amortizing
                                            loans since the borrower generally
                                            must be able to refinance the loan
                                            or sell the related property prior
                                            to the loan's maturity date. The
                                            borrower's ability to do so will
                                            depend on such factors as the level
                                            of available mortgage rates at the
                                            time of sale or refinancing, the
                                            relative strength of the local
                                            housing market, the borrower's
                                            equity in the property, the
                                            borrower's general financial
                                            condition and tax laws.

ADJUSTABLE RATE LOANS MAY BE
UNDERWRITTEN TO LESS STRINGENT
STANDARDS THAN FIXED RATE LOANS.......      A trust fund may include adjustable
                                            rate loans that were underwritten on
                                            the assumption that the borrowers
                                            would be able to make higher monthly
                                            payments in a relatively short
                                            period of time. In fact, however,
                                            the borrowers' income may not be
                                            sufficient to meet their loan
                                            payments as payment amounts
                                            increase, thus increasing the risk
                                            of default.

                                        6

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS........      If the mortgage or home equity loans
                                            in a trust fund are primarily in a
                                            junior lien position, any proceeds
                                            from liquidations, insurance
                                            recoveries or condemnations must be
                                            used first to satisfy the claims of
                                            the related senior lien loans (and
                                            related foreclosure expenses) before
                                            being available to satisfy the
                                            junior lien loans. In addition, a
                                            junior mortgage lender may only
                                            foreclose subject to the related
                                            senior mortgage. As a result, the
                                            junior mortgage lender must either
                                            pay the related senior mortgage
                                            lender in full, at or before the
                                            foreclosure sale, or agree to make
                                            the regular payments on the senior
                                            mortgage. The trust will not have a
                                            source of funds to satisfy any
                                            senior mortgages or to continue
                                            making payments on them. As a
                                            result, the trust's ability, as a
                                            practical matter, to foreclose on
                                            any junior mortgage loan will be
                                            quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS........................      The following factors, among others,
                                            could adversely affect property
                                            values in such a way that the
                                            outstanding balance of the related
                                            loans, together with any senior
                                            financing on the same properties,
                                            would equal or exceed those values:

                                                    o    an overall decline in
                                                         the residential real
                                                         estate markets where
                                                         the properties are
                                                         located;

                                                    o    failure of borrowers
                                                         to maintain their
                                                         properties
                                                         adequately; and

                                                    o    natural disasters that
                                                         may not be covered by
                                                         hazard insurance, such
                                                         as earthquakes and
                                                         floods.

                                            If property values decline, actual
                                            rates of delinquencies, foreclosures
                                            and losses on the underlying loans
                                            could be higher than those currently
                                            experienced by the mortgage lending
                                            industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................      The mortgaged properties in the
                                            trust fund may not be owner
                                            occupied. Rates of delinquencies,
                                            foreclosures and losses on mortgage
                                            loans secured by non-owner occupied
                                            properties may be higher than those
                                            on mortgage loans secured by the
                                            borrower's primary residence.

                                        7

HOME IMPROVEMENT CONTRACTS AND OTHER
LOANS MAY NOT HAVE SUFFICIENT SECURITY      A trust fund may include home
                                            improvement contracts that are not
                                            secured by an interest in real
                                            estate or otherwise. A trust fund
                                            may also include mortgage or home
                                            equity loans with original
                                            loan-to-value ratios (or combined
                                            loan-to-value ratios in the case of
                                            junior loans) greater than 100%. In
                                            these cases, the trust fund could be
                                            treated as a general unsecured
                                            creditor for the unsecured portion
                                            of these loans. If a loan of this
                                            type goes into default, the trust
                                            fund will have recourse only against
                                            the borrower's assets generally for
                                            the unsecured portion of the loan,
                                            along with the borrower's other
                                            general unsecured creditors. In a
                                            bankruptcy proceeding, the unsecured
                                            portion of the loan may be
                                            discharged, even if the value of the
                                            borrower's assets available to the
                                            trust fund would be insufficient to
                                            pay the remaining amounts owing on
                                            the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT BE
STAMPED...............................      The depositor will ensure that a
                                            UCC-1 financing statement is filed
                                            that identifies as collateral the
                                            home improvement contracts included
                                            in a trust fund. However, unless
                                            the related prospectus supplement
                                            provides otherwise, the home
                                            improvement contracts themselves
                                            will not be stamped or marked to
                                            reflect their assignment to the
                                            trust fund. Thus, if as a result of
                                            negligence, fraud or otherwise, a
                                            subsequent purchaser were able to
                                            take physical possession of the
                                            contracts without notice of the
                                            assignment to the trust fund, the
                                            interests of the related
                                            securityholders in those contracts
                                            could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING ACCOUNT
ARE NOT USED TO PURCHASE TRUST ASSETS,
YOU WILL RECEIVE A PREPAYMENT ON THE
RELATED SECURITIES....................      The related prospectus supplement
                                            may provide that the depositor or
                                            seller will deposit a specified
                                            amount in a pre-funding account on
                                            the date the securities are issued.
                                            In this case, the deposited funds
                                            may be used only to acquire
                                            additional assets for the trust
                                            during a specified period after the
                                            initial issuance of the securities.
                                            Any amounts remaining in the account
                                            at the end of that period will be
                                            distributed as a prepayment of
                                            principal to the holders of the
                                            related securities. The resulting
                                            prepayment could adversely affect
                                            the yield to maturity on those
                                            securities.

                                       8

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS......      The federal bankruptcy code and
                                            state debtor relief laws may
                                            adversely affect the ability of the
                                            trust fund, as a secured lender, to
                                            realize upon its security. For
                                            example, in a federal bankruptcy
                                            proceeding, a lender may not
                                            foreclose on mortgaged property
                                            without the bankruptcy court's
                                            permission. Similarly, the debtor
                                            may propose a rehabilitation plan,
                                            in the case of mortgaged property
                                            that is not his principal residence,
                                            that would reduce the amount of the
                                            lender's secured indebtedness to the
                                            value of the property as of the
                                            commencement of the bankruptcy. As a
                                            result, the lender would be treated
                                            as a general unsecured creditor for
                                            the reduced amount, the amount of
                                            the monthly payments due on the loan
                                            could be reduced, and the interest
                                            rate and loan payment schedule could
                                            be changed.

                                            Any such actions could result in
                                            delays in receiving payments on
                                            the loans underlying the
                                            securities and result in the
                                            reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS..............      Federal, state and local laws and
                                            regulations impose a wide range of
                                            requirements on activities that may
                                            affect the environment, health and
                                            safety. In certain circumstances,
                                            these laws and regulations impose
                                            obligations on owners or operators
                                            of residential properties such as
                                            those that secure the loans. Failure
                                            to comply with these laws and
                                            regulations can result in fines and
                                            penalties that could be assessed
                                            against the trust fund as owner of
                                            the related property.

                                            In some states, a lien on the
                                            property due to contamination has
                                            priority over the lien of an
                                            existing mortgage. Further, a
                                            mortgage lender may be held
                                            liable as an "owner" or
                                            "operator" for costs associated
                                            with the release of petroleum
                                            from an underground storage tank
                                            under certain circumstances. If
                                            the trust fund is considered the
                                            owner or operator of a property,
                                            it will suffer losses as a result
                                            of any liability imposed for
                                            environmental hazards on the
                                            property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....      The loans and contracts in each
                                            trust fund also may be subject to
                                            federal laws relating to loan
                                            origination and underwriting. These
                                            laws

                                        9

                                                    o    require certain
                                                         disclosures to the
                                                         borrowers regarding the
                                                         terms of the loans;

                                                    o    prohibit discrimination
                                                         on the basis of age,
                                                         race, color, sex,
                                                         religion, marital
                                                         status, national
                                                         origin, receipt of
                                                         public assistance or
                                                         the exercise of any
                                                         right under the
                                                         consumer credit
                                                         protection act, in the
                                                         extension of credit;

                                                    o    regulate the use and
                                                         reporting of
                                                         information related to
                                                         the borrower's credit
                                                         experience; and

                                                    o    require additional
                                                         application
                                                         disclosures, limit
                                                         changes that may be
                                                         made to the loan
                                                         documents without the
                                                         borrower's consent and
                                                         restrict a lender's
                                                         ability to declare a
                                                         default or to suspend
                                                         or reduce a borrower's
                                                         credit limit to certain
                                                         enumerated events.

                                            Loans may also be subject to federal
                                            laws that impose additional
                                            disclosure requirements on creditors
                                            with respect to non-purchase money
                                            mortgage loans with high interest
                                            rates or high up-front fees and
                                            charges. These laws can impose
                                            specific liabilities upon creditors
                                            that fail to comply and may affect
                                            the enforceability of the related
                                            loans. In addition, the trust fund,
                                            as assignee of the creditor, would
                                            generally be subject to all claims
                                            and defenses that the borrower could
                                            assert against the creditor,
                                            including the right to rescind the
                                            loan.

                                            Home improvement contracts may be
                                            subject to federal laws that
                                            protect the borrower from
                                            defective or incomplete work by a
                                            contractor. These laws permit the
                                            borrower to withhold payment if
                                            the work does not meet the
                                            quality and durability standards
                                            agreed to between the borrower
                                            and the contractor. These laws
                                            have the effect of subjecting the
                                            trust fund, as assignee of the
                                            creditor, to all claims and
                                            defenses which the borrower in a
                                            sale transaction could assert
                                            against the seller of defective
                                            goods.

                                            If certain provisions of these
                                            federal laws are violated, the
                                            servicer may be unable to collect
                                            all or part of the principal or
                                            interest on the loans. The trust
                                            fund also could be subject to
                                            damages and administrative
                                            enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK.......................      If you invest in any class of
                                            subordinate securities, your
                                            rights as an investor to receive
                                            payments otherwise due you will
                                            be subordinate to the rights of
                                            the servicer and the holders of
                                            the related senior securities. As
                                            a result, before

                                       10

                                            investing in any subordinate
                                            securities, you must be prepared
                                            to bear the risk that payments on
                                            your securities may be delayed
                                            and that you might not recover
                                            all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS......................      As described under "Credit
                                            Enhancement--Financial Instruments"
                                            in this prospectus, a trust fund may
                                            include financial instruments to
                                            protect against certain risks or to
                                            provide certain cash flow
                                            characteristics for particular
                                            classes of the securities of a
                                            series. If you invest in one of
                                            these classes and the issuer of the
                                            financial instruments fails to
                                            perform its obligations, the yield
                                            to maturity, market price and
                                            liquidity of your securities could
                                            be materially adversely affected. In
                                            addition, if the issuer of the
                                            related financial instruments
                                            experiences a credit rating
                                            downgrade, the market price and
                                            liquidity of your securities could
                                            be reduced. Finally, if the
                                            financial instruments are intended
                                            to provide an approximate or partial
                                            hedge for certain risks or cashflow
                                            characteristics, the yield to
                                            maturity, market price and liquidity
                                            of your securities could be
                                            adversely affected to the extent
                                            that the financial instrument does
                                            not provide a perfect hedge.
REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK....................      If you invest in any class of
                                            securities that represent the
                                            "residual interest" in a real
                                            estate mortgage investment
                                            conduit (REMIC), you will be
                                            required to report as ordinary
                                            income your pro rata share of the
                                            REMIC's taxable income, whether
                                            or not you actually received any
                                            cash. Thus, as the holder of a
                                            REMIC residual interest security,
                                            you could have taxable income and
                                            tax liabilities in a year that
                                            are in excess of your ability to
                                            deduct servicing fees and any
                                            other REMIC expenses. In
                                            addition, because of their
                                            special tax treatment, your
                                            after-tax yield on a REMIC
                                            residual interest security may be
                                            significantly less than that of a
                                            corporate bond with similar
                                            cash-flow characteristics and
                                            pre-tax yield. Transfers of REMIC
                                            residual interest securities are
                                            also restricted.

FASIT OWNERSHIP SECURITIES ARE
SUBJECT TO ADDITIONAL RISK............      If you are a fully  taxable
                                            domestic corporation that invests
                                            in any class of securities
                                            representing the "ownership
                                            interest" in a financial asset
                                            securitization investment trust
                                            (FASIT), you will be required to
                                            report as ordinary income your
                                            pro rata share of the FASIT's
                                            taxable income, whether or not
                                            you

                                       11

                                            actually received any cash. Thus,
                                            as the holder of a FASIT
                                            ownership interest security, you
                                            could have taxable income and tax
                                            liabilities in a year that are in
                                            excess of your ability to deduct
                                            servicing fees and any other
                                            FASIT expenses. In addition,
                                            because of their special tax
                                            treatment, your after-tax yield
                                            on a FASIT ownership interest
                                            security may be significantly
                                            less than that of a corporate
                                            bond with similar cash-flow
                                            characteristics and pre-tax
                                            yield. Transfers of FASIT
                                            ownership interest securities are
                                            also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS........      Limit on Liquidity of Securities.
                                            Securities issued in book-entry form
                                            may have only limited liquidity in
                                            the resale market, since investors
                                            may be unwilling to purchase
                                            securities for which they cannot
                                            obtain physical instruments.

                                            Limit on Ability to Transfer or
                                            Pledge. Transactions in book-entry
                                            securities can be effected only
                                            through The Depository Trust
                                            Company, its participating
                                            organizations, its indirect
                                            participants and certain banks. As a
                                            result, your ability to transfer or
                                            pledge securities issued in
                                            book-entry form may be limited.

                                            Delays in Distributions. You may
                                            experience some delay in the receipt
                                            of distributions on book-entry
                                            securities since the distributions
                                            will be forwarded by the trustee to
                                            DTC for DTC to credit to the
                                            accounts of its participants. In
                                            turn, these participants will credit
                                            the distributions to your account
                                            either directly or indirectly
                                            through indirect participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................      Any class of securities issued under
                                            this prospectus and the accompanying
                                            prospectus supplement will be rated
                                            in one of the four highest rating
                                            categories of a nationally
                                            recognized rating agency. A rating
                                            is based on the adequacy of the
                                            value of the trust fund assets and
                                            any credit enhancement for that
                                            class and reflects the rating
                                            agency's assessment of the
                                            likelihood that holders of the class
                                            of securities will receive the
                                            payments to which they are entitled.
                                            A rating is not an assessment of the
                                            likelihood that principal
                                            prepayments on the underlying loans
                                            will be made, the degree to which
                                            the rate of prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of an early
                                            termination of the securities. You
                                            should not view a rating as a
                                            recommendation

                                       12

                                            to purchase, hold or sell
                                            securities because it does not
                                            address the market price or
                                            suitability of the securities for
                                            any particular investor.

                                            There is no assurance that any
                                            rating will remain in effect for any
                                            given period or that the rating
                                            agency will not lower or withdraw
                                            the rating in the future. The rating
                                            agency could lower or withdraw
                                            its rating due to:

                                                    o    any decrease in the
                                                         adequacy of the value
                                                         of the trust fund
                                                         assets or any related
                                                         credit enhancement, or

                                                    o    an adverse change in
                                                         the financial or other
                                                         condition of a credit
                                                         enhancement provider.

                                       13

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of certificates will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

         Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the related servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement.

         Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

         The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

         Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement.
Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

                                       14

         Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register.
However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the servicer in the name of the trustee):

     o    all payments with respect to the primary assets for that series (see,
          "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

     o    amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

     o    amounts available pursuant to any other credit enhancement for the series.

         If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See
"The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

         The primary assets of each trust fund may include one or more pools of the following:

     o    Residential Loans,

     o    Home Equity Loans,

     o    Home Improvement Contracts,

     o    Manufactured Housing Contracts,

                                       15

     o    Agency Securities, and

     o    Private Label Securities.

         When we use the term "loans" in this prospectus, we include Residential
Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing
Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

         If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

PAYMENTS OF INTEREST

         The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year of twelve
30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.
Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

                                       16

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of a series of notes is the date no later than which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

         Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See
"--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement.
Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the

                                       17

prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended.

         In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label
Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as
applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities,
as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement.
The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no

                                       18

assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

                                 THE TRUST FUNDS

GENERAL

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

     o    the primary assets of the trust fund;

     o    amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

     o    any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form o credit support;

     o    REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     o    the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund.
Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default

                                       19

with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

     The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

     If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

     Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

     o    to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

     o    to issue the related securities,

     o    to make payments and distributions on the securities, and

     o    to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to
the extent the related prospectus supplement specifies.

THE LOANS

     General. Loans in each trust fund may consist of Residential Loans, Home
Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If
specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either
"conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

                                       20

     In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.
In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o    Interest may be payable at

          -    a fixed rate,

          -    a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

          -    a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

          -    a rate that otherwise varies from time to time, or

          -    a rate that is convertible from an adjustable rate to a fixed rate.

     Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.
     Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o    Principal may be

          -    payable on a level debt service basis to fully amortize the loan over its term,

          -    calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

          -    nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

                                       21

     o    Monthly payments of principal and interest may

          -    be fixed for the life of the loan,

          -    increase over a specified period of time or

          -    change from period to period.

     Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

     A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement
Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes.
When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit

                                       22

developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

     Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The rate of prepayment on Home Equity Loans cannot be predicted. Home
Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including

                                       23

home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home
Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home
Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in
Mortgage Loans" in this prospectus.

     Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

     o    A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

     o    A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

     o    A borrower may fail to make the required periodic payment.

     o    Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years
(unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

     The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

     o    a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months

                                       24

          every year or that the borrower intends to use the mortgaged property as a primary residence, or

     o    a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

     Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of
Columbia or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a
"manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with

                                       25

high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

     The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

     The loans will be either conventional contracts or contracts insured by the
Federal Housing Administration (FHA) or partially guaranteed by the Veterans
Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended.. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

     The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and
are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear

                                       26

interest at the applicable HUD debenture interest rate. The servicer of each
FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

     The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

     The amount payable under a VA guaranty will be the percentage of the
VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged

                                       27

property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

     The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

     o    the aggregate unpaid principal balance of the loans;

     o    the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

     o    the range and average principal balance of the loans;

     o    the weighted average original and remaining terms to stated maturity of the loans and the range of original and remainin terms to stated
          maturity, if applicable;

     o    the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

     o    the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixe interest rates;

     o    any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

     o    the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or hom improvements or that are unsecured;

     o    the geographic distribution of any mortgaged properties securing the loans;

     o    for loans that are secured by single family properties, the percentage
          (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

     o    the lien priority of the loans;

     o    the delinquency status and year of origination of the loans;

     o    whether the loans are closed-end loans and/or revolving credit line loans; and

     o    in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

     The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

                                       28

     If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

     General. Primary assets for a series may consist, in whole or in part, of
Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

     o    pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

     o    collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

     The Private Label Securities will previously have been

     o    offered and distributed to the public pursuant to an effective registration statement, or

     o    purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the
          Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

     Although individual underlying loans may be insured or guaranteed by the
United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

     The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the
PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

     The issuer Private Label Securities will be

     o    a financial institution or other entity engaged generally in the business of lending,

     o    a public agency or instrumentality of a state, local or federal government, or

     o    a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

                                       29

     If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

     Distributions of principal and interest will be made on the Private Label
Securities on the dates specified in the related prospectus supplement. The
Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

     The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

     Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

     Additional Information. If the primary assets of a trust fund include
Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

     o    the total approximate principal amount and type of the Private Label
          Securities to be included in the trust fund,

     o    the maximum original term to stated maturity of the Private Label
          Securities,

     o    the weighted average term to stated maturity of the Private Label
          Securities,

     o    the pass-through or certificate rate or range of rates of the Private
          Label Securities,

     o    the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

     o    certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

                                       30

     o    the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the
          Private Label Securities, and

     o    the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

     o    the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

     o    the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmenta entity,

     o    the servicing fee or range of servicing fees with respect to the underlying loans,

     o    the minimum and maximum stated maturities of the underlying loans at origination,

     o    the lien priority of the underlying loans, and

     o    the delinquency status and year of origination of the underlying loans.

     The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a
Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

     Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a
wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the
National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National
Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United
States Code.

     Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the
National Housing Act, Ginnie Mae may, under Section 306(d) of the National
Housing Act, borrow from the United States Treasury in an amount which

                                       31

is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through"
mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the
Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie
Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

     The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each
FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie
Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

     If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request
Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the
Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

     Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage

                                       32

loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the
GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie
Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a
Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

     Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans.
Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of
Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

     Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a
federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

                                       33

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of
Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by
Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     o    fixed-rate level installment conventional mortgage loans,

     o    fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

     o    adjustable rate conventional mortgage loans, or

     o    adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie
Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

     Each Fannie Mae certificate will be issued pursuant to a trust indenture.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.
Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a

                                       34

Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

     Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie
Mae certificates, distributions on the Fannie Mae certificates will be made by check.

     Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a
shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the
Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA

                                       35

loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.
Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either
Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's
Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of
Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

                                       36

     Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home loan Bank and do not constitute debts or obligations of the United
States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of
Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, with respect to pools formed prior to
June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the
Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie
Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie
Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor
Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie
Mac certificate group may not exceed two percentage points.

     Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the

                                       37

purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New
York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac,
Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by
Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

     Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae,
Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

     o    the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in th collection account,

     o    all amounts received with respect to the primary assets of the related trust fund, and

     o    unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will

                                       38

invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the
United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

     If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

     If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

     o    the sum of

          o    the amount of interest accrued on the securities of the series,
               and

          o    if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

          o    the amount of interest available from the primary assets in the trust fund.

                                       39

     Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

     If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o    maintaining timely payments or providing additional protection against losses on the trust fund assets;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

                                       40

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current
Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

     If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

     o    the cost of repair or replacement of the property, and

     o    upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

     If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that

                                       41

amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

     If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related

                                       42

prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

     o    the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

     o    the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trus fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the

                                       43

rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

     If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

     o    to convert the payments on some or all of the loans and Private Label
          Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o    to provide payments if any index rises above or falls below specified levels; or

     o    to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities
Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                                       44

                               SERVICING OF LOANS

GENERAL

         Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

         o        waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o        to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

         If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

         o        an account maintained at a depository institution, the
                  long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the
                  prospectus supplement at levels satisfactory to the rating agency; or

                                       45

         o        an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements
                  established by each rating agency named in the prospectus
                  supplement.

         Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

         o        all payments in respect of principal, including prepayments, on the primary assets;

         o        all payments in respect of interest on the primary assets
                  after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or
                  withheld from the collection account in accordance with the related agreement), related servicing fees payable to the
                  servicer;

         o        all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

         o        all Insurance Proceeds;

         o        all amounts required to be deposited into the collection
                  account from any reserve fund for the series pursuant to the related agreement;

         o        all advances of cash made by the servicer in respect of
                  delinquent scheduled payments on a loan and for any other
                  purpose as required pursuant to the related agreement; and

         o        all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

         Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

                                       46

         o        to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties
                  ("Insurance Proceeds")) that represent late recoveries of
                  scheduled payments with respect to which the Advance was made;

         o        to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be
                  nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

         o        to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in
                  connection with the restoration of damaged property and, in the event deposited into the collection account and not
                  previously withheld, and to the extent that Liquidation
                  Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

         o        in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a
                  particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the
                  related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related
                  agreement;

         o        to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         o        to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts
                  received thereon and not distributed as of the date on which the related repurchase price was determined;

         o        to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the
                  holders of the series in the amounts and in the manner
                  provided for in the related agreement; and

         o        to clear and terminate the collection account pursuant to the related agreement.

                                       47

         In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or
Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections,
Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

                                       48

         The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally
80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

         o        the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

         o        such proportion of the loss, without deduction for
                  depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the
                  property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

         o        the amount necessary to avoid the enforcement of any
                  co-insurance clause contained in the policy, and

         o        the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

         Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement)
will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

                                       49

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

         o        the restoration or foreclosure will increase the Liquidation
                  Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

         o        its expenses will be recoverable either through Liquidation
                  Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the
REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

         The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale"
clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

                                       50

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

         Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

         When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders.
In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds,
Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

         Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

                                       51

EVIDENCE AS TO COMPLIANCE

         If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

         If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

         If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of
Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

         Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o        has a net worth of not less than the amount specified in the prospectus supplement;

         o        would not cause the rating of the related securities by a
                  rating agency named in the prospectus supplement, as such
                  rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

         o        executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that
                  contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition

                                       52

                  required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement.
Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

                                       53

ASSIGNMENT OF PRIMARY ASSETS

         General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date
(except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated
thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

         If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement
Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement
Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement
Contracts without notice of the assignment, the interest of holders in the Home
Improvement Contracts could be defeated. See "Material Legal Aspects of the
Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in
this prospectus.

                                       54

         Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material
Legal Aspects of the Loans -- The Home Improvement Contracts and the
Manufactured Housing Contracts."

         Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

         o        the original principal amount,

         o        its unpaid principal balance as of the cut-off date,

         o        the current interest rate,

         o        the current scheduled payment of principal and interest,

         o        the maturity date, if any, of the related note, and

         o        if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label
Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private
Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

         o        the information contained in the Agency or Private Label
                  Securities schedule is true and correct in all material
                  respects,

                                       55

         o        immediately prior to the conveyance of the Agency or Private
                  Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

         o        there has been no other sale of the Agency or Private Label
                  Securities, and

         o        there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

         Repurchase and Substitution of Non-Conforming Primary Assets. Unless
otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee
(or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than
90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

         o        the lesser of

                  o        the principal balance of the primary asset, and

                  o        the trust fund's federal income tax basis in the
                           primary asset;

plus

         o        accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the
                  related agreement.

However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets.
If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

                                       56

         o        it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

         o        it has an interest rate not less than (and not more than 2%
                  greater than) the interest rate of the deleted primary asset,

         o        it has a remaining term-to-stated maturity not greater than
                  (and not more than two years less than) that of the deleted primary asset,

         o        it complies with all of the representations and warranties set forth in the applicable agreement as of the date of
                  substitution, and

         o        if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified
                  replacement mortgage under Section 860G(a) of the Code.

         Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

         The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

         No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

                                       57

REPORTS TO HOLDERS

         The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o        the amount of principal distributed to holders of the related securities and the outstanding principal balance of the
                  securities following the distribution;

         o        the amount of interest distributed to holders of the related securities and the current interest on the securities;

         o        the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with
                  respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the
                  securities;

         o        the amount of any overdue payments of scheduled principal
                  included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related
                  primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o        the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

         o        the amount of any delinquencies with respect to payments on the related primary assets;

         o        the book value of any REO property acquired by the related trust fund; and

         o        other information specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

         o        the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

         o        the information specified in the related agreement to enable holders to prepare their tax returns including, without
                  limitation, the amount of any original issue discount accrued on the securities.

         Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with

                                       58

respect to its servicing of the loans. See "Servicing of Loans--Evidence as to
Compliance" in this prospectus.

         If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

         o        any failure by the servicer to deposit amounts in the
                  collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the
                  trustee by holders having not less than 25% of the total
                  voting rights of the series;

         o        any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

         o        certain events of insolvency, readjustment of debt,
                  marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

                                       59

         In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

         During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

         Indenture. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

         o        a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

         o        failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure
                  continues for a period of sixty (60) days after notice is
                  given in accordance with the procedures described in the
                  related prospectus supplement;

         o        any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related
                  prospectus supplement;

         o        certain events of bankruptcy, insolvency, receivership or
                  liquidation of the depositor or the trust fund; and

         o        any other event of default specified with respect to notes of that series.

         If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series

                                       60

are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

         If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

         o        the holders of 100% of the total amount of the
                  then-outstanding notes of the series consent to the sale; or

         o        the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         o        the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case.
However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the

                                       61

indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

         The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment;
provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

         No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement)
has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

         Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds

                                       62

for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

         Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

         o        if the trustee ceases to be eligible to continue as such under the related agreement, or

         o        if the trustee becomes insolvent, or

         o        the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

         Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer
(with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

         o        to cure any ambiguity,

         o        to correct any defective provisions or to correct or
                  supplement any provision in the agreement,

         o        to add to the duties of the depositor, the applicable trustee or the servicer,

         o        to add any other provisions with respect to matters or
                  questions arising under the agreement or related credit
                  enhancement,

         o        to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the
                  servicer or any trustee is obligated to maintain or improve the rating), or

         o        to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the

                                       63

prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

         Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3%
of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

         o        reduce the amount or delay the timing of payments on any
                  security without the consent of the holder of the security, or

         o        reduce the percentage of the total outstanding principal
                  amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal
                  amount of each affected class.

VOTING RIGHTS

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

                                       64

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption,
Purchase or Termination" in this prospectus.

         Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

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MORTGAGES

         The Residential Loans and Home Equity Loans for a series will, and the
Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to
Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.
It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the

                                       66

borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law)
of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the

                                       67

borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.
These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

         Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs.
Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

         In addition, under the laws of some states and under the Federal
Comprehensive Environmental Response, Compensation and Liability Act (CERCLA),
contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility.
The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management"
of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

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         A regulation promulgated by the U.S. Environmental Protection Agency
(EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of
Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection
Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh'g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass'n v. Kelley, 115 S.Ct. 900 (1995). Another EPA
regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

         On September 30, 1996, Congress enacted the Asset Conservation, Limited
Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

         Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

         o        exercises decision-making control over environmental
                  compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

         o        exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility
                  encompassing daily decision-making with respect to
                  environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be
"participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

         ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

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         ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home
Improvement Contracts.

         If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.
The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the security holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

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         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.
The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

                                       71

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the
Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to
Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate
Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing
Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i)
originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from

                                       73

temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

         Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

         General

         The Home Improvement Contracts and Manufactured Housing Contracts,
other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests,"
each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

                                       74

depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts.
Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home
Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement
Contract by voluntary surrender, by "self-help" repossession that is "peaceful"
(i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.
The holder of a Home Improvement Contract must give the debtor a number of days'
notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

                                       75

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes

         The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.
The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the
UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the

                                       76

certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade
Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction
(and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade
Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the
Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the
Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or
Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

         The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed

                                       77

of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

         The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited.
The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated
upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

         Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

         o        are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred
                  prior to the commencement of military service for the duration of military service, and

         o        may be entitled to a stay of proceedings on any kind of
                  foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

         o        may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the
                  payment schedule readjusted for a period of time after the completion of military service.

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However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly.

If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of
The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

         The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                       79

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

         o        to purchase the primary assets of the related trust fund,

         o        to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

         o        to establish any reserve funds described in the related
                  prospectus supplement, and

         o        to pay costs of structuring and issuing the securities,
                  including the costs of obtaining any credit enhancement.

         If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Sidley Austin Brown & Wood LLP, Stroock & Stroock & Lavan
LLP, Thacher Proffitt & Wood LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

         The federal income tax consequences to security holders will vary depending on whether

         o        the securities of a series are classified as indebtedness;

         o        an election is made to treat the trust fund relating to a
                  particular series of securities as a real estate mortgage
                  investment conduit or REMIC under the Code;

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         o        the securities represent an ownership interest in some or all of the assets included in the trust fund for a series;

         o        an election is made to treat the trust fund relating to a
                  particular series of certificates as a partnership; or

         o        an election is made to treat the trust fund relating to a
                  particular series of securities as a financial asset
                  securitization investment trust or FASIT under the Code.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

TAXATION OF DEBT SECURITIES

         Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

         o        securities held by a domestic building and loan association will constitute "loans... secured by an interest in real
                  property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of section
                  856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

         Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

         In the opinion of tax counsel, "compound interest securities" (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) and certain of the other debt securities issued at a discount may be issued with "original issue discount" or
OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

                                       81

         In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public
(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security.

         The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest"
payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The
OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments thereon will not be treated as qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of
(i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

                                       82

         Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

         In addition, under the OID Regulations, there is a special method for determining whether the original issue discount for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the original issue discount will be caused to be more than de minimis only if the greater of (x)
the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (i.e., the excess of the debt security's stated principal amount over its issue price)
exceeds the de minimis amount, then the stated interest on the debt security will be treated as OID rather than qualified stated interest.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

         o        the interest is unconditionally payable at least annually,

         o        the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

         o        interest is based on a "qualified floating rate," an
                  "objective rate," or a combination of "qualified floating
                  rates" that do not operate in a manner that significantly
                  accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

         The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

                                       83

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, trustee intends to base its computation on section 1272(a)(6)
of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the
Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the original issue discount that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         Certain classes of the debt securities may be "pay-through securities,"
which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument.
The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

         o        sum of

                  (a)      the present value of all payments remaining to be
                           made on the pay-through security as of the close of
                           the accrual period and

                  (b)      the payments during the accrual period of amounts
                           included in the stated redemption price of the
                           pay-through security,

over

         o        the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

         o        the original yield to maturity of the pay-through security
                  (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

         o        events that have occurred before the end of the accrual period
                  and

                                       84

         o        the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of
OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

         Certain classes of securities may represent more than one class of
REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing
OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include
OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as
OID and that the amount and rate of accrual of

                                       85

such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax
Status as a Grantor Trust--Discount or Premium on Pass-Through Securities"
below.

         Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of
OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through
1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in
Treasury regulations but, until such regulations are issued, market discount would in general accrue either

         o        on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

         o        in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans
                  underlying the security) not originally issued with OID,
                  stated interest payable in the relevant period to total stated
                  interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a
                  pass-through security, as described below, the loans
                  underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security
(or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is

                                       86

allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

         Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the
Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

         Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter.
Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

                                       87

TAXATION OF THE REMIC AND ITS HOLDERS

         General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, in the opinion of tax counsel:

         o        securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC"
                  within the meaning of Section 7701(a)(19)(C)(xi) of the Code
                  (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code
                  Section 7701(a)(19)(C)); and

         o        securities held by a real estate investment trust will
                  constitute "real estate assets" within the meaning of Section
                  856(c)(4)(A) of the Code, and income with respect to the
                  securities will be considered "interest on obligations secured by mortgages on real property or on interests in real
                  property" within the meaning of Section 856(c)(3)(B) of the
                  Code (assuming, for both purposes, that at least 95% of the
                  REMIC's assets are qualifying assets).

If less than 95% of the REMIC's assets consist of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, in the opinion of tax counsel, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other
"miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December
31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount
(which amount will be adjusted for inflation for taxable years beginning after
1990) will be reduced by the lesser of

                                       88

         o        3% of the excess of adjusted gross income over the applicable amount, or

         o        80% of the amount of itemized deductions otherwise allowable for the taxable year.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

         o        would qualify, under existing Treasury regulations, as a
                  grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

         o        is similar to such a trust and is structured with the
                  principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC.
Qualification as a REMIC requires ongoing compliance with certain conditions.
Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a
REMIC as described below under "--Taxation of Owners of Residual Interest
Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

         Calculation of REMIC Income. In the opinion of tax counsel, the taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

         o        the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

         o        deductions, including stated interest and original issue
                  discount accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and
                  servicing fees and other expenses of the REMIC.

                                       89

A holder of a REMIC residual interest security that is an individual or a
"pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2%
of the holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue
OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         o        subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         o        subject to a limited exception, the sale or other disposition of a cash flow investment;

         o        the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         o        the receipt of any fees or other compensation for services rendered by the REMIC.

                                       90

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC.
However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         In the opinion of tax counsel, the holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

         In the opinion of tax counsel, the holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument.

         Limitation on Losses. In the opinion of tax counsel, the amount of the
REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the
REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to

                                       91

offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

         Distributions. In the opinion of tax counsel, distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

         Sale or Exchange. In the opinion of tax counsel, the holder of a residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest security holder's adjusted basis in the newly acquired asset.

         Excess Inclusions. In the opinion of tax counsel, the portion of the
REMIC taxable income of a holder of a residual interest security consisting of
"excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return.
Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the
Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors"
below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the
REMIC Regulations, effective for taxable years beginning after December 31,
1995, except with respect to residual interest securities continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.

                                       92

         o        First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

         o        Second, the residual holder's alternative minimum taxable
                  income for a tax year cannot be less than excess inclusions for the year.

         o        Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of

         o        REMIC taxable income for the quarterly period allocable to a residual interest security,

over

         o        the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day
                  multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United
States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.
As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual

                                       93

interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity after March 31, 1988
(including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         The REMIC Regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC
Regulations, a transfer of a "noneconomic residual interest" (as defined below)
to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a
"noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC
Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii)
the transferee represents to the transferor that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

                                       94

         (a)      the "formula test":

                  the present value of the anticipated tax liabilities
         associated with the holding of the noneconomic residual interest will not exceed the sum of:

                  (1)      the present value of any consideration given to the
                           transferee to acquire the residual interest;

                  (2)      the present value of the expected future
                           distributions on the residual; and

                  (3)      the present value of the anticipated tax savings
                           associated with holding the residual interest as the
                           REMIC generates losses; or

         (b)      the "asset test":

                  (1)      at the time of the transfer, and at the close of each
                           of the transferee's two fiscal years preceding the
                           transferee's fiscal year of transfer, the
                           transferee's gross assets for financial reporting
                           purposes exceed $100 million and its net assets for
                           financial reporting purposes exceed $10 million,
                           excluding obligations of any related persons or any
                           other asset if a principal purpose for holding or
                           acquiring the other asset is to permit the transferee
                           to satisfy the asset test.

                  (2)      the transferee must be a domestic "C" corporation
                           (other than a corporation exempt from taxation or a
                           regulated investment company or real estate
                           investment trust); the transferee must agree in
                           writing that any subsequent transfer of the residual
                           interest would be to an eligible "C" corporation and
                           would meet the requirements for a safe harbor
                           transfer, and the facts and circumstances known to
                           the transferor on or before the date of the transfer
                           must not reasonably indicate that the taxes
                           associated with ownership of the residual interest
                           will not be paid by the transferee; and

                  (3)      a reasonable person would not conclude, based on the
                           facts and circumstances known to the transferor on or
                           before the date of the transfer (including the
                           consideration given to the transferee to acquire the
                           nonecomonic residual interest in the REMIC), that the
                           taxes associated with the residual interest will not
                           be paid.

         For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term
Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

         Mark-to-Market Rules. A REMIC residual interest security acquired after
January 3, 1995 cannot be marked-to-market.

                                       95

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the
REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income

         (i)      in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such
                  period is not shorter than the period the REMIC is expected to generate taxable income or

         (ii)     ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as
                  remaining to be made on such interests under the Prepayment
                  Assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of non-economic REMIC residual interests. Prospective purchasers of the non-economic REMIC residual interests should consult with their tax advisors regarding the effect of these proposed regulations

TAX STATUS AS A GRANTOR TRUST

         General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then, in the opinion of tax counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an
association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the

                                       96

securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         In the opinion of tax counsel, each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under section 162 or section 212 of the Code to the extent that such fees represent "reasonable"
compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of:

         o    3% of the excess of adjusted gross income over the applicable amount, or

         o    80% of the amount of itemized deductions otherwise allowable for that taxable year.

         This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

         Discount or Premium on Pass-Through Securities. In the opinion of tax counsel, the holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee
(to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a

                                       97

stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --Market Discount" and "--Premium"
above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan.
Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the
OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan's principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities.

                                       98

Under the cash flow bond method described above for pay-through securities, a prepayment assumption is used and periodic recalculations are made that take into account with respect to each accrual period the effect of prepayments during such period. However, the Tax Reform Act of 1986 does not, absent
Treasury regulations, appear specifically to cover instruments such as stripped securities, which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans.
Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate the holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate the holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

         o    in certain series, each non-interest weighted security is
              composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

         o    the non-interest weighted securities are subject to the
              contingent payment provisions of the regulations; or

         o    each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an
              installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.
The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

                                       99

         o    "real estate assets" within the meaning of section 856(c)(4)(A)
              of the Code; and

         o    "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities and stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, in the opinion of tax counsel, a holder's tax basis in a security is the price the holder pays for the security, increased by amounts of OID or market discount included in income, and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the
Security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

         In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         o    the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

over

         o    the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made, a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to

                                      100

distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This withholding generally applies if the holder of a security:

         o    fails to furnish the applicable trustee with its taxpayer
              identification number;

         o    furnishes the applicable trustee an incorrect taxpayer
              identification number;

         o    fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         o    under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to any trust fund as to which a partnership election is made, under the Code, unless interest (including
OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United
States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, interest will not qualify as portfolio interest where:

         o    the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         o    the recipient is a controlled foreign corporation to which the issuer is a related person.

         For interest to qualify for the portfolio interest exemption from U.S.
withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-

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8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before
July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30%
(or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as
"portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed
(or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess
Inclusions" above.

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TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         Tax counsel is of the opinion that a trust fund structured as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust fund were taxable as a corporation for federal income tax purposes, in the opinion of tax counsel, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is, (except as otherwise provided in the related prospectus supplement,) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated
interest" under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the
OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, in the opinion of tax counsel, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID
Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

                                      103

         A holder of a note that is a "short-term note" (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. In the opinion of tax counsel, if a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. In the opinion of tax counsel, interest payments made
(or accrued) to a noteholder who is a "foreign person" (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered
"portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

         o    is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation"
              with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

         o    provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the
Form W-8BEN as described in the previous sentence from the

                                      104

holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a
non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply.
If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United
States federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.
The current backup withholding rate is 28%.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above
(and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).
Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S.
tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

                                      105

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. If the trust fund is a partnership, in the opinion of tax counsel, the trust fund will not be subject to federal income tax. Rather, in the opinion of tax counsel, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans
(including appropriate adjustments for market discount, OID and bond premium)
and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         In the opinion of tax counsel, the tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         o    the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for that month and interest on amounts
              previously due on the certificates but not yet distributed;

         o    any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the
              certificates over their initial issue price;

                                      106

         o    prepayment premium payable to the certificateholders for that month; and

         o    any other amounts of income payable to the certificateholders for that month.

         This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, in the opinion of tax counsel, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, in the opinion of tax counsel, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         In the opinion of tax counsel, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         In the opinion of tax counsel, an individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, in the opinion of tax counsel, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to

                                      107

offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. In the opinion of tax counsel, under section
708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to final Treasury regulations issued May 9, 1997 under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

         Disposition of Certificates. Generally, in the opinion of tax counsel, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the

                                      108

certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

         o    the name, address and taxpayer identification number of the nominee; and

         o    as to each beneficial owner (a) the name, address and
              identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or
              instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

         In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

                                      109

         The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 35% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the
IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a
U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered
"portfolio interest." As a result, certificateholders will be subject to United
States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder

                                      110

fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%.

                             REPORTABLE TRANSACTIONS

         Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction."
Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction"
based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in Congress legislative proposals that, if enacted, would impose significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                FASIT SECURITIES

         General. The FASIT provisions of the Code were enacted by the Small
Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities effective on
September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed
Treasury regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000.
Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of
FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus

                                      111

supplement for each series of securities will indicate whether one or more FASIT elections will be made for the series, and which securities of the series will be designated as regular securities, and which, if any, will be designated as ownership securities.

         Qualification as a FASIT. The trust fund underlying a series (or one or more designated pools of assets held in the trust fund) will qualify under the
Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

         o    a FASIT election is in effect,

         o    certain tests concerning the composition of the FASIT's assets and the nature of the holders' interests in the FASIT are met on a continuing basis, and

         o    the trust fund is not a regulated investment company or RIC as defined in section 851(a) of the Code.

         However, the qualification as a FASIT of any trust fund for which a
FASIT election is made depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any trust for which a FASIT election is made at any particular time after the issuance of securities by the trust.

         Asset Composition. In order for a trust fund (on one or more designated pools of assets held by a trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include

         o    cash or cash equivalents,

         o    debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

         o    foreclosure property,

         o    certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks
              associated with being the obligor on FASIT interests,

         o    contract rights to acquire qualifying debt instruments or
              qualifying hedging instruments,

         o    FASIT regular interests, and

         o    REMIC regular interests.

                                      112

         o    Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT must meet certain requirements. All of the interests in a FASIT must belong to either

         o    one or more classes of regular interests or

         o    a single class of ownership interest that is held by a fully taxable domestic corporation. In the case of series that include
              FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if

         o    it is designated as a regular interest,

         o    it has a stated maturity no greater than thirty years,

         o    it entitles its holder to a specified principal amount,

         o    the issue price of the interest does not exceed 125% of its stated principal amount,

         o    the yield to maturity of the interest is less than the applicable
              Treasury rate published by the IRS plus 5%, and

         o    if it pays interest, such interest is payable either at a fixed rate with respect to the principal amount of the regular interest or at a permissible variable rate with respect to the principal amount.

Permissible variable rates for FASIT regular interests are the same as those for
REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Considerations--Taxation of
Debt Securities--Variable Rate Debt Securities" in this prospectus.

         If a FASIT security fails to meet one or more of the requirements set out in the third, fourth or fifth bullet in the preceding paragraph, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if a FASIT security fails to meet the requirements of the final bullet in the preceding paragraph, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from such interest. See "--Tax Treatment of FASIT Regular Securities" and "--Treatment of High-Yield Interests" below.

                                      113

         Anti-Abuse Rule. Under proposed Treasury regulations, the IRS
Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the
FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

         Consequences of the Failure of the FASIT Trust to Qualify as a FASIT.
If a FASIT trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed Treasury regulations provide that its FASIT status would be lost for that year and the
FASIT trust would be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each
FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of
FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

         Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular securities. As in the case of holders of REMIC regular securities, holders of FASIT regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of
FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on the security will be treated as a return of capital to the extent that the holder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular securities. See
"Material Federal Income Tax Considerations--Taxation of Debt Securities,"
"--Market Discount," and "--Premium" in this prospectus. High-yield interests may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield interests are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

                                      114

         If a FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described above for securities other than REMIC regular interest securities. See "Material Federal
Income Tax Considerations--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax
Considerations--Taxation of Debt Securities--Effects of Default and
Delinquencies" in this prospectus.

         FASIT regular securities held by a real estate investment trust or REIT will qualify as "real estate assets" within the meaning of section 856(c) (4)(A)
of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association"
will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Material Federal Income Tax
Considerations--Taxation of Debt Securities--Status as Real Property Loans" in
this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT - or RIC
- qualification purposes.

         Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by eligible corporations other
FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.

         Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a
FASIT ownership security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income of the
FASIT,

                                      115

except that any tax-exempt interest income taken into account by the holder of a
FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See
"FASIT Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section
7701 of the Code that is economically comparable to a FASIT Ownership Security.
In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under section 475 of the Code by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120%
of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT
securities will be subject to backup withholding to the same extent holders of
REMIC securities would be subject. See "Certain Federal Income Tax
Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

         Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular security holder is treated as received or accrued from the conduit debtor. The proposed
Treasury regulations state that a debtor is a conduit debtor if the debtor is a
U.S. Person or the United States branch of a non-U.S. Person and the non-U.S.
Person FASIT regular security

                                      116

holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

         Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under the Employee
Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

         ERISA and section 4975 of the Code impose requirements on employee benefit plans - and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested - and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as "Plans." Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of
Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such
Plans. ERISA also imposes certain duties on persons who are fiduciaries of
Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such
Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements.
Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

         The United States Department of Labor (DOL) has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must

                                      117

         o    disclose certain specified information to investing Plan
              fiduciaries initially and on an annual basis;

         o    allow Plans to terminate or discontinue a policy on 90 days'
              notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

         o    give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

         The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

         Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed
Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties
(or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

         o    has investment or administrative discretion with respect to such
              Plan assets;

         o    has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

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         o    is an employer maintaining or contributing to such Plan.

         In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as:

         o    Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a
              "qualified professional asset manager;"

         o    PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

         o    PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

         o    PTCE 95-60, which exempts certain transactions involving
              insurance company general accounts; or

         o    PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than
25% of the value of each class of equity interest in the entity is held by
"benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of
ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

                                      119

         If no exception under the plan asset regulations applies and if a Plan
(or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section
4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         The DOL issued to Bear, Stearns & Co. Inc. ("Bear, Stearns") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55
Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption
2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which Bear, Stearns or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

         The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         o    The acquisition of the securities by a Plan is on terms
              (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an
              arm's-length transaction with an unrelated party.

         o    The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests
              evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

         o    The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service,
              Inc. and Standard & Poor's, a division of the McGraw-Hill
              Companies, Inc.

         o    The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a
              permitted notional principal transaction, or any of their
              respective affiliates (together with the trustee and the
              underwriters, the "restricted group").

         o    The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of

                                      120

              all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

         o    The Plan investing in the securities is an "accredited investor"
              as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         For purposes of the underwriter exemption, a "designated transaction"
means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

         Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

         o    the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

         o    the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section
              3(16)(B) of ERISA);

         o    in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate
              interest in the trust fund is acquired by persons independent of the restricted group;

         o    a Plan's investment in securities of any class does not exceed
              25% of all of the securities of that class outstanding at the time of the acquisition; and

         o    immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                                      121

         o    The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the
              securities being offered) must not exceed 25%.

         o    All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

         o    The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o    Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the
              obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

         o    In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

         1.   the characteristics of the additional obligations must be
              monitored by an insurer or other credit support provider that is independent of the depositor; or

         2.   an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics
              described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

         o    The period of pre-funding must end no later than three months or
              90 days after the closing date or earlier in certain
              circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

         o    Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

         o    The related prospectus or prospectus supplement must describe:

         1.   any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

                                      122

         2.   the duration of the period of pre-funding;

         3.   the percentage and/or dollar amount of the funding limit for the trust; and

         4.   that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

         o    The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or
              capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by Bear, Stearns, rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

         In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

         o    the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

         o    the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

         o    the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80%
              of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York,
Stroock & Stroock & Lavan LLP, New York, New York, Thacher Proffitt & Wood LLP,
New York, New York or other counsel designated in the prospectus supplement.

                                      123

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

         The depositor has filed with the SEC a registration statement under the
Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450
Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383
Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

         Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may
obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at
http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                      124

                                     RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

         Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

         The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement.
These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that

                                      125

losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Credit Enhancement Act of 1984, as amended.
Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         The depositor may offer each series of securities through Bear, Stearns
& Co. Inc. (BS&Co.) or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities
Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

         This prospectus may be used, to the extent required, by BS&Co. in connection with offers and sales related to market-making transactions. BS&Co.
may act as principal or agent in such transactions. Such transactions will be at prices related to the prevailing market prices at the time of sale.

                                      126

                                GLOSSARY OF TERMS

     Agency Securities. Mortgage-backed securities issued or guaranteed by
Ginnie Mae, Fannie Mae or Freddie Mac.

     Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

     o    the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment
          Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

     o    the then outstanding principal balance of the primary assets.

     Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

     Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

     Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

     Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

     Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

         OID Regulations. Sections 1271 through 1275 of the Internal Revenue
Code of 1986, as amended, and the Treasury regulations issued thereunder on
February 2, 1994 and amended on June 11, 1996.

                                      127

     Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

     Private Label Securities. Private mortgage-backed securities, other than
Agency Securities, backed or secured by underlying loans that may be Residential
Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing
Contracts.

     Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

     U.S. Person: Any of the following:

     o    a citizen or resident of the United States;

     o    a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes)
          organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

     o    an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the
          United States; or

     o    a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more
          U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as
U.S. Persons will also be treated as U.S. Persons.

70165270

                                      128

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                                 $343,682,000
                                 (APPROXIMATE)

                        HOME EQUITY LOAN-BACKED NOTES,
                                 SERIES 2005-A

                   IRWIN WHOLE LOAN HOME EQUITY TRUST 2005-A
                                    ISSUER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                   DEPOSITOR

                       IRWIN UNION BANK AND TRUST COMPANY
                         ORIGINATOR AND MASTER SERVICER

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------

                            BEAR, STEARNS & CO. INC.

                              ---------------------

                                JANUARY 25, 2005

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any State or jurisdiction in which, or to any person to whom, such offer would be unlawful.
The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.